Exhibit 10.8

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED AND RESTATED

COLLABORATION AGREEMENT

by and between

Medivation, Inc.

and

Pfizer Inc.

Signing Date: August 29, 2008

As Amended and Restated: October 20, 2008

Effective Date: October 21, 2008

-i-

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(CONTINUED)

-ii-

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(CONTINUED)

-iii-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED)

-iv-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED)

-v-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED)

-vi-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED)

-vii-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED)

-viii-

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(CONTINUED)

-ix-

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(CONTINUED)

-x-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(CONTINUED)

-xi-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

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AMENDED AND RESTATED COLLABORATION AGREEMENT

THIS AMENDED AND RESTATED COLLABORATION AGREEMENT (the “Agreement”) is entered into as of August 29, 2008 (the “Signing Date”) and amended and restated as of October 20, 2008 by and between MEDIVATION, INC., a Delaware corporation having its principal place of business at 201 Spear Street, 3rd Floor, San Francisco, California 94105, United States (“Medivation”) and PFIZER INC., a Delaware corporation having its principal place of business at 235 East 42nd Street, New York, New York 10017 (“Partner”). Medivation and Partner are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

Partner is a fully-integrated pharmaceutical company with expertise in the development, manufacture and commercialization of human therapeutic products.

Medivation is a biotechnology company with expertise and experience in the identification and development of product candidates for multiple indications, including neurological indications.

Medivation is conducting Phase 3 human clinical trials with respect to DimebonTM for the treatment of Alzheimer’s disease and will be conducting a Phase 3 human clinical trial in Huntington’s disease.

Partner and Medivation desire to establish a broad, worldwide, strategic collaboration for the joint continued development and, if successful, regulatory approval for and commercialization of Dimebon, in both its existing formulation and one new formulation.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1. In addition, the terms “includes,” “including,” “include” and derivative forms of them shall be deemed followed by the phrase “without limitation” (regardless of whether it is actually written there (and drawing no implication from the actual inclusion of such phrase in some instances after such terms but not others)).

1.1 “2003 OIG Guidance” has the meaning set forth in Section 5.11(j)(i).

1.2 “ACCME Standards” has the meaning set forth in Section 5.11(j)(i).

1.3 “Acquiror” has the meaning set forth in Section 15.5.

1.4 “Acquisition” has the meaning set forth in Section 15.6(d).

1.5 “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that directly or indirectly controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the possession, either directly or indirectly through one or more intermediaries, of (a) power to direct or cause the direction of the management or policies of such entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of at least 50% of the voting securities or other ownership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity.

1.6 “Anticipated Approval Date” has the meaning set forth in Section 5.3.

1.7 “Applicable Laws” means, with respect to a given country, the applicable laws, rules and regulations that may be in effect from time to time in such country and that relate to a Party’s activities under this Agreement, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities of such country.

1.8 “Approved Third Party Payment” has the meaning set forth in Section 7.7.

1.9 “Backup Product” means a Product containing an Other Patented Molecule Developed or Commercialized by the Parties following any termination of Development of Dimebon Products for technical, medical or scientific reasons.

1.10 “Bankrupt Party” has the meaning set forth in Section 13.8.

1.11 “Business Combination” means, with respect to a Party, an acquisition, merger, reorganization, consolidation or other business combination involving such Party or any of its subsidiaries or material assets, or a disposition of all or substantially all of the assets of such Party or any of its subsidiaries.

1.12 “Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in New York, New York.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.13 “Calendar Quarter” means for each Calendar Year, each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter for the first Calendar Year shall extend from the Effective Date to the end of the first complete calendar quarter thereafter.

1.14 “Calendar Year” means, for the first calendar year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.15 “Claim” has the meaning set forth in Section 11.3.

1.16 “Clinical Trial” means any human clinical trial of a Product.

1.17 “CMC Development” means the activities to enable Development of the Collaboration Molecules and Products and design of the manufacturing process for the supply of clinical and commercial quantities of Product which include manufacturing process development and scale-up, bulk production and fill/finish work associated with the supply of Product for Non-Clinical Studies and Clinical Trials, and related quality assurance technical support activities as well as validation and qualification of commercial manufacturing processes.

1.18 “Collaboration” has the meaning set forth in Section 2.1.

1.19 “Collaboration Molecule” means

(a) Dimebon; or

(b) any Other Patented Molecule.

1.20 “Collaboration Patents” means all Medivation Patents, all Partner Patents claiming Sole Inventions and all Joint Patents.

1.21 “Commercialization” means the commercial manufacture, marketing, promotion, sale and/or distribution of Product in the Territory. Commercialization shall include commercial activities in preparation for the First Commercial Sale of Product. “Commercialize” has a correlative meaning.

1.22 “Commercialization Costs” means all costs incurred by or on behalf of either Party that are directly and reasonably allocable to the Commercialization of Products in the Territory. Commercialization Costs shall specifically exclude corporate overhead of each Party and [*].

1.23 “Committee” means the Joint Steering Committee, Joint Development Committee, Joint Manufacturing Committee, Joint Commercialization Committee, or Joint Regulatory Committee, or any other subcommittee established under Article 2, as applicable.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.24 “Complete Response Letter” means (a) a response from the FDA following the first acceptance by the FDA of the filing of the first NDA for a particular Product indicating that the Regulatory Approval of such NDA is delayed or conditioned upon additional information becoming available or additional activities being performed for such Product or (b) a response from the applicable Regulatory Authority following the first filing of an MAA for a particular Product (and, if applicable, acceptance of such filing by the applicable Regulatory Authority) that the Regulatory Approval of such MAA is delayed or conditioned upon additional information becoming available or additional activities being performed with respect to the Product.

1.25 “Competing Product” means any pharmaceutical product used in the Field containing an active pharmaceutical ingredient which mediates its therapeutic effect through the same primary molecular target(s) as Dimebon other than (i) Products and (ii) any pharmaceutical compounds or pharmaceutical products whose primary mechanism of action is listed in Exhibit A.

1.26 “Confidential Information” means, with respect to a Party, and subject to the last paragraph of Section 12.1, all Information of such Party that is disclosed to the other Party under this Agreement, which may include, without limitation, specifications, know-how, trade secrets, technical information, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form. All confidential Information disclosed by either Party pursuant to the Existing Confidentiality Agreement shall be deemed to be the disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 12 shall not be restricted by, or be deemed a violation of, such Existing Confidentiality Agreement).

1.27 “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns such material, Information, or intellectual property right, or (b) has a license or right to use such material, Information, or intellectual property right, in each case with the ability to grant to the other Party access, a right to use, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein, without violating the terms of any agreement or other arrangement with any Third Party.

1.28 “Co-Promotion” or “Co-Promote” means those Detailing, marketing and promotional activities (including without limitation performing Sales Calls), under the same Product trademark, with respect to a Co-Promotion Product undertaken by personnel of either Party to encourage appropriate prescribing of such Co-Promotion Product in the Shared Territory.

1.29 “Co-Promotion Period” has the meaning set forth in Section 5.10(c).

1.30 “Co-Promotion Product” has the meaning set forth in Section 5.10(b).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.31 “Detail” or “Detailing” means, with respect to a Product, the communication by a Sales Representative during a Sales Call (a) involving face-to-face contact, (b) describing in a fair and balanced manner the FDA-approved uses and other relevant characteristics of such Product, (c) using the Promotional Materials in an effort to increase the prescribing and/or hospital ordering preferences of a Product for its FDA-approved uses in a manner consistent with this Agreement, and (d) made at such medical professional’s office, in a hospital, skilled nursing facility, assisted living facility, at marketing meetings sponsored by a Party for the Product or other appropriate venues conducive to pharmaceutical product informational communication where the principal objective is to place an emphasis on a Product with such medical professional. Details shall be measured by each Party’s internal recording of such activity; provided that such measurement shall be on the same basis as the recording Party’s measurement for its Sales Representatives’ detailing of such recording Party’s other products, consistently applied throughout the Term. If a Party has no other marketed products, subject to Section 5.10(d)(ii), it will establish a basis of internal recording of Details that is reasonable as a basis for recording Details. For the avoidance of doubt, discussions at conventions or other meetings not specifically sponsored by a Party for a Product shall not constitute “Details” or “Detailing”.

1.32 “Detail Cost” means the PCP Sales Representative Detail Cost and the Specialist Sales Representative Detail Cost.

1.33 “Development” means all activities that relate to the development of Collaboration Molecules and Product including (a) obtaining, maintaining or expanding Regulatory Approval of a Product, for one or more indications and (b) CMC Development. This includes: (i) research, preclinical testing, toxicology, and Clinical Trials; and (ii) preparation, submission, review, and development of data or Information for the purpose of submission to a Governmental Authority to obtain, maintain and/or expand Regulatory Approval of a Product; provided, however, that Development shall exclude Commercialization activities and the building of commercial inventory of Product or the building or construction of any manufacturing facilities. For clarity, Development shall include Phase 4 Clinical Trials that are required by a Regulatory Authority as a condition of a Regulatory Approval. “Develop” has a correlative meaning.

1.34 “Development Costs” means all costs incurred by or on behalf of either Party that are reasonably and directly allocable to the Development of Products in the Territory. Development Costs shall include Development FTEs and out-of-pocket costs actually incurred by each Party, including costs of Product or any comparator drug used in Clinical Studies, but shall specifically exclude corporate overhead of each Party. For clarity, equipment and facility depreciation and other allocations of fixed assets in use to support the Development of Products are considered reasonably allocable costs and not corporate overhead. Notwithstanding the foregoing, Development Costs shall not include Development FTE costs relating to [*] including [*].

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1.35 “Development FTE” means the equivalent of a full-time individual’s work time for a twelve (12) month period on Development of Products or Collaboration Molecules. In the case that any personnel of a Party works partially on the research and Development of Products and Collaboration Molecules and other Collaboration activities related to research and Development and partially on other work outside the Collaboration in a given fiscal year, then the full-time equivalent to be attributed to such individual’s work hereunder shall be equal to the percentage of such individual’s total work time in such fiscal year that such individual spent working on activities related to the research and Development of Collaboration Molecules and Products. Development FTE efforts shall not include the work of general corporate personnel. Each Party shall track Development FTE’s using its standard practice and normal systems and methodologies.

1.36 “Development FTE Rate” means the Development FTE personnel cost incurred by a Party which shall initially be at an annual rate of [*] per Development FTE. Commencing [*], the Development FTE Rate shall be changed annually by the JSC on the first Business Day of each Calendar Year with effect for the then-current Calendar Year, by a factor equal to the rate of change for the previous Calendar Year in the Producer Price Index as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

1.37 “Development Program” has the meaning set forth in Section 3.2(a).

1.38 “Diligent Efforts” means, with respect to a Party’s obligations under this Agreement to research, Develop or Commercialize a Product, the carrying out of such obligations or tasks with a level of efforts and resources consistent with the usual practice of such Party in pursuing the development or commercialization of its own pharmaceutical products that are of similar market potential as the Products, taking into account all relevant factors including product labeling or anticipated labeling, present and future market potential, past performance of Products and such Party’s own pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due. For the avoidance of doubt, in evaluating financial return to Partner, Partner shall not consider [*].

1.39 “Dimebon” means the molecule with the chemical structure set forth in Exhibit B.

1.40 “Dimebon Product” means a Product containing Dimebon.

1.41 “Distribution Costs” means those Commercialization Costs incurred by a Party or for its account, during the Term and pursuant to this Agreement that are directly and reasonably allocable to the distribution of a Product in the Shared Territory, including: (a) handling and transportation to fulfill orders with respect to a Product (but excluding such costs to the extent they are treated as a deduction in the definition of Net Sales); (b) customer services, including order entry, billing and adjustments, inquiry and credit and collection with respect to a Product; (c) reasonable and customary fees and other amounts payable to distributors; and (d) costs of storage and distribution of Products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.42 “DoJ” has the meaning set forth in Section 10.6.

1.43 “Effective Date” has the meaning set forth in Section 10.6.

1.44 “EMEA” has the meaning set forth in Section 1.141.

1.45 “Europe” means all of the countries of Europe, including without limitation all of the European Union member states as of the applicable time during the Term.

1.46 “European Union” means the economic, scientific and political organization of European member states, as its membership may be altered from time to time, and any successor thereto, and which, as of the Signing Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

1.47 “Executive Officer” means, in the case of Partner, any senior executive who reports directly to the Chief Executive Officer of Partner, and in the case of Medivation, Medivation’s Chief Executive Officer.

1.48 “Existing Confidentiality Agreement” means the Confidential Disclosure Agreement entered into by Partner and Medivation dated [*].

1.49 “FCPA” has the meaning set forth in Section 5.8(a).

1.50 “FDA” means the U.S. Food and Drug Administration or its successor.

1.51 “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

1.52 “Field” means the prevention, diagnosis and treatment of all human diseases.

1.53 “Field Force Detailing Costs” means (a) with respect to Medivation, the Details conducted by Medivation Sales Representatives pursuant to the Field Force Detailing Plan multiplied by the Specialist Sales Representative Detail Cost, and (b) with respect to Partner, the Details conducted by (1) Partner’s Sales Representatives whose primary role is to Detail primary care physicians multiplied by the PCP Sales Representative Detail Cost and (2) Partner’s Sales Representatives whose primary role is to Detail Specialists or physicians and Non-Prescribers in long term care, skilled nursing facilities or assisted living facilities multiplied by the Specialist Sales Representative Detail Cost.

1.54 “Field Force Detailing Plan” has the meaning set forth in Section 5.10(d)(i).

1.55 “First Commercial Sale” means, with respect to a Product and country, the first sale to a Third Party of such Product in such country after (a) Regulatory Approval and (b) in any country in which Price Approval is necessary or relevant for a majority of the population to obtain access to pharmaceutical products, Price Approval for such Product in such country.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.56 “FTC” has the meaning set forth in Section 10.6.

1.57 “GCPs” means the then-current standards, practices and procedures promulgated or endorsed by the FDA for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials as set forth in the guidelines titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures in jurisdictions outside the U.S., as they may be updated from time to time, that provide assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of trial subjects are protected.

1.58 “GLPs” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the U.S., as they may be updated from time to time.

1.59 “GMPs” means the then-current good manufacturing practices required by the FDA, as defined in 21 C.F.R. Parts 210 and 211 and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., as they may be updated from time to time. GMPs shall include applicable quality guidelines promulgated under the International Conference on Harmonization.

1.60 “Generic Product” means any pharmaceutical product that (a)(i) is sold by a Third Party that is not a licensee or Sublicensee of Partner or its Affiliates, or any of their licensees or sublicensees, under a marketing authorization granted by a Regulatory Authority to such Third Party, and (ii) contains the same Collaboration Molecule as an active pharmaceutical ingredient as the relevant Product and (b)(x) for purposes of the U.S., is approved in reliance on the prior approval of a Product as determined by the FDA, or (y) for purposes of a country outside the U.S., is approved in reliance on the prior approval of a Product as determined by the applicable Regulatory Authority.

1.61 “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.62 “HSR Act” has the meaning set forth in Section 7.9(d)(vi).

1.63 “HSR Conditions” has the meaning set forth in Section 10.6.

1.64 “Huntington’s Disease” has the meaning set forth in Section 1.71.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.65 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.66 “Indemnifying Party” has the meaning set forth in Section 11.3.

1.67 “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including, without limitation, know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission summaries and regulatory submission documents, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.68 “Initial Approval Date” has the meaning set forth in Section 3.2(d)(ii).

1.69 “Initial Approval Studies” means the studies listed in Exhibit E hereto.

1.70 “Initial Dimebon Product” means the immediate release Dimebon Product being developed by Medivation as of the Signing Date as the candidate for initial Regulatory Approval, together with any modifications thereto that may be approved by the Parties.

1.71 “Initial Indications” means symptomatic improvement in mild-to-moderate Alzheimer’s disease, severe Alzheimer’s disease and Alzheimer’s disease related psychosis, and symptomatic improvement in Huntington’s disease (“Huntington’s Disease”).

1.72 “Initial Joint Development Plan” has the meaning set forth in Section 3.2(b).

1.73 “Initial Shared Territory Commercialization Budget” has the meaning set forth in Section 5.2.

1.74 “Initial Shared Territory Commercialization Plan” has the meaning set forth in Section 5.2.

1.75 “Joint Commercialization Committee” or “JCC” means the committee formed by the Parties as described in Section 2.6(a).

1.76 “Joint Commercialization Costs” means, with respect to a given Product and a given time period, those expenses incurred by a Party in performing its obligations under the Shared Territory Commercialization Plan and in accordance with the Shared Territory Commercialization Budget (other than with respect to Regulatory Costs as specified below) then in effect and that are directly and reasonably allocable to Commercialization (or Development

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

with respect to Regulatory Costs) of such Product in the Shared Territory and incurred in accordance with an approved Shared Territory Commercialization Plan and Budget (other than with respect to Regulatory Costs as specified below), and that consist of: (a) Manufacturing Costs for the Shared Territory; (b) Sales and Marketing Costs; (c) costs associated with Medical Education Activities, and other ancillary services to the foregoing (to the extent not otherwise included in Sales and Marketing Costs); (d) Distribution Costs; (e) Third Party Payments with respect to the Shared Territory, subject to Section 7.7; (f) Trademark Costs; (g) costs of patient assistance and indigent/expanded access programs with respect to a Product in the Shared Territory; (h) import duties and similar charges for Products sold in the Shared Territory, to the extent not recovered as a Manufacturing Cost; (i) amounts written off by reason of uncollectible debts, to the extent consistent with Partner’s business practices for its other pharmaceutical products in the Shared Territory; (j) costs of developing information and data specifically intended for national accounts, managed care organizations and group purchasing organizations with respect to a Product; (k) costs of conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to Commercialization of a Product in the Shared Territory and (l) all Regulatory Costs for the Shared Territory incurred by a Party in performing its obligations under the Shared Territory Commercialization Plan or the Joint Development Plan. Joint Commercialization Costs shall include such Commercialization Costs which are incurred after the Effective Date and prior to the First Commercial Sale of Product in the Shared Territory (pre-launch costs). To the extent that any of the foregoing expenses apply to both the Shared Territory and the Licensed Territory, such costs shall be reasonably allocated between the Shared Territory and the Licensed Territory by unanimous decision of the JCC based on the expected benefit in the Shared Territory and the Licensed Territory as determined by the composition of the expected target audience or any other reasonable criteria determined by the JCC. Notwithstanding the foregoing, Joint Commercialization Costs shall exclude: (i) Commercialization Costs incurred solely with respect to the Licensed Territory; (ii) any Development Costs other than Regulatory Costs; (iii) income tax liabilities and corporate overhead costs of either Party; (iv) [*]; and (v) Commercialization Costs and Regulatory Costs incurred prior to the Effective Date.

1.77 “Joint Development Budget” means the budget associated with the Joint Development Plan, detailing the anticipated Joint Development Costs and approved by the JSC.

1.78 “Joint Development Committee” or “JDC” means the committee formed by the Parties as described in Section 2.3(a).

1.79 “Joint Development Costs” means all Development Costs that are directly and reasonably allocable to the Development of Products attributable to the Shared Territory and incurred in accordance with approved Joint Development Plans and Joint Development Budgets for the applicable Products. For the avoidance of doubt, Joint Development Costs shall include (a) Development FTE costs, (b) costs of CROs and other Third Parties engaged to conduct Development according to the Joint Development Plan, (c) costs of Non-Clinical Studies and Clinical Trials (including Phase 4 Clinical Trials), (d) costs of drug product or comparator drugs, (e) Manufacturing Costs incurred with respect to Development of Products for the Shared

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Territory, and (f) costs of conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to Development of a Product in the Shared Territory. Notwithstanding the foregoing, Joint Development Costs shall exclude: (i) Development Costs incurred solely with respect to the Licensed Territory for activities or data which will not be utilized in the Shared Territory; (ii) any Commercialization Costs; (iii) income tax liabilities and corporate overhead costs of either Party; (iv) Development Costs incurred prior to the Effective Date and (v) Regulatory Costs. For clarity, Joint Development Costs shall include one hundred percent (100%) of the costs of Non-Clinical Studies and Clinical Trials and manufacturing activities related to Development applicable for both the Shared Territory and the Licensed Territory, and Partner shall be able to use the results of those Clinical Trials in the Licensed Territory without further cost.

1.80 “Joint Development Plan” has the meaning set forth in Section 3.2(a).

1.81 “Joint Inventions” has the meaning set forth in Section 9.1.

1.82 “Joint Manufacturing Budget” has the meaning set forth in Section 6.2(b).

1.83 “Joint Manufacturing Plan” has the meaning set forth in Section 6.1.

1.84 “Joint Manufacturing Committee” or “JMC” means the committee formed by the Parties as described in Section 2.5(a).

1.85 “Joint Patent” has the meaning set forth in Section 9.3(c).

1.86 “Joint Regulatory Committee” or “JRC” means the committee formed by the Parties as described in Section 2.4(a).

1.87 “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 2.2(a).

1.88 “Key Markets” means [*].

1.89 “Launch Product Volume” has the meaning set forth in Section 6.3(b).

1.90 “Launch Product Volume Criteria” has the meaning set forth in Section 6.3(b).

1.91 “Licensed Territory” means all countries of the world other than the Shared Territory.

1.92 “Manufacturing Costs” means costs of manufacturing a Product which Product is either: (a) supplied to a Party by a Third Party; or (b) manufactured directly by a Party or its Affiliate, in each case to the extent such costs are directly and reasonably allocable to the Development or Commercialization of a Product in the Territory, as further described below and in accordance with generally accepted accounting principles in the U.S. (“US GAAP”).

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Manufacturing Costs shall be included in Joint Commercialization Costs on a “cost of sales” basis as Product is sold, or Joint Development Costs on a usage basis as clinical supplies are used, as the case may be, in each case via standard costs and reconciliation for variances to standard cost and inventory write-offs. In the event that a Party performs any of its manufacturing and supply obligations through one or more Affiliates, any inter-company amounts or fees paid for any such services or Product or any intermediate used therein by such Party shall not be included in calculating Manufacturing Costs and only those costs directly incurred by such Affiliate shall be so included.

For costs in subsection (a), Manufacturing Costs means: (i) the amount paid to such a Third Party (excluding any Third Party Payments); plus (ii) the relevant manufacturing Party’s reasonable direct and identifiable internal costs and out-of-pocket costs, incurred or accrued (including any prepayments) by the manufacturing Party in connection with inventory write-offs, variances, manufacturing process improvements, storage, freight, manufacturing scale-up, manufacturing site qualification, materials, quality assurance and quality control (including testing), supply chain management, capital equipment, similar activities comprising the manufacturing Party’s oversight of the manufacturing process of the Third Party, and any value-added tax or similar tax due for amounts paid to such Third Party, but excluding costs otherwise included within Development Costs.

For costs in subsection (b), Manufacturing Costs means the “standard cost” per unit, including variances to standard costs and inventory write-offs. This standard cost shall include the cost of materials, labor, and other direct and identifiable variable costs incurred or accrued by the manufacturing Party in connection with the manufacture of a Product, manufacturing process improvements, storage, freight, manufacturing scale-up, manufacturing site qualification, quality assurance and quality control (including testing), supply chain management, and costs of equipment, plant operations and plant support services necessary to produce a Product, but excluding costs otherwise included within Development Costs. These costs of plant operations and support services shall include utilities, maintenance, engineering, safety, human resources, finance, plant management and other similar activities, including idle plant capacity reserved specifically for the Product based on anticipated Product volumes in the ensuing [*] months. Costs that cannot be identified to a specific activity supporting manufacturing of a Product, such as charges for corporate overhead or excess capacity not specifically reserved for the Product as described above, shall be excluded from the determination of Manufacturing Costs.

Subject to the preceding paragraph, “standard cost” per unit for purposes of ongoing cost accounting purposes shall be calculated in accordance with Partner’s then-current standard cost manual that is applied consistently to all pharmaceutical products sold by Partner. The Parties shall reconcile the standard cost charges, and appropriate credits or payments from one Party to the other shall be made to effect such reconciliation not less than [*] against the above Manufacturing Cost definition.

Manufacturing Costs shall include costs of such activities that are undertaken at any time during the Term of this Agreement (including manufacturing activities relating to the Commercialization of a Product that are undertaken prior to the initial Regulatory Approval of such Product).

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1.93 “Marketing Authorization Application” or “MAA” means an application for Regulatory Approval in a country, territory or possession other than the Shared Territory.

1.94 “Marks” has the meaning set forth in Section 9.9.

1.95 “Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical or physical materials and other similar materials, but excluding tangible Commercialization materials such as advertising and promotional materials and sales force materials.

1.96 “Medical Education Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Product sold in the Shared Territory, including by way of example: (a) activities of medical scientific liaisons who (x) conduct service-based medical activities including providing input and assistance with consultancy meetings, recommend investigators for clinical trials and provide input in the design of such trials and other research related activities, and (y) deliver non-promotional communications and conduct non-promotional activities including responding to enquiries of medical professionals for off-label information and presenting new clinical trial and other scientific information; (b) grants to support continuing medical education, symposia, or third party research related to a Product in the Shared Territory; and (c) development, publication and dissemination of publications relating to a Product in the Shared Territory, as well as medical information services provided in response to inquiries communicated via Sales Representatives or received by letter, phone call or email.

1.97 “Medivation Claims” has the meaning set forth in Section 11.2.

1.98 “Medivation Damages” has the meaning set forth in Section 11.2.

1.99 “Medivation Detail Requirement” means the Specialty Detail Effort multiplied by the Medivation Promotional Share.

1.100 “Medivation Indemnitees” has the meaning set forth in Section 11.2.

1.101 “Medivation Know-How” means all Information Controlled as of the Effective Date or thereafter during the Term by Medivation and/or its Affiliate(s) and reasonably necessary or useful for the research, development, manufacture, use, importation or sale of Collaboration Molecules or Products in the Field; including, without limitation, any such Information made or generated by or on behalf of Medivation or its Affiliate in the course of performing Medivation’s obligations or exercising Medivation’s rights under this Agreement. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of Medivation, except as provided in Section 15.5. For additional clarity, Medivation Know-How shall exclude rights under any Medivation Patents and Medivation’s interests in Joint Patents and Joint Inventions.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.102 “Medivation Patents” means all patents and patent applications that are Controlled as of the Effective Date or thereafter during the Term by Medivation and/or its Affiliate(s) and that claim the composition of matter, manufacture or use of one or more Collaboration Molecules or Products or that would otherwise be infringed, absent a license, by the manufacture, use or sale of any Collaboration Molecule or Product. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of Medivation except as provided in Section 15.5. For additional clarity, Medivation Patents shall exclude the Joint Patents.

1.103 “Medivation Sales Force” has the meaning set forth in Section 5.11(e)(i).

1.104 “Medivation Sales Force Trainers” has the meaning set forth in Section 5.11(e)(i).

1.105 “Medivation Sales Representatives” has the meaning set forth in Section 5.11(e)(i).

1.106 “Medivation Technology” means the Medivation Patents, Medivation Know-How, and Medivation’s interest in Joint Patents and Joint Inventions.

1.107 “MHLW” has the meaning set forth in Section 1.141.

1.108 “MMA” has the meaning set forth in Section 5.11(j)(ii).

1.109 “NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA.

1.110 “Net Sales” means, with respect to any Product, the gross amount invoiced by Partner, any Affiliate, or Sublicensee for sales of such Product to a Third Party less deductions for:

(a) transportation charges, and other charges, such as insurance, relating thereto,

(b) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of such Product and actually paid,

(c) allowances actually granted or allowed,

(d) quantity discounts, cash or other discounts (e.g., early payment) or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of the such Product,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) allowances or credits to customers actually given and not in excess of the selling price of such Product, on account of rejection, outdating recalls or return of such Product, and

(f) discounts, rebates, reimbursements, fees or similar payments to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations or arising in connection with any Pfizer Discount or Savings Program (as defined below).

For purposes of this definition of “Net Sales” only, “Pfizer Discount or Savings Program” means any discount, rebate or reimbursement program applicable to a Product under which Partner or its Affiliates provides to low income, uninsured or other patients the opportunity to purchase Pfizer pharmaceutical products at discounted prices.

The calculation of Net Sales will involve the use of estimates for certain deductions above. Those estimates will be accrued and Net Sales trued-up at least quarterly to actual in accordance with US GAAP and Partner’s internal accounting policies, as consistently applied.

Sales between Partner and its Affiliates and Sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is an end user.

In the case of the Licensed Territory, if a Product either (i) is sold in the form of a combination product containing both a Collaboration Molecule and one or more independently therapeutically active pharmaceutical molecules (i.e. a chemical entity performing a therapeutic or prophylactic function distinct from the enhancement of the activity or bioavailability of the Collaboration Molecule itself) that are not Collaboration Molecules or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case of (i) or (ii), a “Combination Product”), the Net Sales of such Product for the purpose of calculating royalties owed under this Agreement for sales of such Product, shall be determined as follows: first, Partner shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of the Product, if sold separately, and B is the total invoice price of any other active pharmaceutical molecule or delivery device in the combination if sold separately. If any other active pharmaceutical molecule or delivery device in the combination is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of the Product if sold separately, and C is the invoice price of the Combination Product. If neither the Product nor any other active pharmaceutical molecule or delivery device in the Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Product in the Combination Product to the total fair market value of such Combination Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In the case of Combination Products sold in the Shared Territory, Net Sales shall be calculated [*] (i.e., Net Sales shall include [*], and the [*] with [*] or [*] shall be included as [*].

With respect to any sale of any Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales in such country during the applicable reporting period (or if there were only de minimus cash sales in such country, at the fair market value as determined by comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Products distributed for use in Clinical Trials or for promotional purposes.

Net Sales shall be determined in accordance with US GAAP principles regularly employed by Partner, its Affiliate(s), and/or Sublicensees (as applicable) with respect to the transactions in question.

1.111 “Non-Clinical Studies” means all non-human studies of Collaboration Molecules and Products.

1.112 “Non-Prescriber” has the meaning set forth in Section 1.151.

1.113 “OIG” has the meaning set forth in Section 5.11(j)(i).

1.114 “Operating Profit (or Loss)” means, for a given period of time, Net Sales of Products in the Shared Territory during such period, less the sum of (a) Joint Commercialization Costs and (b) Joint Development Costs incurred during such time period. For sake of clarity, Operating Profit (or Loss) shall be determined prior to application of any income taxes, and if such terms are used individually, “Operating Profit” shall mean a positive Operating Profit (or Loss), and “Operating Loss” shall mean a negative Operating Profit (or Loss).

1.115 “Other Indications” means an indication in the Field other than the Initial Indications.

1.116 “Other Patented Molecule” means any molecule other than Dimebon, the use of which for the treatment of neurodegenerative diseases would be covered by [*].

1.117 “Partner CIA” has the meaning set forth in Section 5.11(j)(i).

1.118 “Partner Claims” has the meaning set forth in Section 11.1.

1.119 “Partner Damages” has the meaning set forth in Section 11.1.

1.120 “Partner Indemnitees” has the meaning set forth in Section 11.1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.121 “Partner Know-How” means all Information Controlled as of the Effective Date or thereafter during the Term by Partner and/or its Affiliate(s) that is reasonably necessary or useful for the research, development, manufacture, use, importation or sale of Products in the Field; including, without limitation, any such Information made or generated by or on behalf of Partner or its Affiliate(s) or Sublicensee(s) in the course of performing Partner’s obligations or exercising Partner’s rights under this Agreement. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of, or by, Partner, except as provided in Section 15.5. For additional clarity, Partner Know-How shall exclude rights under any Partner Patents and Partner’s interests in Joint Patents and Joint Inventions.

1.122 “Partner Patents” means all patents and patent applications that are Controlled as of the Effective Date or thereafter during the Term by Partner and/or its Affiliate(s) and that claim the composition of matter, manufacture or use of one or more Collaboration Molecules or Products or that would otherwise be infringed, absent a license, by the manufacture, use or sale of any Collaboration Molecule or Product. For clarity, the use of “Affiliate” in this definition shall exclude any Third Party that becomes an Affiliate due to such Third Party’s acquisition of, or by, Partner except as provided in Section 15.5. For further clarity, Partner Patents shall exclude the Joint Patents.

1.123 “Partner Quarter” means each of the four (4) thirteen (13) week periods (a) with respect to the U.S., commencing on January 1 of any Calendar Year, and (b) with respect to any country in the Territory other than the U.S., commencing on December 1 of any Calendar Year.

1.124 “Partner Technology” means the Partner Patents, Partner Know-How, and Partner’s interest in Joint Patents and Joint Inventions.

1.125 “Partner Year” means the twelve (12) month period (a) with respect to the U.S., commencing on January 1 of any Calendar Year, and (b) with respect to any country in the Territory other than the U.S., commencing on December 1 of any Calendar Year.

1.126 “Partner Withholding Tax Action” has the meaning set forth in Section 8.7(c).

1.127 “PCP Sales Representative Detail Cost” means commencing with the Effective Date, [*] per Detail in the U.S. to a [*] conducted by a Party’s Sales Representative whose primary responsibility is to Detail [*]. Throughout the [*], the PCP Sales Representative Detail Cost for the previous Calendar Year shall be amended on the first Business Day of each Calendar Year with effect for the then-current Calendar Year, by a factor equal to the rate of change for the previous Calendar Year in the Producer Price Index as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

1.128 “PDM Act” has the meaning set forth in Section 5.11(j)(i).

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1.129 “Phase 4 Clinical Trial” means a Clinical Trial of a Product conducted after Regulatory Approval of such Product has been obtained from an appropriate Regulatory Authority, which trial is (a) conducted voluntarily by a Party to enhance marketing or scientific knowledge of the Product, or (b) conducted due to a request or requirement of a Regulatory Authority.

1.130 “PhRMA” has the meaning set forth in Section 5.11(j)(i).

1.131 “PhRMA Code” has the meaning set forth in Section 5.11(j)(i).

1.132 “PMDA” has the meaning set forth in Section 1.141.

1.133 “Pre-Launch Manufacturing and CMC Development Cost Cap” means the maximum amount that Partner will seek to recover from Medivation for Medivation’s share (i.e., 40%) of the total aggregate annual budget for Manufacturing conducted by Partner with respect to Development of, and CMC Development activities (including Development FTEs for CMC Development but excluding the cost of pharmaceutical products other than Products used in Clinical Trials) conducted by Partner for, the Initial Dimebon Product prior to the First Commercial Sale of such Product as described in Exhibit C attached hereto.

1.134 “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.135 “Product” means any pharmaceutical product, including all forms, presentations, doses and formulations, containing a Collaboration Molecule alone or in combination with other therapeutically active ingredients; it being understood that all pharmaceutical products that contain the same Collaboration Molecule shall be considered the same Product.

1.136 “Product Infringement” has the meaning set forth in Section 9.4(a).

1.137 “Promotional Materials” means all Sales Representative training materials and all written, printed, graphic, electronic, audio or video matter, including, without limitation, journal advertisements, sales visual aids, leave behind items, formulary binders, reprints, direct mail, direct-to-consumer advertising, internet postings, internet sites, broadcast advertisements and sales reminder aides (for example, note pads, pens and other such items) intended for use or used by either Party or its Affiliates or Sublicensees in connection with any promotion of a Co-Promotion Product.

1.138 “Publication” has the meaning set forth in Section 12.4.

1.139 “[*]” means an [*] product that is [*] to the Initial Dimebon Product, as determined by the JDC.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.140 “Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a Product for one or more indications in the Field and in a country or regulatory jurisdiction, which may include, without limitation, satisfaction of all applicable regulatory and notification requirements, but which shall exclude Price Approval.

1.141 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Product in such country or regulatory jurisdiction, including without limitation, (a) the FDA, (b) the European Medicines Agency (“EMEA”), (c) the European Commission, and (d) Japanese Ministry of Health, Labour and Welfare (“MHLW”), (e) Japanese Pharmaceuticals and Medical Devices Agency (“PMDA”) and in each of (a) through (e), including any successor thereto.

1.142 “Regulatory Costs” means costs incurred to prepare Product regulatory submissions to obtain and/or maintain Regulatory Approval and to comply with post-Regulatory Approvals requirements of a Regulatory Authority, including FDA user and other fees, reporting and regulatory affairs activities, and recalls and withdrawals for Products (other than costs for Products that are deductible from Net Sales or that are included as Development Costs).

1.143 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product other than patents, including, without limitation, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), or rights similar thereto outside the U.S.

1.144 “Regulatory Issue” means any matter involving interaction with a Regulatory Authority or compliance with regulatory requirements.

1.145 “Regulatory Materials” means regulatory applications, submissions, notifications, correspondences, registrations, Regulatory Approvals and/or other filings made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to Develop, manufacture, market, sell or otherwise Commercialize a Product in a particular country or regulatory jurisdiction. Regulatory Materials include, without limitation, INDs, MAAs, and NDAs.

1.146 “Restricted Product” has the meaning set forth in Section 7.9(b).

1.147 “Reverted Partner Know-How” means Partner Know-How excluding any Partner Know-How directed to (i) [*], or (ii) [*] in a [*], alone or in combination with each other or with Dimebon.

1.148 “Reverted Partner Patents” means Partner Patents excluding any claims therein that cover or claim (i) [*], or (ii) [*] in a [*], alone or in combination with each other or with Dimebon.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.149 “Royalty Term” has the meaning set forth in Section 8.5(c).

1.150 “Sales and Marketing Costs” means (1) the out-of-pocket costs that are directly and reasonably allocable to the sales and marketing of a Product in the Shared Territory and that are compliant with Applicable Laws and applicable guidelines concerning the advertising, sales and marketing of prescription drug products (e.g. PhRMA Code), including: (a) activities directed to the advertising and marketing of a Product; (b) professional education in the Shared Territory for U.S.-based professionals (to the extent not performed by Sales Representatives), including launch meetings; (c) costs of advertising, public relations and medical education agencies with respect to a Product; (d) peer-to-peer activities with respect to a Product, such as grand rounds, and lunch and dinner meetings; (e) speaker programs with respect to a Product, including the training of such speakers; (f) developing and providing training packages, promotional literature, Samples, Promotional Materials and other selling materials with respect to a Product; (g) developing and performing market research with respect to a Product and developing branding, communications and life cycle management plans; (h) conducting symposia and opinion leader development activities with respect to a Product; (i) developing reimbursement programs with respect to a Product; and (j) e-details or detailing through video and (2) subject to Section 5.10(d), Field Force Detailing Costs.

1.151 “Sales Call” means a personal visit by a Sales Representative to (a) one or several medical professional(s) having prescribing authority in the part of the Field for the indications in which such Product is approved, as well as (b) other individuals or entities that have significant impact or influence on prescribing decisions in the part of the Field in which such Product is approved (“Non-Prescribers”), including retail pharmacists, and ancillary staff in long term care, skilled nursing facilities or assisted living facilities such as clinical pharmacists, DONs, and CNAs but not staff in community physician offices.

1.152 “Safe Harbor Regulations” has the meaning set forth in Section 5.11(j)(i).

1.153 “Safety Risk” means, with respect to a Clinical Trial anywhere in the Territory, [*], the design of or possible results of such Clinical Trial, based on the [*] in a [*] or in a [*] with a [*], possesses a [*] safety risk.

1.154 “Sales Representative” means a pharmaceutical sales representative employed by either Party to conduct Detailing and other promotional efforts with respect to the Products in accordance with the terms of this Agreement.

1.155 “Samples” means Product packaged and distributed as a complimentary trial for use with patients in the U.S. and in accordance with the PDM Act and free goods provided for this purpose through coupons or other mechanisms.

1.156 “SEC” means the U.S. Securities and Exchange Commission.

1.157 “Shared Territory” means the U.S.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.158 “Shared Territory Commercialization Budget” has the meaning set forth in Section 5.2.

1.159 “Shared Territory Commercialization Plan” has the meaning set forth in Section 5.2.

1.160 “Sole Inventions” has the meaning set forth in Section 9.1.

1.161 “Specialist” means neurologists and psychiatrists.

1.162 “Specialist Sales Representative Detail Cost” means commencing with the Effective Date, [*] per Detail in the U.S. to a [*] conducted by a Party’s Sales Representative whose primary responsibility is to Detail [*] in [*]. Throughout the [*], the Specialist Sales Representative Detail Cost for the previous Calendar Year shall be amended on the first Business Day of each Calendar Year with effect for the then-current Calendar Year, by a factor equal to the rate of change for the previous Calendar Year in the Producer Price Index as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

1.163 “Specialty Detail Effort” means the annual aggregate number of Details to be provided by Partner and Medivation under the applicable Field Force Detailing Plan to Specialists in the Shared Territory for the purpose of promoting a Co-Promotion Product.

1.164 “Standstill Period” has the meaning set forth in Section 15.6(a).

1.165 “Standstill Provisions” has the meaning set forth in Section 15.6(c).

1.166 “Sublicense or Subcontractor Agreement” has the meaning set forth in Section 7.4(b).

1.167 “Sublicensee” means any Third Party granted a sublicense by a Party to the rights licensed to such Party pursuant to Article 7 hereof.

1.168 “Target” has the meaning set forth in Section 15.5.

1.169 “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, addition, penalty or interest), imposed, assessed or collected by any Governmental Authority.

1.170 “Term” has the meaning set forth in Section 13.1.

1.171 “Territory” means all countries in the world.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.172 “Third Party” means any entity other than Medivation or Partner or an Affiliate of either of them.

1.173 “Third Party Licenses” means those license agreements entered into, or to be entered into, by and between a Party or its Affiliate, on the one hand, and a Third Party on the other hand, to license intellectual property of the Third Party that is determined to be necessary or useful for the research, Development, manufacture, distribution, advertising or marketing, use, sale, offer to sell or importation of any Compound Molecule or Product.

1.174 “Third Party Payment” has the meaning set forth in Section 7.7.

1.175 “Trademark Costs” mean those Commercialization Costs incurred for outside counsel and other Third Parties, and filing and maintenance expenses, in each case incurred in connection with the establishment and maintenance of rights under trademarks applicable to Product in the Shared Territory, including costs of Shared Territory trademark filing and registration fees, actions to enforce or maintain a Shared Territory trademark and other Shared Territory trademark proceedings.

1.176 “Training Program” has the meaning set forth in Section 5.11(g)(i).

1.177 “Trigger Event” has the meaning set forth in Section 15.6(d).

1.178 “U.S.” means the United States of America (including all possessions and territories thereof).

1.179 “US GAAP” has the meaning set forth in Section 1.92.

1.180 “Valid Claim” means (a) a claim (including a process, use, or composition of matter claim) of an issued and unexpired patent, which has not been held invalid or unenforceable by a patent office, court or other governmental agency or an intergovernmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through reissue, disclaimer or otherwise and (b) a claim (including a process, use, or composition of matter claim) within a patent application that is pending for less than [*] years from its the earliest priority date and that has not been revoked, cancelled, withdrawn, or affirmatively abandoned, or held invalid, unenforceable, unpatentable, or abandoned by a patent office, court or other governmental agency or an intergovernmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal.

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ARTICLE 2

COLLABORATION; GOVERNANCE

2.1 Collaboration Overview. The Parties desire and intend to collaborate with respect to the Development of Products in the Field in the Territory, and Commercialization of Products in the Field in the Shared Territory, as and to the extent set forth in this Agreement (the “Collaboration”). It is intended that the Collaboration utilize Partner’s position as a large, fully-integrated pharmaceutical company, while recognizing Medivation’s current experience and expertise in, and aspirations to further develop its clinical development and commercialization capabilities with respect to, biopharmaceuticals.

2.2 Joint Steering Committee.

(a) Purpose; Formation. The Parties hereby establish a joint steering committee (the “JSC”) that will monitor and oversee the activities under this Agreement and facilitate communications between the Parties with respect to the Development and Commercialization of Products, all in accordance with this Section 2.2.

(b) Composition. Each Party shall initially appoint three (3) representatives to the JSC, each of whom will have sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. The Parties’ initial representatives to the JSC are set forth on Exhibit D. The JSC may change its size from time to time by mutual consent of its members, provided that the JSC shall at all times consist of an equal number of representatives of each of Medivation and Partner. Each Party may replace its JSC representatives at any time upon written notice to the other Party; provided, however, that replacement of any JSC representative with an individual with lower seniority (as determined by such individual’s role within a Party’s organization and not by his/her title) shall require approval of the other Party which approval shall not be unreasonably withheld. The JSC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JSC, provided that such participants are involved in activities related to Collaboration Molecule or Products and shall have no voting authority at the JSC. The JSC shall have a chairperson, who shall serve for a term of one year, and who shall be selected alternately, on an annual basis, by Medivation or Partner. The initial chairperson shall be selected by Partner. The role of the chairperson shall be to convene and preside at meetings of the JSC, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JSC representatives.

(c) Specific Responsibilities. In addition to its overall responsibility for monitoring and providing a forum to discuss and coordinate the Parties’ activities under this Agreement, the JSC shall in particular:

(i) oversee the collaborative activities of the Parties under this Agreement;

(ii) receive and discuss reports from the JDC, JMC, JRC and JCC and provide guidance thereto, and subject to Section 5.3, approve the Shared Territory Commercialization Plan and Shared Territory Commercialization Budget, the Joint Development Plan and Joint Development Budget, and the Joint Manufacturing Plan and Joint Manufacturing Budget, and in each case, any amendments thereto;

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(iii) review strategies for obtaining, maintaining, defending and enforcing trademark protection for Products within the Territory;

(iv) attempt to resolve issues presented to it by, and disputes within, the JDC, JMC, JCC, JRC, or any other subcommittee;

(v) establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement; and

(vi) perform such other functions as appropriate to further the purposes of this Agreement as allocated to it in writing by the Parties or as specified in the Agreement in Sections 5.5, 7.7, 8.2 and 9.3(d).

(d) Meetings. The Parties shall endeavor to have their first meeting of the JSC within [*] days after the Effective Date. The JSC shall meet at least [*] per [*] during the Term spaced at regular intervals unless the Parties mutually agree in writing to a different frequency for such meetings. Either Party may also call a special meeting of the JSC (by videoconference or teleconference) by at least [*] Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such Party shall provide the JSC no later than [*] Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision; provided that for time sensitive matters, a Party may call a special meeting of the JSC with less than [*] Business Days notice if the Parties agree that an issue warrants an expedited meeting. No later than [*] Business Days prior to any meeting of the JSC, the chairperson of the JSC shall prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JSC may meet in person, by videoconference or by teleconference. Notwithstanding the foregoing, at least [*] meeting per [*] shall be in person unless the Parties mutually agree in writing to waive such requirement in lieu of a videoconference or teleconference. In-person JSC meetings will be held at locations in the U.S. alternately selected by Medivation and by Partner. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the JSC will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect, without limitation, material decisions made at such meetings. The JSC chairperson shall send draft meeting minutes to each member of the JSC for review and approval within [*] Business Days after each JSC meeting. Such minutes will be deemed approved unless one or more members of the JSC objects to the accuracy of such minutes within [*] Business Days of receipt.

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(e) Decision-Making. In addition to resolving issues specifically delegated to it, the JSC shall have the authority to resolve any disputes within the Collaboration not resolved by the JDC, JMC, JCC, or JRC, except where expressly specified elsewhere in this Agreement. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party, and all decision making shall be by consensus to the extent feasible. If the JSC is unable to reach consensus on any issue for which it is responsible, such issue shall be resolved in accordance with Section 2.7(b).

2.3 Joint Development Committee.

(a) Formation; Composition. Within [*] days after the Effective Date, the Parties shall establish a committee to oversee Development of Product(s) in the Territory in accordance with the Joint Development Plan(s) for such Product(s) and to coordinate the Development activities of the Parties (the “JDC”), provided that primary responsibility for coordinating CMC Development shall be with the JMC. Each Party shall initially appoint three (3) representatives to the JDC, with each representative having knowledge and expertise in the development of products similar to the Products and having sufficient seniority within the applicable Party to make decisions arising with the scope of the JDC’s responsibilities. The JDC may change its size from time to time by mutual consent of its members, provided that the JDC shall consist at all times of an equal number of representatives of each of Medivation and Partner. Each Party may replace its JDC representatives at any time upon written notice to the other Party. The JDC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JDC, provided that such participants are involved in activities related to Collaboration Molecule or Products and shall have no voting authority at the JDC. The JDC shall have a chairperson, who shall serve for a term of one year, and who shall be selected alternately, on an annual basis, by Medivation or Partner. The initial chairperson shall be selected by Medivation. The role of the chairperson shall be to convene and preside at meetings of the JDC, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JDC representatives.

(b) Specific Responsibilities of the JDC. In addition to its general responsibilities, the JDC shall in particular:

(i) discuss, prepare and approve for submission to the JSC annual and interim amendments to the Joint Development Plan and Joint Development Budget for each Product;

(ii) oversee the conduct of the Development Program;

(iii) review and modify the Development FTE Rate used to calculate Joint Development Costs;

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(iv) review and update monthly financial forecasts to ensure actual and anticipated spend is within the approved Joint Development Budget;

(v) create, implement and review the overall strategy for Development and the design and objectives of all Clinical Trials and Non-Clinical Studies conducted under each Joint Development Plan (other than investigator initiated Clinical Trials and Phase 4 Clinical Trials). For the Initial Approval Studies that have not been initiated and Non-Clinical Studies and Clinical Trials that are not included in the Initial Development Plan, the JDC will form a joint development working group for each study with members from each Party (as designated by such Party) that will prepare and make recommendations on study design (including objectives, study endpoints, population, sample size, duration and statistical analysis plan) and the execution of such studies to the JDC and the JDC will review and approve the final study design and protocols for such studies.

(vi) decide whether and when to initiate or discontinue, and oversee the conduct of, any Clinical Trial and any Non-Clinical Study under each Joint Development Plan;

(vii) allocate budgeted resources (to the extent applicable) and determine priorities for each Clinical Trial and Non-Clinical Study under each Joint Development Plan, other than Phase 4 Clinical Trials and any investigator-initiated Clinical Trials;

(viii) facilitate the flow of Information between the Parties with respect to Development of Collaboration Molecules and Product in the Territory;

(ix) discuss and decide whether to Develop (x) Products (other than the Initial Dimebon Product) and for which indications and (y) the Initial Dimebon Product for Other Indications;

(x) allocate primary responsibility as between the Parties for tasks relating to Development of Collaboration Molecules and Products where not already specified in the Joint Development Plan; and

(xi) perform such other functions as may be appropriate to further the purposes of this Agreement, as directed by the JSC or as specified in this Agreement pursuant to Sections 1.139, 3.2(b) and 8.2(a)(i).

(c) Meetings. During the period prior to [*], the JDC shall meet at least [*] per [*], spaced at regular intervals unless the Parties mutually agree in writing to a different frequency. Thereafter, the JDC shall meet at least [*] per [*], spaced at regular intervals unless the Parties mutually agree in writing to a different frequency. Following the Initial Approval Date, either Party may also call a special meeting of the JDC (by videoconference or teleconference) by at least [*] Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next

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scheduled meeting, and such Party shall provide the JDC no later than [*] Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision; provided that for time sensitive matters, a Party may call a special meeting of the JDC with less than then [*] Business Days notice if the Parties agree that an issue warrants an expedited meeting. No later than [*] Business Days prior to any meeting of the JDC, the chairperson of the JDC shall prepare and circulate an agenda for such meeting; provided, however, that either Party shall be free to propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JDC may meet in person, or at the request of either Party, by videoconference or by teleconference. In-person JDC meetings will be held at locations in the U.S. alternately selected by Medivation and by Partner. Each Party shall report to the JDC on all material issues relating to the Development of Products for and in the Territory at the JDC meeting occurring after such issues arise. Each Party will bear the expense of its respective JDC members’ participation in JDC meetings. Meetings of the JDC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the JDC shall be responsible for keeping reasonably detailed written minutes of all JDC meetings that reflect all decisions made at such meetings. The JDC chairperson shall send meeting minutes to each member of the JDC for review and approval within [*] Business Days after each JDC meeting. Minutes will be deemed approved unless one or more members of the JDC objects to the accuracy of such minutes within [*] Business Days of receipt.

(d) Decision-Making. Subject to the remainder of this Section 2.3(d) and Section 2.7, the JDC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JDC cannot reach consensus on an issue that comes before the JDC and over which the JDC has oversight, then such matter shall be resolved in accordance with Section 2.7(a).

2.4 Joint Regulatory Committee.

(a) Formation; Composition. Within [*] days after the Effective Date, the Parties shall establish a committee to oversee and manage the Regulatory Approval of Product(s) in the Territory in accordance with the Joint Development Plan(s) for such Product(s) and to coordinate the regulatory activities of the Parties (the “JRC”). Each Party shall initially appoint three (3) representatives to the JRC, with each representative having knowledge and expertise in obtaining and maintaining Regulatory Approvals of products similar to the Products and having sufficient seniority within the applicable Party to make decisions arising with the scope of the JRC’s responsibilities. The JRC may change its size from time to time by mutual consent of its members, provided that the JRC shall consist at all times of an equal number of representatives of each of Medivation and Partner. Each Party may replace its JRC representatives at any time upon written notice to the other Party. The JRC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JRC, provided that such participants are involved in activities related to Collaboration Molecules or Products and shall have no voting authority at the JRC. The JRC shall have a chairperson, who shall serve for a term of one year, and who shall be selected alternately, on an annual basis, by Medivation or

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Partner. The initial chairperson shall be selected by Medivation. The role of the chairperson shall be to convene and preside at meetings of the JRC, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JRC representatives.

(b) Specific Responsibilities of the JRC. In addition to its general responsibilities, the JRC shall in particular:

(i) discuss the requirements for Regulatory Approval in the Territory and oversee and coordinate regulatory matters with respect to Products in the Territory;

(ii) facilitate the flow of Information between the Parties with respect to obtaining Regulatory Approval for Products;

(iii) discuss and manage (along with the JMC) CMC related activities and responses to FDA queries;

(iv) coordinate the preparation for submission of the NDA and MAAs for Products;

(v) manage the transfer of the NDA and INDs for the Initial Dimebon Product to Partner after the Initial Approval Date; and

(vi) perform such other functions as may be appropriate to further the purposes of this Agreement, as directed by the JSC.

(c) Meetings. During the period prior to [*], the JRC shall meet at least [*] per [*], spaced at regular intervals unless the Parties mutually agree in writing to a different frequency. Thereafter, the JRC shall meet at least [*] per [*], spaced at regular intervals unless the Parties mutually agree in writing to a different frequency. Following the Initial Approval Date, either Party may also call a special meeting of the JRC (by videoconference or teleconference) by at least [*] Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such Party shall provide the JRC no later than [*] Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision; provided that for time sensitive matters, a Party may call a special meeting of the JRC with less than then [*] Business Days notice if the Parties agree that an issue warrants an expedited meeting. No later than [*] Business Days prior to any meeting of the JRC, the chairperson of the JRC shall prepare and circulate an agenda for such meeting; provided, however, that either Party shall be free to propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JRC may meet in person, or at the request of either Party, by videoconference or by teleconference. In-person JRC meetings will be held at locations in the U.S. alternately selected by Medivation and by Partner. Each Party shall report to the JRC on all material issues relating to Regulatory Approvals of Products for and in the Territory at the JRC meeting

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occurring after such issues arise. Each Party will bear the expense of its respective JRC members’ participation in JRC meetings. Meetings of the JRC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. The chairperson of the JRC shall be responsible for keeping reasonably detailed written minutes of all JRC meetings that reflect all decisions made at such meetings. The JRC chairperson shall send meeting minutes to each member of the JRC for review and approval within [*] Business Days after each JRC meeting. Minutes will be deemed approved unless one or more members of the JRC objects to the accuracy of such minutes within [*] Business Days of receipt.

(d) Decision-Making. Subject to the remainder of this Section 2.4(d) and Section 2.7, the JRC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JRC cannot reach consensus on an issue that comes before the JRC and over which the JRC has oversight, then such matter shall be resolved in accordance with Section 2.7(a).

2.5 Joint Manufacturing Committee.

(a) Formation; Composition. Within [*] days after the Effective Date, the Parties shall establish a committee to oversee CMC Development activities and manufacturing of clinical and commercial supplies of Products (the “JMC”). Each Party shall initially appoint three (3) representatives to the JMC, with each representative having knowledge and expertise in the manufacturing of products similar to the Products and having sufficient seniority within the applicable Party to make decisions arising with the scope of the JMC’s responsibilities. The JMC may change its size from time to time by mutual consent of its members, provided that the JMC shall consist at all times of an equal number of representatives of each of Medivation and Partner. Each Party may replace its JMC representatives at any time upon written notice to the other Party. The JMC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JMC, provided that such participants are involved in activities related to Collaboration Molecules or Products and shall have no voting authority at the JMC. The JMC shall have a chairperson, who shall be selected by Partner. The role of the chairperson shall be to convene and preside at meetings of the JMC, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JMC representatives.

(b) Specific Responsibilities of the Joint Manufacturing Committee. In addition to its general responsibilities, the Joint Manufacturing Committee shall in particular:

(i) discuss, prepare and approve for submission to the JSC the Joint Manufacturing Plan and the Joint Manufacturing Budget for each Product in the Territory, including any amendments thereto;

(ii) oversee implementation of each Joint Manufacturing Plan;

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(iii) coordinate the manufacturing activities of Partner and Medivation under this Agreement with respect to Products in the Territory, including the transition of manufacturing responsibilities from Medivation to Partner pursuant to Section 6.8;

(iv) allocate primary responsibility as between the Parties for tasks relating to manufacturing of Products for Clinical Trials and for Commercialization in the Shared Territory;

(v) facilitate the flow of Information between the Parties with respect to CMC Development in the Territory;

(vi) discuss, prepare and approve for submission to the JSC annual and interim amendments to CMC Development within the Joint Development Plan and Joint Development Budget for each Product;

(vii) oversee the conduct of the CMC Development for Collaboration Molecules and Products; and

(viii) perform such other functions as appropriate to further the purposes of this Agreement, as directed by the JSC.

(c) Meetings. The JMC shall meet at least [*] per [*], spaced at regular intervals unless the Parties mutually agree in writing to a different frequency. Either Party may also call a special meeting of the JMC (by videoconference or teleconference) by at least [*] Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such Party shall provide the JMC no later than [*] Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision; provided that for time sensitive matters, a Party may call a special meeting of the JMC with less than then [*] Business Days notice if the Parties agree that an issue warrants an expedited meeting. No later than [*] Business Days prior to any meeting of the JMC, the chairperson of the JMC shall prepare and circulate an agenda for such meeting; provided, however, that either Party shall be free to propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JMC may meet in person, by videoconference, or by teleconference. In-person JMC meetings will be held at locations in the U.S. alternately selected by Medivation and by Partner. Meetings of the JMC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. Each Party shall report to the JMC on all material issues relating to the manufacturing of Products promptly after such issues arise. Each Party will bear the expense of its respective JMC members’ participation in JMC meetings. The chairperson will be responsible for preparing reasonably detailed written minutes of JMC meetings that reflect all decisions made at such meetings. The JMC chairperson shall send meeting minutes to each member of the JMC for review and approval within [*] Business Days after each JMC meeting. Minutes will be deemed approved unless one or more members of the JMC objects to the accuracy of such minutes within [*] Business Days of receipt.

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(d) Decision-Making. Subject to the remainder of this Section 2.5(d) and Section 2.7, the JMC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JMC cannot reach consensus on an issue that comes before the JMC and over which the JMC has oversight, then such matter shall be resolved in accordance with Section 2.7(a).

2.6 Joint Commercialization Committee.

(a) Formation; Composition. Within [*] days after the Effective Date, the Parties shall establish a committee to oversee Commercialization of Products (other than commercial manufacture and Product distribution, which shall be overseen by the JMC, and medical information activities, which shall be governed by Section 5.11(d)) in the Territory (the “JCC”). Each Party shall initially appoint three (3) representatives to the JCC, with each representative having knowledge and expertise in the commercialization of products similar to the Products and having sufficient seniority within the applicable Party to make decisions arising with the scope of the JCC’s responsibilities. The JCC may change its size from time to time by mutual consent of its members, provided that the JCC shall consist at all times of an equal number of representatives of each of Medivation and Partner. Each Party may replace its JCC representatives at any time upon written notice to the other Party. The JCC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement) to participate in the discussions and meetings of the JCC, provided that such participants are involved in activities related to Collaboration Molecules or Products and shall have no voting authority at the JCC. The JCC shall have a chairperson, who shall be selected by Partner. The role of the chairperson shall be to convene and preside at meetings of the JCC, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairperson shall have no additional powers or rights beyond those held by the other JCC representatives.

(b) Specific Responsibilities of the Joint Commercialization Committee. In addition to its general responsibilities, the Joint Commercialization Committee shall in particular:

(i) in accordance with and subject to Section 5.3, discuss, prepare and approve for submission to the JSC the Revised Initial Shared Territory Commercialization Plan and Revised Initial Shared Territory Commercialization Budget, as well as the Shared Territory Commercialization Plan and Shared Territory Commercialization Budget for each Product in the Shared Territory, including any amendments thereto;

(ii) oversee implementation of each Shared Territory Commercialization Plan;

(iii) review and update financial forecasts at least quarterly to ensure actual and anticipated spend is within the approved Shared Territory Commercialization Budget or Initial Shared Territory Commercialization Budget or Revised Initial Shared Territory Commercialization Budget;

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(iv) review and discuss the Commercialization activities of Partner with respect to Products in the Shared Territory and coordinate the Commercialization activities of Medivation and Partner with respect to Co-Promotion Products, including pre-launch and post-launch activities and any other Co-Promotion activities by the Parties;

(v) review and discuss the Commercialization activities of Partner in the Licensed Territory with respect to Products; provided, however, that it is understood that with respect to [*], the role of the JCC shall be limited to [*] provided by [*], and [*], after good faith consideration of [*], shall have the final right to [*] in relation thereto subject to Section 2.7(a)(i);

(vi) allocate primary responsibility as between the Parties for tasks relating to Commercialization of Products in the Shared Territory;

(vii) review, discuss, coordinate and approve the Parties’ medical affairs activities (the responsibility for which may be delegated by the JCC to a subcommittee of the JCC that is comprised of medical representatives of the Parties), which activities shall include:

(1) field-based Medical Education Activities by either Party and grant-based medical education programs;

(2) providing funding or Product for (x) any investigator-initiated Clinical Trials for the Shared Territory and (y) investigator-initiated Clinical Trials involving [*] or [*] for the Licensed Territory (subject to the JDC’s approval), it being understood that any subcommittee tasked with oversight of any such investigator-initiated Clinical Trial shall update the JCC on the status thereof and that Partner shall provide the JCC with an informational update on any other investigator-initiated Clinical Trials in the Licensed Territory for which it has agreed to provide funding or Product;

(3) Phase 4 Clinical Trials, including the allocation of budgeted resources thereto (to the extent applicable) and the priorities thereof (subject to the JDC’s approval);

(4) the scientific presentation and publication strategy relating to the Products in the Territory; and

(5) all requests for, or proposals of, Publications pursuant to Section 12.4, with the understanding that all Publication approvals shall be consistent with the strategy established pursuant to subsection (4) above, and shall be in accordance with procedures for review as is determined by the JCC; and

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(viii) perform such other functions as appropriate to further the purposes of this Agreement, as directed by the JSC or as specified in this Agreement in Sections 5.10(a) and 8.2(a)(i).

(c) Meetings. The JCC shall meet at least [*] per [*], spaced at regular intervals unless the Parties mutually agree in writing to a different frequency. Either Party may also call a special meeting of the JCC (by videoconference or teleconference) by at least [*] Business Days prior written notice to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such Party shall provide the JCC no later than [*] Business Days prior to the special meeting with materials reasonably adequate to enable an informed decision; provided that for time sensitive matters, a Party may call a special meeting of the JCC with less than then [*] Business Days notice if the Parties agree that an issue warrants an expedited meeting. No later than [*] Business Days prior to any meeting of the JCC, the chairperson of the JCC shall prepare and circulate an agenda for such meeting; provided, however, that either Party shall be free to propose additional topics to be included on such agenda, either prior to or in the course of such meeting. The JCC may meet in person, by videoconference, or by teleconference. In-person JCC meetings will be held at locations in the U.S. alternately selected by Medivation and by Partner. Meetings of the JCC shall be effective only if at least one (1) representative of each Party is present or participating in such meeting. Each Party shall report to the JCC on all material issues relating to the Commercialization of Products promptly after such issues arise. Each Party will bear the expense of its respective JCC members’ participation in JCC meetings. The chairperson will be responsible for preparing reasonably detailed written minutes of JCC meetings that reflect all decisions made at such meetings. The JCC chairperson shall send meeting minutes to each member of the JCC for review and approval within [*] Business Days after each JCC meeting. Minutes will be deemed approved unless one or more members of the JCC objects to the accuracy of such minutes within [*] Business Days of receipt.

(d) Decision-Making. Subject to the remainder of this Section 2.6(d) and Section 2.7, the JCC shall act by consensus. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JCC cannot reach consensus on an issue that comes before the JCC and over which the JCC has oversight, then such matter shall be resolved in accordance with Section 2.7(a).

2.7 Resolution of Committee Disputes.

(a) Within Operating Committees. Subject to the exceptions specified in this Section 2.7(a), all decisions within any Committee which is other than the JSC (each, an “Operating Committee”) shall be made by consensus, and if a dispute arises which cannot be resolved within such Committee, then the representatives of either Party may cause such matter to be referred to the JSC for resolution as provided in Section 2.2(e). The exceptions to this general rule are that:

(i) Partner shall have the final say, without referral of such matter to the JSC, with respect to any Operating Committee decisions that are [*], excluding any decision to conduct a Clinical Trial involving a [*] or [*] of a [*] with [*] (regardless of which Operating Committee is charged with making such decision), which will require the [*].

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(ii) Partner shall have the final say [*], without referral of such matter to the JSC, with respect to decisions regarding all [*] and [*] and other [*] activities in [*] other than the following matters (collectively, the “JCC Final Decision Exceptions”), which will require [*] of [*] and if not obtained, will be referred to the JSC: [*]

(iii) Partner shall have final say [*], without referral of such matter to the JSC, with respect to decisions regarding [*].

(b) Within The JSC. Subject to the exceptions specified below in this Section 2.7(b), all decisions within the JSC (whether originating there, or referred to it by an Operating Committee) shall be made by consensus. If a matter is referred by an Operating Committee to the JSC, it shall use good faith efforts, in compliance with Section 2.7(e), to resolve promptly such matter. If the JSC is unable to reach consensus on any issue, such issue shall be referred to the Alliance Managers. The Alliance Managers shall work with the JSC and use their commercially reasonable efforts to reach mutually acceptable resolutions on all such disputed matters. If the Alliance Managers are unable to assist the JSC in resolving such dispute within [*] Business Days after the dispute is first referred to the Alliance Managers, either Party may elect to submit such issue to the Parties’ Executive Officers in accordance with Section 2.7(c). The exceptions to this general rule are that at the JSC and without referral of such matter to the Alliance Managers or Executive Officers:

(i) Development. [*] shall have the final say with respect to all decisions regarding [*] of the [*] prior to [*] other than [*] activities; provided, however, that [*] shall not be permitted to use such final say to (1) [*] the [*] for a [*] with respect to the [*] activities included in the [*] by more than [*] of the [*] for such [*] included in the [*], in each case excluding [*] activities, (2) change the [*] of [*] (including [*]) or (3) decide to initiate (i.e., [*]) [*] in the [*] for [*] on a date which is prior to [*]. To the extent included in the Joint Development Budget, decisions with respect to (x) [*] related to [*] and (y) [*] costs (including [*] for such [*] activities) shall be made in accordance with Section 2.7(b)(iii).

(ii) Regulatory. [*] shall have the final say with respect to all decisions regarding [*] for the [*] in the [*] until [*]; except with respect to the [*] to be agreed upon with [*] for the [*], which such decision shall be referred to the Executive Officers if the JSC cannot reach agreement, pursuant to Section 2.7(c). After [*], [*] shall have the final say at the JSC if consensus cannot be reached at the JRC with respect to all [*] related to [*] in the [*]. [*] shall have the final say with respect to all [*] related to [*] for all [*] in the [*] excluding any decision to [*] a [*] involving a [*] or the [*] of a [*] with any [*].

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(iii) Manufacturing and CMC Development. [*] shall have the final say with respect to all decisions regarding Product manufacturing and CMC Development activities for the Territory, including the manufacturing of active pharmaceutical ingredients and other components of Products to be used either for Commercialization or Clinical Trials and the Joint Manufacturing Plan and Joint Manufacturing Budget, other than the Launch Product Volume if inconsistent with the Launch Product Volume Criteria; provided that if the JSC does not reach consensus on such Launch Product Volume then [*] shall manufacture Launch Product Volume in accordance with the Launch Product Volume Criteria.

(iv) Commercialization. Partner shall have the final say with respect to decisions regarding the following activities for the Shared Territory: the JCC Final Decision Exceptions set forth in [*] but not those set forth in [*], which shall be referred to the Executive Officers for final decision pursuant to Section 2.7(c); provided, however, that with respect to decisions regarding the Shared Territory Commercialization Budget under [*], if (x) the amended Shared Territory Commercialization Budget at issue is for a Calendar Year included in the Initial Shared Territory Commercialization Budget and such amended total aggregate Shared Territory Commercialization Budget for such Calendar Year exceeds by more than [*] the total aggregate budget for such Calendar Year set forth in the Initial Shared Territory Commercialization Budget attached hereto (or if such total aggregate budget has been updated and approved by the JSC, the total aggregate budget approved by the JSC), in all cases excluding [*], and (y) the JSC does not reach consensus on such amended total aggregate Budget, then such issue shall not be referred to the Executive Officers, but rather Partner shall have final say with respect to such proposed Budget and Medivation’s forty percent (40%) share of the amount in excess of such [*] amount of the total aggregate budget for such Calendar Year (“Excess Initial Shared Territory Commercialization Budget Amount”) in the Initial Shared Territory Commercialization Budget attached hereto (or if such total aggregate budget has been updated and approved by consensus of the JSC, the total aggregate budget approved by the JSC) not approved by Medivation, shall be paid by Partner but deducted from Medivation’s share of Operating Profit or otherwise any sales milestone payable under Sections 8.2 and 8.4, respectively, in accordance with the procedure set forth in Section 8.2 and 8.4, as appropriate. All other decisions or disputes regarding the Shared Territory Commercialization Budget shall be handled by the Executive Officers as set forth in Section 2.7(c)(ii). For the avoidance of doubt, decisions with respect to Manufacturing Costs shall be subject to Section 2.7(b)(iii) above.

(v) Patents Term Extensions. Partner shall have the final say with respect to all decisions regarding patent term extensions in connection with Collaboration Patents or other Partner Patents in respect of the Shared Territory and the Licensed Territory.

(c) Referral To Executive Officers. If a Party makes an election under Section 2.7(b) to refer a matter to the Executive Officers, the JSC shall submit in writing the respective positions of the Parties to their respective Executive Officers. Such Executive Officers shall use good faith efforts, in compliance with Section 2.7(e), to resolve promptly such matter, which good faith efforts shall include at least one teleconference between such Executive Officers within [*] Business Days after the JSC’s submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter, then:

(i) in regards to the [*] for the [*], [*] shall have the final say;

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(ii) with respect to the JCC Final Decision Exceptions set forth in [*] [*] shall have the final say; provided that, with respect to [*] certain disputes related to the [*] shall be finally determined by the [*], at the JSC level, as set forth in [*]. For the avoidance of doubt, decisions with respect to [*] shall be subject to [*] above; and

(iii) in regards to other matters the status quo as reflected, where relevant, in the then-current Joint Development Plan (or the then-current Initial Joint Development Plan) for the relevant Product or Joint Development Budget (or the then-current Initial Joint Development Budget) for such Product shall be maintained.

(d) Consensus Issues. Notwithstanding anything to the contrary herein, if the JDC, JCC, JSC, as applicable, and Executive Officers all fail to achieve consensus regarding any of the following issues and the then-current Joint Development Plan (or the then-current Initial Joint Development Plan) for the relevant Product or Joint Development Budget (or the then-current Initial Joint Development Budget) for such Product does not address such issue, no decision shall be made, and in the case of Section 2.7(d)(i) through (d)(iv) the status quo shall be maintained unless and until the Parties mutually agree otherwise: [*].

(e) Good Faith. In conducting themselves on Committees, and in exercising their rights under this Section 2.7, all representatives of both Parties shall consider diligently, reasonably and in good faith all input received from the other Party, and shall use reasonable efforts to reach consensus on all matters before them. In exercising any decision making authority granted to it under this Article 2, each Party shall act based on its good faith judgment of what is in the best interests of the Products and the Collaboration.

(f) Notwithstanding anything to the contrary in this Agreement, neither Party nor any of its Affiliates shall be required to take, or shall be penalized for not taking, any action that is not in compliance with such Party’s ethical business practices and policies or that such Party reasonably believes is not in compliance with Applicable Law.

2.8 Appointment of Alliance Managers. Each Party shall appoint an appropriately qualified individual to serve as Alliance Manager under this Agreement. Such persons shall endeavor to assure clear and responsive communication between the Parties and the effective exchange of Information, and may serve as a single point of contact for any matters arising under this Agreement. Alliance Managers may attend all meetings between the Parties, including Committee meetings, and shall also work together to resolve any deadlock between the Parties in accordance with the procedures set forth in Section 2.7; provided, however, that the Alliance Managers shall not be members of any Committee established pursuant to this Agreement and shall not have final decision-making authority with respect to any matter. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

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2.9 General Committee Authority. Each Committee shall have solely the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement. No Committee shall have any power to amend, modify, or waive compliance with this Agreement. It is expressly understood and agreed that the control of decision-making authority by Medivation or Partner, as applicable, pursuant to Section 2.7, so as to resolve a disagreement or deadlock on a Committee for any matter will not authorize either Party to perform any function not delegated to a Committee, and that neither Medivation nor Partner shall have any right to unilaterally modify or amend, or waive its own compliance with, the terms of this Agreement.

2.10 Discontinuation of Participation on a Committee. Each Committee shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the Committee, (b) Medivation providing to Partner written notice of its intention to disband and no longer participate in such Committee, which Medivation retains the right to do at any time during the Term, in its sole discretion, and (c) an election by Partner pursuant to Section 13.6 to disband the Committees. In the event Medivation has provided written notice as referred to in this Section 2.10 such affected Committee shall have no further force and effect or obligations under this Agreement but all decisions formerly made within or by such Committee shall become a decision as between the Parties. In the event Partner has elected to disband the Committees pursuant to Section 13.6, such affected Committee shall have no further force and effect or obligations under this Agreement and Partner shall have the right to solely decide, without consultation with Medivation, any matters previously before any such Committee in which case references in this Agreement to approvals or actions of a Committee shall thereafter be deemed to be satisfied by approvals or actions of Partner and Partner shall also have the sole right to decide, without consultation with Medivation, matters described in Sections 2.7(c) and 2.7(d).

ARTICLE 3

DEVELOPMENT

3.1 Overview. The Parties agree to collaborate in the Development of Collaboration Molecules and Products as provided in this Article 3 under the direction of the JDC, and pursuant to the Joint Development Plan(s).

3.2 Development Program.

(a) General. The Parties intend and agree to undertake a joint development program to further Develop the Initial Dimebon Product and [*] (such program, the “Development Program”) in accordance with the terms of this Article 3. All Development of any given Product in the Field and for the Territory shall be conducted pursuant to a comprehensive, worldwide development plan approved by the JSC (including the Initial Joint Development Plan, the “Joint Development Plan”) that describes (i) the proposed overall

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program of Development for the applicable Product in the Territory, including Non-Clinical Studies, toxicology, CMC Development, Clinical Trials, regulatory plans and other elements of obtaining Regulatory Approval(s), and associated timelines and priorities indicating, where applicable, those activities that relate solely to the Licensed Territory; (ii) for the Key Markets, timelines for key Regulatory Authority meetings, filing of applications for Regulatory Approval, and the receipt of Regulatory Approvals, (iii) the anticipated tasks and responsibilities and resource allocation of each Party, and (iv) a Joint Development Budget for all such activities. Both Parties shall have the right to propose to the JDC any additional Non-Clinical Studies or Clinical Trials not then part of a Joint Development Plan with respect to a Product or the expansion of Development under a Joint Development Plan to include any new indication(s) for the Product covered thereunder. If the JSC determines to discontinue Developing a Product upon recommendation by the JDC, the Joint Development Plan for such Product shall terminate upon such decision. In the event of any inconsistency between the Joint Development Plan and this Agreement, the terms of this Agreement shall prevail.

(b) Initial Joint Development Plan. The Joint Development Plan for the Initial Dimebon Product for the Initial Indications in the [*] and the Development of [*] for the [*] is attached hereto as Exhibit E (the “Initial Joint Development Plan”). The Initial Joint Development Plan includes the Non-Clinical Studies and Clinical Trials needed to obtain Regulatory Approval for the Initial Dimebon Product for the Initial Indications in the [*] (the “Initial Approval Studies”). It is understood that subsequently, the JDC will determine and include in the Joint Development Plan the [*] the Parties will use to decide whether to pursue a [*]. The JDC shall designate a joint development working group with members from each Party (as designated by such Party) to meet as soon as reasonably practicable after the Effective Date to discuss, recommend changes and finalize the outstanding issues related to the Initial Joint Development Plan attached hereto as Exhibit F. If such working group cannot agree on how to proceed with any of such outstanding issues then such issue shall be referred to the JDC. The Initial Joint Development Plan shall be effective from the Effective Date until amended and updated by the JDC and approved by the JSC.

(c) Amendments to the Joint Development Plan. On an annual basis (no later than [*] of the preceding Calendar Year), or more often as the Parties deem appropriate, the JDC shall prepare amendments to the then-current Joint Development Plan(s), and the corresponding Joint Development Plan Budget(s) for approval of the JSC. Each such amended Joint Development Plan shall specify, with a level of detail according to Partner’s standard practices, the items described in Section 3.2(a). Such amended Joint Development Plan shall cover the next Calendar Year (and additional periods as reasonably determined by Partner) and shall contain a corresponding Joint Development Plan Budget, which budget shall appropriately itemize the costs separately for each Product. Such updated and amended Joint Development Plan shall reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the then-current Joint Development Plan. In addition, the JDC may prepare amendments for approval of the JSC to the Joint Development Plan and corresponding Joint Development Budget from time to time during the Calendar Year in order to reflect changes in such plan and budget for such Calendar Year, in each case, in accordance with the foregoing.

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Once approved by the JSC, the amended annual Joint Development Plan and Joint Development Budget shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify). Any JSC-approved amended Joint Development Plan and Joint Development Budget shall supersede the previous Joint Development Plan and Joint Development Budget for the applicable period.

(d) Development Responsibilities. Subject to Sections 3.2(e) and 13.2, each Party shall be obligated to conduct and fund the Development of a Collaboration Molecule or Product in accordance with the then-approved Joint Development Plan (including all associated timelines) and corresponding Joint Development Budget. Unless the Parties agree in writing upon an alternate allocation of responsibility, the Parties shall have the following rights and obligations with respect to the operational responsibilities under each Joint Development Plan:

(i) Lead Development Party. The lead development Party shall, on a study-by-study basis, have primary operational responsibility for leading the conduct of and executing such study under the Joint Development Plan as then in effect, subject to the right of the other Party to participate in such activities as are allocated to it under such plan, and to provide input, which the lead development Party will consider in good faith. The other Party shall be entitled to have its representatives (including those in Clinical, Biostatistics, Study/Project Management and Pharmaceutical Sciences) participate in any decision regarding the planning of such studies and strategy for the trial design of such studies, as desired by such other Party. In the event the Parties disagree with aspects of the planning and strategy on Non-Clinical Studies or Clinical Trials, then the Parties shall refer such disagreement to the JDC. In addition, such other Party shall have the right to attend and participate in all key study meetings, including advisory boards, consultants’ meetings, investigator meetings, data safety monitoring board meetings, and meetings where data analysis and interpretation or changes to the Initial Joint Development Plan will be discussed and discussions on any significant issue that arises regarding the conduct or execution of the Initial Development Plan. [*] shall as soon as reasonably practicable inform [*] of any changes in the conduct or execution of Non-Clinical Studies or Clinical Trials included in the Initial Joint Development Plan, including changes to the Clinical Trial protocol, the statistical analysis plan and study sites and any developments that could affect the ability of a site to properly conduct a Clinical Trial.

(ii) Shared Territory. The lead development Party for each of the Initial Approval Studies of the Initial Dimebon Product through receipt of the first Regulatory Approval in the Shared Territory of the Initial Dimebon Product for the first indication, other than [*], included in the Initial Indications (the “Initial Approval Date”) shall be as set out in Exhibit E, after which point the lead development party shall be determined, on a study-by-study basis, by the JDC, and as reasonably allocated between the Parties.

(iii) Licensed Territory. [*] shall be the lead development Party for all Development of Collaboration Molecules and Products, including the Initial Dimebon Product, that is solely applicable to the Licensed Territory.

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(iv) Alliance Managers. In implementing a Joint Development Plan, each Party shall keep its Alliance Manager sufficiently informed so as to enable such individuals to liaise with the JDC to resolve any questions regarding such Party’s implementation of the Joint Development Plan and to communicate to the Joint Development Committee timely suggestions for improving the Joint Development Plan.

(e) Development Costs.

(i) Subject to Section 6.4(a), Medivation shall be responsible for forty percent (40%) and Partner shall be responsible for sixty percent (60%) of all Joint Development Costs. Partner shall be responsible for one hundred percent (100%) of all Development Costs for the Licensed Territory to the extent that such costs are not included in Joint Development Costs. Notwithstanding the foregoing, for any Calendar Year, neither Partner nor Medivation would be permitted to recover Joint Development Costs in excess of [*] of the amount allocated to such Party’s Development activities for such year under the Joint Development Budget in each case excluding the [*] and [*], without unanimous approval of the JSC, which approval may be granted either in advance of such costs being incurred or retroactively.

(ii) The Parties agree that Partner may without further expense use any and all Information it receives or learns under the Collaboration, whether existing as of the Effective Date or developed for Collaboration Molecules and Products in the Shared Territory during the Term, to Develop and Commercialize Products in the Licensed Territory.

3.3 Development Diligence and Standards of Conduct. The Parties agrees to use Diligent Efforts to Develop and obtain Regulatory Approval for at least the [*] and [*] throughout [*] pursuant to the Initial Joint Development Plan. Each Party shall use Diligent Efforts to carry out the tasks assigned to it under the Joint Development Plan. Each Party shall conduct its activities under the Joint Development Plan in a good scientific manner and in compliance with all Applicable Laws.

3.4 Development Records and Reports. Each Party shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under the Joint Development Plan and all Information resulting from such work. Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Joint Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to originals to the extent needed for patent or regulatory purposes or for other legal proceedings. Each Party shall provide the JDC with such reports detailing its Development activities under the Joint Development Plan and the results of such activities as the JDC requests.

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3.5 Subcontracts. Subject to Section 7.4, each Party may perform any of its Development obligations under this Agreement through one or more subcontractors or consultants.

ARTICLE 4

REGULATORY MATTERS

4.1	Regulatory Filings and Approvals.

(a) In General. The Parties intend that each Joint Development Plan shall set forth the regulatory strategy for seeking Regulatory Approvals for a Product in the Field in the Territory. All decisions regarding Regulatory Issues shall be made in accordance with the decision-making rules that are set forth in Article 2.

(b) Regulatory Responsibilities.

(i) Lead Regulatory Party. Except as provided in Section 4.1(b)(ii), the lead regulatory Party, on a jurisdiction-by-jurisdiction basis, shall be responsible for preparing and filing all Regulatory Materials, shall be the holder of all Regulatory Approvals in such jurisdiction and will have primary operational responsibility for interactions with Regulatory Authorities, including taking the lead role at all meetings with Regulatory Authorities, subject to the right of the other Party to participate in such activities and provide input, which the lead regulatory Party will consider in good faith; provided, however, that any INDs or their foreign equivalents will be prepared, filed and held by the Party conducting the relevant Clinical Trial that is the subject thereof. Subject to Section 4.1(c)(ii), this right of participation covers all regulatory activities, including development of regulatory strategy and review of regulatory submissions, attendance at all meetings with Regulatory Authorities that may potentially impact the Development of the Collaboration Molecule or Product or registration package for a particular Product, and review of outcomes of such meetings.

(ii) Shared Territory. [*] shall be the lead regulatory Party for the [*] in the Shared Territory up to and including the [*]. [*] shall be the lead for preparing the clinical and nonclinical content of the initial application, whereas [*] shall be the lead for preparing the manufacturing section. Review and approval of the marketing application will be by both Parties in accordance with Section 4.1(c)(i) and Article 2. [*] shall be responsible for electronic assembly and publishing of all sections of the NDA and MAAs in order to ensure that all marketing authorization applications for the Territory for the Initial Dimebon Product are consistent and are prepared from a common repository of applicable Information for submission by the lead regulatory Party in each jurisdiction. After the [*], [*] shall be the lead regulatory Party for the [*] for [*] and [*] shall [*] of such [*] (and [*]) to [*] pursuant to the Initial Joint Development Plan. In addition, [*] shall be the lead regulatory Party for [*] in the Shared Territory.

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(iii) Licensed Territory. Partner shall be the lead regulatory Party in the Licensed Territory for all Products, including the Initial Dimebon Product.

(c) Reporting and Review.

(i) The JRC shall develop and implement procedures for drafting and reviewing Regulatory Materials for Products in the Key Markets, which shall provide sufficient time for each Party to provide substantive comments prior to the filing of such Regulatory Materials.

(ii) Each Party shall promptly notify the other Party of all Regulatory Materials that it submits for Products and shall promptly provide the non-responsible Party with a copy (which may be wholly or partly in electronic form) of such Regulatory Materials throughout the Territory. The Party primarily responsible for such Regulatory Materials will provide the non-responsible Party with reasonable advance notice of any scheduled meeting with any Regulatory Authority and/or any Regulatory Materials with respect to Products throughout the Territory, and the non-responsible Party shall have the right to participate in any such meeting, to the extent permitted by Applicable Laws and with a Regulatory Authority for a Key Market. Representatives of the Party primarily responsible for such Regulatory Materials will be the primary spokespeople at any such meeting and shall be given preference in attending such meeting in the event that the number of attendees is limited by either such Regulatory Authority or upon the reasonable good faith judgment of the Parties; provided that in any event each Party may have at least one representative present at such meeting in the Key Markets. The Parties acknowledge such limits on the number of attendees may dictate that an unequal number of participants from each Party will be in attendance at such meeting. The Party primarily responsible for such Regulatory Materials also shall promptly furnish the non-responsible Party with copies of all material correspondence to or from, and minutes of material meetings with, any Regulatory Authority relating to Development of such Product.

4.2 Regulatory Costs.

(a) All Regulatory Costs incurred by the Parties pursuant to either the approved Joint Development Plan or Shared Territory Commercialization Plan for Products for the Shared Territory shall be shared by the Parties as Joint Commercialization Costs. All Regulatory Costs for the Licensed Territory shall be borne solely by Partner.

(b) The Parties agree that Partner may without further expense use any and all Information it receives or learns under the Collaboration, whether existing as of the Effective Date or prepared for Collaboration Molecules and Products with respect to regulatory activities of Collaboration Molecules and Products in the Shared Territory during the Term, to Develop and Commercialize Products in the Licensed Territory.

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4.3 Product Withdrawals and Recalls.

(a) Shared Territory. If any Regulatory Authority (a) threatens, initiates or advises any action to remove any Product from the market in the Shared Territory or (b) requires or advises Medivation, Partner, their Affiliates, or their Sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Product in the Shared Territory, then Medivation or Partner, as applicable, shall notify the other Party of such event within three (3) Business Days (or sooner if required by Applicable Laws) after such Party becomes aware of the action, threat, advice or requirement (as applicable). The JSC will discuss and attempt to agree upon whether to recall or withdraw a Product in the Territory; provided, however, that if the Parties fail to agree within an appropriate time period, [*] shall decide whether to recall or withdraw such Product in the Shared Territory. Any recall expenses with respect to Products within the Shared Territory shall be treated as Joint Commercialization Costs except to the extent that the recall or withdrawal is attributable to the negligence or willful misconduct of a Party in which event (i) such Party shall bear such costs for which it is responsible and (ii) such costs shall not be included in Joint Commercialization Costs.

(b) Licensed Territory. If any Regulatory Authority (a) threatens, initiates or advises any action to remove any Product from the market in the Licensed Territory or (b) requires or advises Medivation, Partner, their Affiliates, or their Sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of such Product in the Licensed Territory, then Medivation or Partner, as applicable, shall notify the other Party of such event within three (3) Business Days (or sooner if required by Applicable Laws) after such Party becomes aware of the action, threat, advice or requirement (as applicable). The JSC will discuss and attempt to agree upon whether to recall or withdraw a Product in the Territory; provided, however, that if the Parties fail to agree within an appropriate time period, Partner shall decide whether to recall or withdraw such Product in the Licensed Territory. Partner shall be responsible, at its sole expense, for conducting any recalls or taking such other necessary remedial action in the Licensed Territory except to the extent that the recall or withdrawal is attributable to the negligence or willful misconduct of Medivation in which event Medivation shall bear the expense for which it is responsible.

4.4 Safety Reporting. The Parties shall meet and agree upon a written plan for exchanging adverse event and other safety information relating to Products prior to Partner’s initiation of any clinical or marketing activity implying pharmacoviligance obligations for the Product in the Territory. Such written plan shall ensure that adverse event and other safety information is exchanged according to a schedule that will permit each Party to comply with Applicable Laws, including any local regulatory requirements.

4.5 Standards of Conduct. Each Party shall make regulatory filings, seek Regulatory Approvals and conduct all other regulatory activities under this Article 4 in compliance with all Applicable Laws, including any applicable anti-bribery laws and regulations.

4.6 Subcontracts. Subject to Section 7.4, each Party may perform any of its regulatory activities under this Agreement through one or more subcontractors or consultants.

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ARTICLE 5

COMMERCIALIZATION

5.1 Overview. The Parties agree to collaborate with respect to the Commercialization of Products in the Field in the Shared Territory as provided in this Article 5 under the direction of the JCC and the JSC, and pursuant to the Shared Territory Commercialization Plan applicable to each Product. Partner shall have the sole right and responsibility for Commercializing Products in the Field in the Licensed Territory in accordance with this Agreement and as provided in this Article 5.

5.2 Shared Territory Commercialization Plan. As further described in this Section 5.2, the strategy for the commercial launch of, and subsequent Commercialization of, each Product in the Shared Territory shall be described in a comprehensive plan (each such plan, including the Initial Shared Territory Commercialization Plan, and any revisions thereto, a “Shared Territory Commercialization Plan”) that describes the (a) pre-launch, launch and subsequent Commercialization activities for such Product in the Shared Territory (including without limitation messaging, branding, pricing, advertising, education, planning, marketing, sales force training and allocation), (b) key tactics for implementing those activities, (c) the relative responsibilities of the Parties, (d) Field Force Detailing Plan, and (e) the commercialization budget for such Product in the Shared Territory (each such budget, including the Initial Shared Territory Commercialization Budget, and any revisions thereto, a “Shared Territory Commercialization Budget”). Notwithstanding the preceding sentence, a high-level initial Shared Territory Commercialization Plan and Shared Territory Commercialization Budget covering the pre-launch Commercialization activities through First Commercial Sale is attached hereto as Exhibit G (respectively, the “Initial Shared Territory Commercialization Plan” and “Initial Shared Territory Commercialization Budget”). The Parties anticipate that, following the Effective Date, the Initial Shared Territory Commercialization Plan and the Initial Shared Territory Commercialization Budget will also include, as greater clarity is obtained with respect to the Product, the plans and budget for the period commencing with [*] until the period ending [*] after [*] of [*] (the “Revised Initial Shared Territory Commercialization Plan” and the “Revised Initial Shared Territory Commercialization Budget”), which in turn will be incorporated into the overall detailed Shared Territory Commercialization Plan and the Shared Territory Commercialization Budget. Each Shared Territory Commercialization Plan and Shared Territory Commercialization Budget and subsequent revisions thereto will contain the information described above in this Section 5.2 and other information the JCC believes necessary for the successful commercial launch and subsequent Commercialization of such Product. Each Shared Territory Commercialization Plan and Shared Territory Commercialization Budget shall generally conform to the level of detail utilized by Partner in preparation of its own product commercialization plans. The Parties acknowledge that certain items of the Shared Territory Commercialization Plan and Shared Territory Commercialization Budget (including the Revised Initial Shared Territory Commercialization Plan or the Revised Initial Shared Territory

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Commercialization Budget) may need to be determined after certain events (i.e., with respect to pricing and Sales Representative support decisions receipt of the final Product label). In such event the Parties shall amend such plan pursuant to Section 5.3 to include such items when the relevant information is received. In the event of any inconsistency between a Shared Territory Commercialization Plan or a Shared Territory Commercialization Budget and this Agreement, the terms of this Agreement shall prevail.

5.3 Amendments to the Joint Commercialization Plans and Budgets. The JCC shall develop a final Revised Initial Shared Territory Commercialization Plan and Revised Initial Shared Territory Commercialization Budget for such Product at least [*] prior to the then-current date of expected first Regulatory Approval for such Product in the Shared Territory as determined by the JCC (such date, the “Anticipated Approval Date” for such Product) for approval by the JSC. In addition, the JCC shall prepare on an annual basis (no later than [*] of the preceding Calendar Year), and provide to the JSC for approval an updated Shared Territory Commercialization Plan and the corresponding Shared Territory Commercialization Budget. Such amended Shared Territory Commercialization Plan and the corresponding Shared Territory Commercialization Budget shall cover the next Calendar Year and such budget shall appropriately itemize the costs separately for each Product. The JCC may prepare amendments to the Shared Territory Commercialization Plan and corresponding Shared Territory Commercialization Budget from time to time during the Calendar Year in order to reflect changes in such plan and budget for such Calendar Year. JSC approval of each Shared Territory Commercialization Plan and Shared Territory Commercialization Budget, or any amendment thereto shall not be required except where the total aggregate budget for a Calendar Year included in such updated Shared Territory Commercialization Budget exceeds the total aggregate budget for such Calendar Year in the then-current Shared Territory Commercialization Budget by more than [*] in each case excluding [*]; and provided, however that [*] of [*] will be required for each Revised Initial Shared Territory Commercialization Budget, subject to Section 2.7(b)(iv). Any amended or updated Shared Territory Commercialization Plan and Shared Territory Commercialization Budget shall become effective on the date approved by the JCC (or such other date as the JCC shall specify, or where applicable, when the Executive Officers so approve) unless such Shared Territory Commercialization Plan and Shared Territory Commercialization Budget are approved by the JSC, in which case such Shared Territory Commercialization Plan and Shared Territory Commercialization Budget shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify, or where applicable, when the Executive Officers so approve).

5.4 Licensed Territory Commercialization Plans. Partner shall provide informational updates to the JCC of its Commercialization plans with respect to Products in the Licensed Territory on an [*] basis; and shall respond in a timely fashion to any reasonable requests of Medivation with respect to such plans and Commercialization activities in the Licensed Territory. Partner will consider in good faith Medivation’s input on such plans, provided that Partner shall have final decision making authority at the JCC with respect to Commercialization of Products in the Licensed Territory.

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5.5 Commercialization Costs. Partner shall be solely responsible for all costs and expenses incurred by or on behalf of Partner in the Commercialization of Products in the Licensed Territory. Medivation shall be responsible for forty percent (40%) and Partner shall be responsible for sixty percent (60%) of Joint Commercialization Costs. Notwithstanding the foregoing, for any Calendar Year, neither Partner nor Medivation would be permitted to recover Joint Commercialization Costs, excluding [*], in excess of [*] of the amount allocated to such Party’s Commercialization activities for such year under the Shared Territory Commercialization Budget without the unanimous approval of the JSC, which approval may be granted either in advance of such costs being incurred or retroactively.

5.6 Sales and Distribution. Partner shall be solely responsible for handling all returns, recalls, order processing, invoicing and collection, distribution, and receivables for Products in the Territory. Medivation shall not accept orders for Products or sell Products for its own account or for Partner’s account, and if Medivation receives any order for Products in the Territory, it shall refer such orders to Partner for acceptance or rejection.

5.7 Commercialization Reports. Each Party shall keep the JCC fully informed regarding the progress and results of Commercialization activities for Products in the Shared Territory, including an annual review of results versus plans (as set forth in the Shared Territory Commercialization Plan(s)).

5.8 Commercialization Standards of Conduct.

(a) Compliance. Each Party shall in all respects comply with all Applicable Laws and applicable guidelines concerning the advertising, sales and marketing of prescription drug products described in Section 5.11(j)(i) in Commercializing Products in the Territory under this Agreement, including without limitation the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and any applicable local anti-bribery laws. Partner represents and warrants to Medivation that, (a) as of the Signing Date, Partner and its Affiliates have a system of internal accounting controls in place that are sufficient to provide reasonable assurances of compliance as required by the FCPA, and (b) Partner shall obligate any Sublicensees it or its Affiliates may engage with respect to Products to do the same; to bring any non-compliance therewith (should it ever occur) by any of the foregoing entities to Partner’s attention; and to promptly remedy any such non-compliance. Partner and its Affiliates shall maintain such procedures throughout the Term and shall promptly notify Medivation in writing with respect to any material non-compliance (other than non-compliance of the FCPA which shall be without regard to materiality) regarding Commercialization of Products. Medivation represents and warrants to Partner that, as of the Signing Date, (i) all Information provided by Medivation during Partner’s pre-contractual due diligence, including all information provided in the FCPA Due Diligence Questionnaire, is complete, truthful and accurate, and (ii) in conducting the Development of Dimebon and the Initial Dimebon Product, Medivation and its Affiliates have complied with the FCPA, and with all other applicable anti-corruption laws, and neither it, nor any director, officer, agent, employee, or Affiliate of Medivation, is aware of any action or any allegation of any action, or has taken any action, directly or indirectly, in furtherance of an offer, promise to pay,

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or payment of any money, property, gift, or anything else of value, to (x) any Government Official (as such term is defined in [*] to be provided by Partner on or after the Effective Date) for the purpose of influencing any act or decision of that Government Official in his or her official capacity; inducing the Government Official to use his or her influence with any government or office thereof to affect or influence any act or decision of such government or office; or to secure any improper advantage; (y) any foreign political party, or official thereof, or any candidate for foreign political office, for the purpose of influencing any act or decision of such party, official, or candidate; inducing the party, official, or candidate to use its or his or her influence with any foreign government or office thereof to affect or influence any act or decision of such government or office; or to secure any improper advantage; or (z) any person, while knowing that all or a portion of such money, property, gift, or thing of value would be offered, given or promised to any Foreign Official, foreign political party or party official, or candidate for foreign political office, for the purpose of influencing any act or decision of that official, party or candidate to use his or her influence with any government or office thereof to affect or influence any act or decision of such government or office, or to secure any improper advantage. Each Party agrees to provide to the other Party within [*] days after the end of [*] an executed copy of the compliance certification attached hereto as Exhibit I, provided that, at such time, [*] has been finalized and made available to the Parties. Medivation shall promptly notify Partner in writing with respect to any material non-compliance (other than non-compliance of the FCPA which shall be without regard to materiality) regarding Commercialization of Products.

(b) Diligence Obligations. Partner and Medivation each shall use Diligent Efforts to Commercialize at least [*] and [*] [*] in the Shared Territory, and Partner shall use Diligent Efforts to Commercialize at least [*] and [*] throughout the Licensed Territory, in each case following obtaining Regulatory Approval therefore. Each Party shall use Diligent Efforts to carry out the tasks assigned to it under the Shared Territory Commercialization Plan in compliance with all Applicable Laws.

5.9 Subcontracts. Subject to Section 7.4, each Party may perform any of its obligations under the Shared Territory Commercialization Plan (but not the fielding of a sales force) through one or more subcontractors or consultants.

5.10 Co-Promotion of Products by Medivation.

(a) Co-Promotion. Subject to Section 5.11(e)(i), in the Shared Territory, Medivation shall participate with Partner in Detailing (but not selling), promoting and marketing each Product to Specialists on the terms and conditions set forth in this Section 5.10 and Section 5.11 and shall have the right to provide between [*] and [*] of the Specialty Detail Effort for each Product in the Shared Territory, with the exact percentage to be determined within such range by Medivation (the “Medivation Promotional Share”). Medivation shall initially specify the level of Medivation Promotional Share on or before [*] of the [*] for the applicable Product. Unless otherwise requested by Medivation and approved by the JCC, such level of Medivation Promotional Share shall remain in effect for [*] of the [*] in which the First Commercial Sale of the Product in the Shared Territory occurs, and the [*] thereafter. Commencing with the [*]

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following the First Commercial Sale of the Product in the Shared Territory, and [*] thereafter, Medivation may change the level of Medivation Promotional Share with respect to such Product, by not more than [*] of the Specialty Detail Effort from the prior [*] provided that it remains within the range of [*] to [*] of the Specialty Detail Effort for the then-current [*] for such Product in the Shared Territory and it provides the JCC with [*] days prior written notice of such change. Medivation may change the level of Medivation Promotional Share at any other time, and in any other amount up to a maximum of [*] of the then-current Specialty Detail Effort, with the prior approval of the JCC.

(b) Co-Promotion Product. A Product which is being, or will be, Co-Promoted under the same trademark by both Parties under this Agreement is referred to herein as a “Co-Promotion Product.”

(c) Co-Promotion Period. The “Co-Promotion Period” shall commence on the First Commercial Sale of any Co-Promotion Product in the Shared Territory and shall continue until the earlier of (a) termination of the Parties’ Commercialization of the applicable Co-Promotion Product in the Shared Territory, as determined by the mutual agreement of the Parties, and (b) the effective date of termination of Medivation’s right to Co-Promote the Co-Promotion Products pursuant to Section 5.11(i) below.

(d) Detailing.

(i) The Parties shall establish an annual detailing and targeting plan (“Field Force Detailing Plan”) for inclusion in the Shared Territory Commercialization Plan. Such plan shall include the Specialty Detail Effort and number of Details to be conducted to primary care physicians and Non-Prescribers. With respect to the Specialty Detail Effort, such plan shall include the targeted healthcare provider segments and number of Details to be conducted by each Party, consistent with the Medivation Detail Requirement. The JCC shall, in a manner consistent with the Medivation Promotional Share, equitably allocate responsibility for the Specialty Detail Effort between the Parties’ respective Sales Representatives among particular groups of Specialists, including equitable allocation (access and potential) of target and high decile prescribers and practices.

(ii) In consultation with Partner, Medivation shall establish a computer-based system, consistent with Partner’s internal practice of recording and tracking Details of Product in the Shared Territory, that shall accurately record and track all Details by the Medivation Sales Representatives, which system design shall be subject to audit by Partner to ensure such system is consistent with Partner’s practice. Each Party shall deliver to the other Party a preliminary report containing its good faith estimate of the number of Details conducted by the Medivation Sales Representatives during each Calendar Quarter or Partner’s Sales Representatives during each Partner Quarter, as the case may be, no later than [*] days after the end of each Calendar Quarter. No later than [*] days after the end of such Calendar Quarter, each Party shall deliver to the other Party a report indicating the actual number of Details conducted by such Party for such Calendar Quarter (in the case of Medivation) or Partner Quarter

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(in the case of Partner). Medivation shall include in its calculation of Joint Commercialization Costs pursuant to Section 8.2 its Field Force Detailing Cost for the applicable Calendar Quarter; provided that if the aggregate number of Details for the Calendar Quarter and each of the previous Calendar Quarters for the Calendar Year is greater than [*] of the Medivation Detail Requirement, then only the incremental Field Force Detailing Cost for such Calendar Quarter up to and including [*] of the Medivation Detail Requirement shall be included in Joint Commercialization Costs for such Calendar Quarter and subject to Section 5.10(d)(iii), Medivation shall not include any additional Field Force Detailing Cost in Joint Commercialization Cost for the remainder of the Calendar Year. Partner shall include in its calculation of Joint Commercialization Costs pursuant to Section 8.2 its Field Force Detailing Cost for the applicable Partner Quarter; provided that if the aggregate number of Details to each of Specialists, primary care physicians or Non-Prescribers, for the Partner Quarter and each of the previous Partner Quarters for the Partner Year with respect to such Specialists, primary care physicians or Non-Prescribers is greater than [*] of the number of Details allocated to Partner for that group in the Field Force Detailing Plan, then only the incremental Field Force Detailing Cost up to and including [*] of the number of Details allocated to Partner for such group shall be included in Joint Commercialization Costs and subject to Section 5.10(d)(iii), Partner shall not include any additional Field Force Detailing Cost in Joint Commercialization Cost for the remainder of the Partner Year for such group.

(iii) If a Party believes that it will provide less than the aggregate number of Details required to be provided by it to Specialists for a Calendar Year (with respect to Medivation) or Partner Year (with respect to Partner) pursuant to the Field Force Detailing Plan, it shall notify the other Party. If in any Calendar Year either Party notifies the other Party that it will provide less than the aggregate number of Details required to be provided by it to Specialists for such Calendar Year or Partner Year, as applicable, pursuant to the Field Force Detailing Plan, then the other Party shall be entitled (but shall not be obligated) to provide such additional Details as may be necessary to make up some or all of such shortfall and shall include the Field Force Detailing Costs associated with replacing the unprovided Details (to the extent actually replaced by such other Party) in its calculation of Joint Commercialization Costs pursuant to Section 8.2 notwithstanding the limitation set forth in Section 5.10(d)(ii).

(iv) Neither Party’s Sales Representatives shall be permitted to Detail more than [*] (inclusive of [*] being [*] by [*] on [*].

(e) Reimbursement and Managed Care Activities. [*] shall be the lead managed care/reimbursement Party, responsible for the operational aspects of managing and carrying out efforts related to obtaining reimbursement for Products in the Shared Territory and the negotiation of managed care arrangements; it being understood that all decision-making related to reimbursement and managed care matters shall be done by the JCC with oversight by the JSC. [*] shall be entitled to provide input on such matters, which input [*] will consider in good faith. [*] will also make a good faith effort to involve [*] in clinical and formulary presentations and in meetings with regional accounts.

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(f) Other Terms. In addition to the terms set forth in this Section 5.10, Co-Promotion of any Co-Promotion Product shall be conducted pursuant the terms set forth in Section 5.11 during the applicable Co-Promotion Period.

5.11 Co-Promotion Terms.

(a) Governance. Subject to Article 2, the Parties’ Co-Promotion activities for any Product in the Shared Territory shall be overseen by the JCC and governed by the Shared Territory Commercialization Plan. The JCC shall use reasonable and good faith efforts to allocate the Co-Promotion activities in a manner to give effect to the sales and marketing strategy described in the Shared Territory Commercialization Plan and in the best interests of the applicable Co-Promotion Product.

(b) Advertising and Promotional Materials. The Parties shall jointly prepare and produce all Promotional Materials for Co-Promotion Products in the Shared Territory, provided, however, that the JCC shall approve all such Promotional Materials to ensure consistency across the entire field of effort of both Parties. Promotional Materials shall not be used unless approved by the JCC. Subject to Applicable Law, all such Promotional Materials shall include, with equal prominence, the names and logos of both Parties. The JCC shall determine the manner in which the Parties will be presented and described to the medical community in any Promotional Materials or other materials related to a particular Co-Promotion Product and the placement of the names and logos of the Parties, in each case as permitted by Applicable Law and the labeling for such Co-Promotion Product approved by the applicable Regulatory Authority. Partner shall own all right, title and interest in and to any and all such Promotional Materials, including all applicable copyrights, trademarks (other than Medivation’s name and logo), program names and domain names.

(c) Samples. The Shared Territory Commercialization Plan shall include mutually agreeable procedures for supplying reasonable requirements of Samples of each Co-Promotion Product to the Medivation Sales Representatives.

(d) Medical Information. Prior to the First Commercial Sale of the Initial Dimebon Product, [*] shall be responsible for responding to medical information requests from healthcare professionals and consumers in accordance with its standard practice for such activity. Medivation and Partner shall discuss and agree upon procedures for responding in a consistent manner to medical information requests on Products from healthcare professionals and consumers received after the First Commercial Sale of the Initial Dimebon Product. In the event that the Parties cannot reach consensus on any decisions regarding such procedures, [*].

(e) Medivation Sales Force.

(i) Medivation’s right to Co-Promote Co-Promotion Products shall be contingent upon Medivation’s employment of (a) Sales Representatives who at the time of employment by Medivation have not less than [*] years of [*] sales experience in the U.S.

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(collectively “Medivation Sales Representatives”), (b) at least one (1) full-time sales manager for every [*] Medivation Sales Representatives to manage and monitor the Medivation Sales Representatives, with each such sales manager having at the time of employment by Medivation not less than [*] years of experience in supervising pharmaceutical Sales Representatives and (c) at least [*] sales force trainers who at the time of employment by Medivation have not less than [*] years of experience in [*] in the pharmaceutical industry, including part-time experience (the “Medivation Sales Force Trainers”, and, together with the Medivation Sales Representatives and the Medivation sales manager(s), collectively, the “Medivation Sales Force”).

(ii) Medivation shall have sole responsibility for all costs and expenses in connection with the Medivation Sales Force including, without limitation, salaries, travel expenses and other expenses, providing benefits, deducting federal, state and local payroll taxes, FICA contributions, FUI, DUI and any similar taxes and paying workers’ compensation premiums, unemployment insurance contributions and any other payments required by Applicable Laws to be made on behalf of employees. Nothing in this Agreement shall be construed to conclude that any of Medivation Sales Force or any other agents or employees of Medivation are agents or employees of Partner or subject to Partner’s direction and control. Medivation shall have sole authority over the terms and conditions of employment of the Medivation Sales Force, including their selection, management, compensation (including incentive plans) and discharge.

(f) Partner Sales Force. Partner shall have sole responsibility for all costs and expenses in connection with Partner’s sales force, including, without limitation, salaries, travel expenses and other expenses, providing benefits, deducting federal, state and local payroll taxes, FICA contributions, FUI, DUI and any similar taxes and paying workers’ compensation premiums, unemployment insurance contributions and any other payments required by Applicable Laws to be made on behalf of employees. Nothing in this Agreement shall be construed to conclude that any of Partner’s sales force or any other agents or employees of Partner are agents or employees of Medivation or subject to Medivation’s direction and control. Partner shall have sole authority over the terms and conditions of employment of Partner’s sales force, including their selection, management compensation (including incentive plans) and discharge.

(g) Training.

(i) Partner Training. Partner shall develop and provide product training programs and materials for Co-Promotion Products to ensure a consistent, focused promotional strategy. Partner shall provide product training for Co-Promotion Product to the Medivation Sales Force. Partner shall only conduct one (1) Co-Promotion Product training (“Training Program”) for Medivation personnel. The location and duration of such one (1) Training Program shall be determined in accordance with the Shared Territory Commercialization Plan unless otherwise agreed upon by the Parties. Partner shall not be obligated to provide any training for any Medivation personnel who do not attend such Training Program, other than as expressly set forth in this Section 5.11(g). On an as-needed basis, Partner

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shall provide ongoing training relating to Co-Promotion Products for the Medivation Sales Force Trainers who will train any additional or replacement Medivation Sales Representatives to the same standard as the Medivation Sales Representatives trained by Partner. All travel and lodging and other expenses for the Medivation Sales Force to attend the Training Program will be paid by Medivation. In addition, Medivation will reimburse Partner for [*] related to [*]. Except as provided in this Section 5.11(g)(i), the implementation of all ongoing training programs for the Medivation Sales Force will be the responsibility of Medivation and at its sole expense. In any event, Medivation shall be responsible, at its sole expense, for training the Medivation Sales Force on general business and regulatory topics, including, without limitation, general sales training, computer training, call management training, Medivation car policy, expense reporting and human resources policies.

(ii) Partner shall own all right to all training programs and materials in all formats (print, video, audio, digital, computer) including without limitation, all applicable copyrights, trademarks, program names, domain names and Internet sites, but in all cases excluding the Medivation name and logo.

(iii) Each member of the Medivation Sales Force Detailing Co-Promotion Products shall have successfully completed Partner’s Training Program for such Product (either as provided by Partner or by one (1) of the Medivation Sales Force Trainers who has received training by Partner or another Medivation Sales Force Trainer) prior to conducting any Details of such Product. A member of the Medivation Sales Force shall have successfully completed the Training Program if he or she has [*] at least [*] on [*] that [*] the [*] as Partner requires of its own Sales Representatives at the time such Training Program is conducted. Each member of the Medivation Sales Force may take a [*] that makes up the Training Program [*]. If after the [*] such individual has not [*] at least [*] on [*] as Partner requires of its own Sales Representatives at the time, under no circumstances can such individual Detail the Co-Promotion Product. For the avoidance of doubt, unless Partner’s prior consent has been obtained, no member of the Medivation Sales Force may promote the Co-Promotion Product or discuss disease concepts with any medical professional, until after both (x) the First Commercial Sale of the Co-Promotion Product in the U.S. and (y) he or she has successfully completed the Training Program.

(h) Returns; Customer Support. Partner shall be responsible for handling all returns of any Co-Promotion Product. If Co-Promotion Product is returned to Medivation, Medivation shall promptly ship such Co-Promotion Product to Partner. Medivation, if requested by Partner, shall advise the customer who made the return that the Co-Promotion Product has been returned to Partner. Partner shall be responsible for providing customer support, handling medical queries, and responding to product and medical complaints relating to Co-Promotion Product.

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(i) Termination.

(i) Medivation may terminate its Co-Promotion of a particular Co-Promotion Product in the Shared Territory upon not less than [*] days prior written notice to Partner. If Medivation materially breaches its commitments or obligations relating to Co-Promotion of a Co-Promotion Product, then Partner shall have the right (in addition to any other rights it has under this Agreement) to terminate Medivation’s rights to Co-Promote such Co-Promotion Product upon prior written notice, which termination shall be effective on the [*] day following such notice if Medivation has not cured, (or commenced a plan to cure where such breach is not curable in such [*] day period provided that if such breach is not cured within [*] days, then such termination shall be effective on the [*] day) its breach within such [*] day period. Upon any termination of Medivation’s rights to Co-Promote a Co-Promotion Product under this Section 5.11(i)(i),

(1) the license granted to Medivation pursuant to Section 7.2 with respect to Co-Promoting such Co-Promotion Product shall terminate;

(2) with respect to such Co-Promotion Product, Medivation’s rights and obligations under Sections 5.10 and 5.11 shall terminate except for Sections 5.11(j)(ii), (iii) and (iv);

(3) the JCC shall not allocate any Co-Promotion responsibilities to Medivation under Section 2.6(b)(vii) for such Co-Promotion Product;

(4) Partner shall have final say regarding decisions on the Field Force Detailing Plan and deployment of medical scientific liaisons at the JCC for such Co-Promotion Product; and

(5) all other provisions of this Agreement would remain in full force and effect, including, without limitation, Medivation’s share of Operating Profits (Losses) under Section 8.2.

(ii) Partner and Medivation shall reasonably cooperate to transition to Partner Medivation’s Co-Promotion activities with respect to the terminated Co-Promotion Product(s) so as to minimize disruption to sales activity and Medivation shall withdraw its Sales Representatives from such Co-Promotion activities in a professional manner.

(j) Regulatory Compliance

(i) Each of Medivation and Partner shall reasonably cooperate with the other Party in its efforts toward ensuring that all government reporting (including price and gift reporting) by either Party, and all sales, marketing and promotional practices in respect of each Co-Promotion Product meet the standards required by (A) Applicable Laws in the Shared Territory, (B) any settlement or judgment to which either Party may be subject from time to time (including in the case of Partner, the Corporate Integrity Agreement, dated May 11, 2004, (“Partner CIA”) between Partner and the Office of Inspector General (“OIG”)), (C) applicable

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guidelines concerning the advertising of prescription drug products, the OIG’s Compliance Guidance Program issued in April 2003 (the “2003 OIG Guidance”), the Pharmaceutical Research and Manufacturers of America (“PhRMA”) Code on Interactions with Healthcare Professionals, as hereafter amended from time to time (the “PhRMA Code”), the PhRMA Principles on Conduct of Clinical Trials and Communication of Clinical Trial Results, and the standards set forth by the Accreditation Council for Continuing Medical Education relating to educating the medical community in the U.S. (“ACCME Standards”), (D) the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder (the “PDM Act”), (E) federal, state and local agencies and all payor “fraud and abuse”, and consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Kickback Law (42 U.S.C. §1320a-7b(b)) and the “Safe Harbor Regulations” which are found at 42 C.F.R. §1001.952 et seq., (F) the FCPA, (G) to the extent not inconsistent with the foregoing, either of Medivation’s or Partner’s written policies regarding ethical business practices (including in the case of Partner, the [*] and the [*]), and (H) Partner’s policy on continuing medical education.

(ii) Each of Medivation and Partner shall reasonably cooperate with the other Party to provide the other Party access to any and all information, data and reports required in order to comply with the relevant provisions of the Medicare Modernization Act (“MMA”) and any other Applicable Laws, including without limitation, state and federal reporting requirements, in a timely and appropriate manner. Partner shall ensure that its reporting to the Centers for Medicare and Medicaid Services and other federal and state healthcare programs related to the Co-Promotion Products is true, complete and correct in all material respects; provided however, that Partner shall not be held responsible for submitting erroneous reports if such deficiencies result from information provided by Medivation which itself was not true, complete and correct.

(iii) Medivation shall endeavor to prepare and provide to Partner any data or other information covered by this Section 5.11(j), and/or required to be disclosed or provided pursuant to Applicable Laws in accordance with methodologies specified by Partner, and shall advise Partner if there is any respect in which it has been unable to do so. If Medivation has a question about whether a specific transaction or other event needs to be reported to Partner pursuant to this Section 5.11(j), Medivation’s obligation shall be satisfied by delivery of a true, complete and correct report of such transaction or other event, without a determination as to the proper reporting or legal characterization of such matter.

(iv) Partner shall provide to Medivation the relevant portion of any submission containing information provided by Medivation pursuant to this Section 5.11(j) that Partner has submitted to any Governmental Authority in respect of reporting of financial expenditures related to marketing and promotional practices, but not including any report made under the Partner CIA or any other Corporate Integrity Agreement with the OIG to which Partner may be a party. Partner further agrees, to the extent reasonably practicable, to provide Medivation with an opportunity to review the relevant portion of such submission prior to submission to the applicable Governmental Authority if the information contained therein is

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inconsistent with the information provided by Medivation and to consider in good faith any reasonable requests by Medivation with respect thereto. In any event, Partner agrees to seek confidential treatment of any such information related to Medivation that it submits to any Governmental Authority to the extent Partner seeks the same treatment for information that Partner has submitted to such Governmental Authority and to the extent permitted under any Applicable Laws.

(v) Medivation and Partner shall confer with each other on a regular basis to discuss and compare their respective procedures and methodologies relating to each Party’s compliance to any Applicable Laws and the guidelines described in Section 5.11(j)(i) or fulfillment of any other obligation contained in this Section 5.11(j). In the event that the Parties have different understandings or interpretations of this Section 5.11(j) or of the applicability of, or standards required by, any Applicable Laws, then the Parties shall confer and seek to reach common agreement on such matters.

(vi) Each Party agrees that:

(1) it will instruct its Sales Representatives to use, and will use commercially reasonable efforts to train and monitor its Sales Representatives to ensure that such Sales Representatives use, only Promotional Materials, the Samples, and literature approved for use under Section 5.11(b) and (c) for the promotion of the Products in the Shared Territory;

(2) it will instruct its Sales Representatives not to misbrand, change, alter or adulterate any Promotional Materials and Samples supplied to it in any way prior to or during their distribution or use; and

(3) it will instruct its Sales Representatives to do, and will use commercially reasonable efforts to train its Sales Representatives to do, and will establish appropriate internal systems, policies and procedures for the monitoring of its Sales Representatives with the goal of ensuring that such personnel do, the following:

(a) limit claims of efficacy and safety for the Co-Promotion Products to those that are (A) consistent with approved promotional claims in, and not add, delete or modify claims of efficacy and safety in the promotion of such Products in any respect from those claims of efficacy and safety that are contained in, the then effective Shared Territory Commercialization Plan, (B) consistent with Applicable Law, and (C) consistent with the Product labeling approved by the FDA;

(b) not make any changes in Promotional Materials, and use Promotional Materials and Samples within the Shared Territory only in a manner that is consistent with (A) the then effective Shared Territory Commercialization Plan, (B) Applicable Law and (C) the Product labeling approved by the FDA;

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(c) promote the Co-Promotion Products in compliance with applicable legal and professional standards that are generally accepted by the pharmaceutical industry in the applicable market, including Applicable Laws and the applicable guidelines concerning the advertising and promotion of prescription drug products described in Section 5.11(j); and

(d) not to, directly or indirectly, pay, promise to pay, or authorize the payment of any money, or give, promise to give, or authorize the giving of anything of value to any official or employee of any Governmental Authority, or to any political party, or official thereof, or to any candidate for political office (including any party, official, or candidate) for the purpose of promoting the sale or improper use of a Co-Promotion Product.

5.12 Medical Education. In the Shared Territory, Medivation shall participate with Partner in performing Medical Education Activities and shall have the right to provide the same level of Medical Education Activities support, measured as a percentage of the effort required to carry out the Medical Education Activities for each Product in the Shared Territory, as it elects to provide for the Specialty Detail Effort under Section 5.10(a) (i.e., between [*] and [*]).

ARTICLE 6

MANUFACTURE AND SUPPLY

6.1 Overview. The Parties agree to share responsibilities with respect to the manufacture and supply of Products as provided in this Article 6 under the direction of the JMC and pursuant to the Joint Manufacturing Plan. All manufacturing and supply of Products in the Field and for the Territory shall be conducted pursuant to a comprehensive, worldwide manufacturing plan (the “Joint Manufacturing Plan”) that sets forth (a) all significant work including CMC Development activities necessary to support ongoing or anticipated Non-Clinical Studies or Clinical Trials including the timeline therefor; (b) all significant work to explore alternative formulations of Products that may improve the clinical dosing regimen or other key characteristics of such Products; (c) all significant work necessary to establish capacity for and to support ongoing or anticipated Commercialization of such Products in the Territory, including the timeline therefor; (d) the anticipated tasks and responsibilities and resource allocation of each Party; (e) the annual projected Product volume to be manufactured; and (f) a corresponding Joint Manufacturing Budget for such activities. In the event of any inconsistency between the Joint Manufacturing Plan and this Agreement, the terms of this Agreement shall prevail.

6.2 Joint Manufacturing Plan.

(a) Initial Joint Manufacturing Plan. The Joint Manufacturing Plan for the first year of the Collaboration shall be developed by the JMC and approved by the JSC within [*] after the Effective Date. Such initial Joint Manufacturing Plan will to the extent determinable at

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such time include (i) all scale up, registration batch manufacture and other work necessary to support the first Regulatory Approval of the Initial Dimebon Product in the Shared Territory and Europe, and (ii) activities to explore a [*].

(b) Amendments to the Joint Manufacturing Plan. On an [*] basis (by [*] date to be determined by the JMC consistent with Partner’s standard practice for developing manufacturing plans and budgets for its own products), or more often as the Parties deem appropriate, Partner shall prepare amendments to the then-current Joint Manufacturing Plan and submit such draft amendments to the JMC for review and approval and, upon approval by the JMC, to the JSC for approval. Each such amendment shall specify, with a level of detail according to Partner’s standard practices, the items described in Section 6.1. Each amended Joint Manufacturing Plan shall contain a corresponding budget, which budget shall identify major components of costs separately for each Product (the “Joint Manufacturing Budget”). Such updated and amended Joint Manufacturing Plan shall reflect any changes, re-prioritization of activities within, reallocation of resources with respect to, or additions to the then-current Joint Manufacturing Plan. In addition, the JMC may prepare amendments to the Joint Manufacturing Plan and corresponding Joint Manufacturing Budget from time to time during the Term, in each case, in accordance with the foregoing. Once approved by the JMC and JSC, the amended Joint Manufacturing Plan and Joint Manufacturing Budget shall become effective on the date approved by the JSC (or such other date as the JSC shall so specify). Any JSC-approved amended Joint Manufacturing Plan and Joint Manufacturing Budget shall supersede the previous Joint Manufacturing Plan and Joint Manufacturing Budget.

6.3 Manufacturing Responsibilities. Subject to Sections 6.4 and 13.2, each Party shall be obligated to conduct and fund the manufacturing of Collaboration Molecules and Products in accordance with the approved Joint Manufacturing Plan and corresponding budget. Unless the Parties agree in writing upon an alternate allocation of responsibility, the Parties shall have the following rights and obligations with respect to the operational responsibilities under each Joint Manufacturing Plan:

(a) Lead Manufacturing Party. [*] shall be the lead manufacturing Party and shall have primary operational responsibility for executing the Joint Manufacturing Plan as in effect from time to time for the Territory.

(b) Manufacture and Supply of Product. Partner shall be responsible for the manufacturing, supply and distribution of Product, including active pharmaceutical ingredient and other components of Product, to be used for Commercialization. Subject to Section 2.7(b), [*] shall include in the Joint Manufacturing Plan a projected Product launch volume to support the First Commercial Sale for the Shared Territory (“Launch Product Volume”) that is (i) consistent with [*] then-current standard practice of inventory building for product launches, which standard practice as of the Signing Date is to maintain [*] of the then annual projected demand of active pharmaceutical ingredient and [*] of the annual projected demand of finished goods (“Launch Product Volume Criteria”) or (ii) if [*] decides in its good faith judgment that such then-current Launch Product Volume Criteria should not be applied, then its good faith

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estimate of such Product launch volume. The Parties acknowledge that the projected Product volume included in a Joint Manufacturing Plan is a good faith estimate and that actual Product volume manufactured may differ from such projected Product volume due to changes in demand.

(c) Manufacture and Supply of Clinical Product. [*] will [*] manufacture and supply the [*] for [*] until a specified time defined by the initial Joint Manufacturing Plan; thereafter [*] shall be responsible for such supply of Product. [*] agrees not to execute any agreement with a Third Party related to manufacturing of any Collaboration Molecule or Product without [*] prior consent.

(d) Preparation of CMC regulatory documents. [*] will have primary responsibility for the preparation of CMC sections of the NDA for the Products.

6.4 Allocation of Manufacturing Costs Under the Joint Manufacturing Plan.

(a) All Manufacturing Costs and costs for CMC Development activities incurred pursuant to approved Joint Manufacturing Plans for the Development of Products in the Shared Territory shall be shared by the Parties as Joint Development Costs pursuant to Section 3.2(e)(i); provided that with respect to Joint Development Costs incurred in connection with those activities described in the [*], Medivation’s share of such costs shall in no event be [*], in a given Calendar Year [*], such amounts as are indicated in the [*]. All Manufacturing Costs incurred in manufacturing commercial Product for sale in the Shared Territory shall be shared by the Parties as Joint Commercialization Costs pursuant to Section 5.5. All Manufacturing Costs and costs for CMC Development activities for the Licensed Territory to the extent not included in Joint Development Costs shall be borne solely by [*].

(b) The Parties agree that Partner may use any and all Information it receives or learns under the Collaboration, whether existing as of the Effective Date or developed for Collaboration Molecules and Products with respect to manufacturing Collaboration Molecules and Products in the Shared Territory during the Term, to Develop and Commercialize Products in the Licensed Territory.

6.5 Manufacturing Standards of Conduct. Each Party shall use Diligent Efforts to carry out the tasks assigned to it under the Joint Manufacturing Plan in a timely manner. Each Party shall conduct its activities under the Joint Manufacturing Plan in a good scientific manner and in compliance with all Applicable Laws.

6.6 Manufacturing Records and Reports. Each Party shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under the Joint Manufacturing Plan and all Information resulting from such work. Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Joint Manufacturing Plan in sufficient detail and in good scientific manner appropriate for regulatory purposes. Each Party shall have the right to review and copy such records maintained

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by the other Party at reasonable times and to obtain access to originals to the extent needed for patent or regulatory purposes or for other legal proceedings. Each Party shall provide the JMC with such reports detailing its manufacturing activities under the Joint Manufacturing Plan and the results of such activities as the JMC requests.

6.7 Subcontracts; Affiliates. Subject to Sections 6.3(c) and 7.4, each Party may perform any of its manufacturing and supply obligations under the Joint Manufacturing Plan through its Affiliates or one or more Third Party manufacturers or consultants. In the event that Partner utilizes a Third Party manufacturer, Partner agrees to use commercially reasonable efforts to [*] an [*] that may be [*] to [*] upon [*].

6.8 Transfer of Manufacturing Technology. Medivation shall transfer to Partner or a Third Party manufacturer designated by Partner and reasonably acceptable to Medivation all Medivation Know-How so that Partner or such Third Party manufacturer (as appropriate) can replicate the process employed by or on behalf of Medivation as of the Effective Date to manufacture the [*]. The costs and expenses incurred by Medivation, including without limitation any Development FTE costs, in carrying out such transfer shall be shared as a Joint Development Cost. Partner acknowledges and agrees that Medivation may condition its agreement to transfer any Medivation Know-How to a Third Party manufacturer on the execution of a confidentiality agreement between such Third Party manufacturer and Medivation that contains terms substantially equivalent to those of Article 12 of this Agreement.

ARTICLE 7

LICENSES AND EXCLUSIVITY

7.1 License to Partner under Medivation Technology. Subject to the terms and conditions of this Agreement, Medivation hereby grants Partner an exclusive, royalty-bearing, sublicensable (solely as permitted in accordance with Section 7.4) license, under the Medivation Technology to develop, make, have made, use, import, export, offer for sale, and sell Products in the Field in the Territory.

7.2 Licenses to Medivation under Partner Technology and Medivation Technology. Subject to the terms and conditions of this Agreement, Partner hereby grants Medivation:

(a) a non-exclusive, non-sublicensable (except as permitted in accordance with Section 7.4), royalty-free, fully-paid license, under the Partner Technology during the Term, to conduct any and all activities assigned to Medivation under the Joint Development Plan(s), Joint Manufacturing Plan(s) or Shared Territory Commercialization Plan(s), as applicable, and

(b) the exclusive right to Develop and Co-Promote Co-Promotion Products together with Partner in the Shared Territory in addition to any rights under the Medivation Technology (which rights shall be non-sublicensable except as permitted in accordance with Section 7.4) to conduct any and all activities assigned to Medivation under the Joint Development Plan(s), Joint Manufacturing Plan(s) or Shared Territory Commercialization Plan(s), as applicable.

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7.3 Research Licenses.

(a) Medivation grants to Partner a non-exclusive, irrevocable, royalty-free, perpetual license in the Territory, with the right to sublicense only to Affiliates (for so long as they remain Affiliates), to use for [*] any Medivation Know-How and any Medivation Confidential Information, in each case to the extent disclosed during the Term to Partner by Medivation or its Affiliates and [*]; and

(b) Partner grants to Medivation a non-exclusive, irrevocable, royalty-free, perpetual license in the Territory, with the right to sublicense only to Affiliates (for so long as they remain Affiliates), to use for all [*] any Partner Know-How and any of Partner’s Confidential Information, in each case to the extent disclosed during the Term to Medivation by Partner or its Affiliates and [*].

7.4 Sublicensing.

(a) Scope of Permissible Sublicensing. The license granted by Medivation to Partner in Section 7.1 may be sublicensed by Partner to: (i) an Affiliate of Partner without any requirement of consent, provided that such sublicense to an Affiliate of Partner shall immediately terminate if and when such party ceases to be an Affiliate of Partner or (ii) a Third Party only with the prior written consent of Medivation, provided that a sublicense may be granted to a subcontractor or consultant upon prior written notice to Medivation (x) pursuant to Sections 3.5, 4.6, 5.9 and 6.7 to perform Partner’s assigned responsibilities (but not Partner’s responsibilities to provide a field sales force in the Shared Territory) under this Agreement, the Joint Development Plan, Joint Manufacturing Plan and/or Shared Territory Commercialization Plan and (y) to conduct any of Partner’s obligations and activities with respect to Products in the Licensed Territory provided that Partner remains responsible for the work allocated to, and payment to, such subcontractors and consultants to the same extent it would if it were doing such work itself. The license granted by Partner to Medivation in Section 7.2 may be sublicensed by Medivation to a subcontractor solely pursuant to Sections 3.5, 4.6, 5.9 and 6.7 to perform Medivation’s assigned responsibilities (but not Co-Promotion activities) under this Agreement, the Joint Development Plan, the Joint Manufacturing Plan and/or the Shared Territory Commercialization Plan, upon prior written notice to Partner provided that Medivation remains responsible for the work allocated to, and payment to, such subcontractors and consultants to the same extent it would if it were doing such work itself.

(b) Sublicense and Subcontractor Agreements. Each Party shall, in each agreement under which it grants a sublicense under a license set forth in Section 7.1 or 7.2 or subcontracts its obligations pursuant to Sections 3.5, 4.6, 5.9 or 6.7 (each, a “Sublicense or Subcontractor Agreement”), require the Sublicensee or subcontractor (x) to provide the

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following to such Party: (i) [*], (ii) [*], (iii) [*] and (y) to agree to [*] regarding [*], that are [*] as those undertaken by the Parties pursuant to [*] hereof. Each Sublicense or Subcontractor Agreement shall be subject to the applicable terms and conditions of this Agreement and any Third Party Licenses sublicensed to the Sublicensee or subcontractor, as the case may be. A copy of any Sublicense or Subcontractor Agreement executed by one Party with a Third Party shall be provided to the other Party within [*] days after its execution; provided that the terms of any such Sublicense or Subcontractor Agreement may be redacted to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement.

7.5 Negative Covenant. Each Party covenants that it will not knowingly use or practice any of the other Party’s intellectual property rights licensed to it under this Article 7 except for the purposes expressly permitted in the applicable license grant.

7.6 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights.

7.7 Third Party Payments. The Parties acknowledge that during the Term, it may be beneficial to obtain a license under Third Party intellectual property. The Parties agree that (a) with respect to Third Party intellectual property that is [*], the Parties shall discuss whether to obtain such license with Partner having the final say and responsibility for negotiating such license after good faith consideration of Medivation’s input and (b) with respect to Third Party intellectual property that is [*], (x) [*] shall determine ([*]) whether to obtain a license to such Third Party intellectual property where such license is for the Shared Territory and if a determination is made to obtain such license, [*] shall have responsibility for negotiating such license after good faith consideration of [*] input, and (y) Partner shall have the final say on obtaining a license to such Third Party intellectual property and responsibility for negotiating such license where such license is for the Licensed Territory except in each case where such Third Party intellectual property is the subject of Section 7.7(ii) below, in which case Medivation shall have the responsibility to negotiate, after good faith consideration of Partner’s input, any licenses to such Third Party intellectual property. The Parties agree that the payments to any Third Party in respect of any such Third Party License shall be deemed a “Third Party Payment” and subject to this Section 7.7, Medivation shall be responsible for making all Third Party Payments with respect to (i) Third Party Licenses [*] and (ii) Third Party Licenses to or acquisitions of Third Party intellectual property (including published applications) [*] that [*] the [*] or [*] of the [*] for the [*] within the [*]. Any payment made by Medivation under subsection (i) or (ii) above shall not be included in Joint Commercialization Costs. Partner shall be responsible for making all other Third Party Payments with respect to any additional Third Party Licenses entered into after the Effective Date pursuant to this Section 7.7 (“Approved Third Party Payments”), subject to inclusion in Joint Commercialization Costs (in the case of Approved Third Party Payments attributable to the Shared Territory) or subject to a royalty reduction as and to the extent provided in Section 8.5(e) (in the case of Approved Third Party Payments attributable to the Licensed Territory).

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7.8 Compensation to Inventors of Medivation Patents. Medivation shall be responsible for any compensation and any other payments due to the inventors, [*], [*] or any other prior owners, of any Medivation Patents listed in Exhibit J or any corresponding patents and patent applications.

7.9 Exclusivity.

(a) Restriction. Each Party hereby covenants that, for a given country beginning on [*] until [*] (the “Restricted Period”) neither it nor its Affiliates will, directly or indirectly, by itself or with a Third Party, Commercialize, except as permitted in Section 7.9(b) or 7.9(e), any Competing Product for any indication within the Initial Indications.

(b) Partner Restricted Product. Notwithstanding Section 7.9(a), if Partner or any of its Affiliates, either through its own efforts or by acquisition, obtains ownership of or a license to, or is acquired by or otherwise merges with an entity that owns or has a license to, a Competing Product, in all such cases that would result in a violation of Section 7.9(a) above with respect to a particular country (each such Competing Product that would lead to such a violation being, a “Restricted Product”), then Partner or its Affiliates shall notify Medivation in writing no later than [*] days after (x) consummation of such transaction involving a marketed Restricted Product or (y) obtaining a Regulatory Approval from the applicable Regulatory Authority, in the case of a license or acquisition of a Restricted Product in development or a Restricted Product developed through such Party’s own efforts, whether it will elect to:

(i) divest itself of such Restricted Product in such country and notify Medivation in writing of such divestiture (it being understood that such divestiture shall be consummated within [*] months of consummation of the transaction specified in Section 7.9(b)(x) or obtaining the Regulatory Approval specified in Section 7.9(b)(y)). If Partner or its Affiliate elects to divest itself of such Restricted Product, such divestiture shall occur by an outright sale to a Third Party of all of such Party’s and its Affiliate’s rights to such Restricted Product.

(ii) pay to Medivation during the Restricted Period for such country (A) royalties on Net Sales of such Restricted Product where such country is in the Licensed Territory, calculated in [*] and (B) a share of profits resulting from sales of such Restricted Product where such country is in the Shared Territory, by including, [*] and calculating [*] of such Restricted Product in the Shared Territory; or

(iii) terminate this Agreement pursuant to Section 13.2 with respect to such country.

(c) Medivation Restricted Product. Notwithstanding Section 7.9(a), if Medivation or any of its Affiliates, either through its own efforts or by acquisition, obtains ownership of or a license to, or is acquired by or otherwise merges with an entity that owns or has a license to, a Restricted Product, then Medivation or its Affiliate shall promptly notify

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Partner in writing of such occurrence no later than [*] days after (i) consummation of such transaction involving a marketed Restricted Product or (ii) obtaining a Regulatory Approval from the applicable Regulatory Authority, in the case of a license or acquisition of a Restricted Product in development or a Restricted Product developed through its own efforts, and shall be required to divest itself of such Restricted Product in such country and notify Partner in writing of such divestiture (it being understood that such divestiture shall be consummated within [*] of consummation of the transaction specified in Section 7.9(c)(i) or obtaining the Regulatory Approval specified in Section 7.9(c)(ii)).

(d) Governmental Authority Required Divestiture.

(i) In the event that a Party (the “Acquiring Party”) acquires or is acquired by, or otherwise merges or enters into a consolidation with, a Third Party or enters into any agreement with respect to any such transaction, and the Acquiring Party is informed by a Governmental Authority that it or, if applicable, its acquiror, will be required as a condition to such transaction either to (i) divest a product that, prior to such transaction, is owned or controlled by such Third Party (an “Acquired Product”) or (ii) divest its interest in the Collaboration (such transaction referred to herein as a “Triggering Transaction”), then not later than [*] days after receipt of notice of such requirement from such Governmental Authority, the Acquiring Party shall notify the other Party in writing of such requirement and whether such Acquiring Party intends to (1) divest such Acquired Product or (2) divest its interest in the Collaboration. If the Acquiring Party notifies the other Party that it intends to divest such Acquired Product, such Acquiring Party shall have [*] following the consummation of such acquisition, merger or consolidation to divest such Acquired Product; provided, that such Acquiring Party may continue its Commercialization activities hereunder for such [*] period and provided further that it shall be in no way excused from its diligence and other obligations under this Agreement during such period.

(ii) If instead the Acquiring Party notifies the other Party that it intends to sell its interest in the Collaboration, such notice (the “Selling Notice”) shall constitute an irrevocable offer to sell such interest to the other Party as provided below. Upon receipt of the Selling Notice, the other Party shall have a period of not more than [*] days to notify the other Party in writing that either (x) it does not desire to purchase such interest (a “Notification of Non Interest”) or (y) it does desire to engage in negotiations to affect such purchase (a “Notification of Interest”), in which event, unless the applicable Governmental Authority rejects the other Party as a buyer of the Acquiring Party’s interest in the Collaboration, the Parties shall negotiate in good faith to reach an agreement within the [*] day period (the “Negotiation Period”) following the date of the Notification of Interest, with respect to the price to be paid by the other Party for such interest, and the sale of such interest shall be conditioned upon the consummation of such Triggering Transaction.

(iii) If either (x) the other Party delivers a Notification of Non Interest during such [*] day period as provided in clause (ii) above, or (y) the Parties are unable to agree in writing on the price to be paid for such interest within the Negotiation Period or the Second

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Negotiation Period (as defined in clause (v) below) and the other Party provides a Notification of Non Interest to the Acquiring Party within [*] Business Days following the expiration of such Negotiation Period or Second Negotiation Period, or (z) the applicable Governmental Authority rejects the other Party as a buyer of the Acquiring Party’s interest in the Collaboration, then the Acquiring Party shall have the right to sell its interest in the Collaboration to a Third Party without the consent or approval of the other Party and notwithstanding Section 15.5; provided that (A) such Third Party shall expressly assume in a writing delivered to the other Party all of the rights and obligations of the Acquiring Party hereunder and (B) the terms of sale shall be more favorable than those offered by the other Party to the Acquiring Party (unless no such offer has been made by the other Party); and the Acquiring Party shall have [*] (or, if shorter, such period of time as may be required by the applicable Governmental Authority(ies) for such divestiture) to sell such interest.

(iv) If the Parties are able to agree in writing on the price to be paid for the Acquiring Party’s interest in the Collaboration, unless the other Party nonetheless provides a Notification of Non Interest to the Acquiring Party within [*] days after the Parties have agreed upon a price during the Negotiation Period, the other Party shall purchase the Acquiring Party’s interest in the Collaboration at the price agreed upon by the Parties during the Negotiation Period.

(v) If, however, the other Party desires to purchase the Acquiring Party’s interest in the Collaboration, but the Parties are unable to agree upon a price therefor during the Negotiation Period, then at the written election of either Party within the [*]-Business Day period after the Negotiation Period, the Parties shall seek an outside valuation of such interest in the Collaboration and the price to be paid therefor, as set forth below, it being understood that such Third Party Valuation Panel’s findings shall not be binding on either Party, but shall be available to guide the Parties’ continuing discussions, and shall provide a floor for any further negotiations of the price to be paid for such interest in the Collaboration. Upon election by either Party to seek such an outside valuation, the Parties shall again engage in good faith negotiations for the sale of the Acquiring Party’s interest in the Collaboration, for a period of [*] days following receipt by the Parties of the findings of such Valuation Panel (the “Second Negotiation Period”).

(1) The value of the Acquiring Party’s interest in the Collaboration shall be determined by a panel of three (3) Third Party valuation experts (each, a “Valuation Expert,” and collectively, the “Valuation Panel”). Each Valuation Expert shall be an [*] or [*], who shall not have had any [*] with either Party in the [*] prior to appointment, unless the Parties agree in writing to waive this requirement. Each Party shall select one (1) such Valuation Expert, and such two (2) selected Valuation Experts shall jointly select a third Valuation Expert to serve as the Valuation Panel, provided, that no such third Valuation Expert may be a person to which either Party has a reasonable objection communicated in writing to the other Party and to such two (2) other Valuation Experts not later than [*] Business Days following notice of such appointment. The Parties shall use their best efforts to cause the appointment of the Valuation Panel to be completed within [*] days after the delivery of written notice by either Party that it desires to have the value of the interest in the Collaboration determined by the Valuation Panel.

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(2) Each Party shall submit to the Valuation Panel and to the other Party prior to any hearing, such information concerning the value of such Collaboration interest as such Party may deem appropriate together with such Party’s last best offer to the other Party concerning the valuation of such interest.

(3) The Valuation Panel shall determine the value of the Collaboration interest by [*] vote of the Valuation Panel, which value shall be between or equal to the values submitted to the Valuation Panel by the Parties pursuant to (2) above.

(vi) The closing of any purchase and sale of the Acquiring Party’s interest in the Collaboration pursuant to this Section 7.9(d) shall take place at a reasonable place and time designated by the Acquiring Party in writing on not less than [*] days’ prior written notice after the determination of the value of such interest and the price to be paid, but not earlier than the termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of all requisite approvals from Governmental Authorities, and, if the sale has been conditioned on the consummation of such Triggering Transaction, such consummation having occurred. The Parties shall cooperate and shall promptly make such filings with and applications to such Governmental Authorities as may be required in connection with such purchase and sale.

(e) If a Party has notified the other Party in accordance with Section 7.9(b) or (c) that a Restricted Product will be divested or if Partner notifies Medivation that it will terminate this Agreement in accordance with Section 7.9(b), the Commercialization of a Restricted Product by such Party during the period from the consummation of the applicable merger, consolidation or acquisition to the consummation of such divestiture or sale or from the notice of such termination to the effective date of such termination shall not be considered a breach by such Party of its obligations under this Agreement; provided, however, that such Party shall conduct any such Commercialization using personnel (i) distinct from personnel engaged in activities under this Agreement and (ii) who are not provided, directly or indirectly, or permitted to access, any Confidential Information relating to Collaboration Molecules or Products.

ARTICLE 8

FINANCIALS

8.1 License Fee. No later than ten (10) days after the Effective Date, Partner shall pay to Medivation a non-refundable, non-creditable license fee of Two Hundred and Twenty-Five Million Dollars ($225,000,000).

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8.2 Profit Sharing in the Shared Territory. The terms and conditions of this Section 8.2 shall govern each Party’s rights and obligations with respect to Operating Profits (or Losses) relating to each Product in the Shared Territory. For clarity, Medivation shall have no right to share operating profits, and no obligation to bear any operating losses, with respect to any Product in the Licensed Territory, and Medivation shall instead be entitled to receive from Partner royalties pursuant to Section 8.5.

(a) Share of Operating Profits and Operating Losses. The Parties shall share all Operating Profits and all Operating Losses (as applicable) for each Product in the Shared Territory on the basis of sixty percent (60%) to Partner and forty percent (40%) to Medivation; provided that pursuant to Section 2.7(b)(iv), Partner shall be entitled to deduct any Excess Initial Shared Territory Commercialization Budget Amount from Medivation’s share of Operating Profits beginning with the Calendar Year for which such amount relates until Partner is reimbursed the entire amount; provided, further, that any such deduction shall in no event reduce Medivation’s share of Operating Profits (or increase Medivation’s share of Operating Losses, as the case may be) for a given Calendar Quarter by more than [*].

(i) Calculation and Payment. Within [*] days after the end of each Calendar Quarter, each Party shall provide the other Party and the JCC and JDC, as applicable, with a detailed, activity-based statement of its Joint Development Costs (the “Joint Development Cost Report”) and a detailed, activity-based statement of its Joint Commercialization Costs (or in each case an estimate of any portions thereof where actuals are not known as of such time) (together with the Joint Development Cost Report, the “Joint Cost Reports”) as well as details of any adjustments to be made to the amounts submitted in the previous Calendar Quarter in a format to be agreed-upon by the JCC and JDC, as applicable. Within [*] days after the end of the Calendar Quarter, Partner shall provide Medivation and the JSC with a written report (the “Reconciliation Report”) setting forth in a format to be agreed-upon by the Parties promptly after the Effective Date, the calculations of any Operating Profit or Operating Loss in the Shared Territory and each Party’s share of such Operating Profit or Operating Loss. Such Reconciliation Report shall include for such Calendar Quarter in the case of Medivation and corresponding Partner Quarter in the case of Partner, the (i) total Net Sales (including in reasonable detail the deductions allowed in the calculation of Net Sales), (ii) total Joint Development Costs and total Joint Commercialization Costs incurred by each Party, (iii) total aggregate Joint Development Costs and total aggregate Joint Commercialization Costs and each Party’s respective share thereof, and (iv) the net payment due from one Party to the other Party in accordance with this Section 8.2(a). Any net payment owed from one Party to the other Party shall be paid within [*] days following such reconciliation (i.e. within [*] days after the end of the Calendar Quarter) provided that if a Party disputes an amount provided in such Reconciliation Report then such disputed amount shall be reviewed by the JDC (with respect to Joint Development Cost), JCC (with respect to a Joint Commercialization Cost) or JSC (with respect to Net Sales), as applicable, and any net payment owed with respect to the undisputed amounts shall be paid within such [*] period. If requested by Medivation or Partner, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*] shall be promptly provided.

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(b) Partner Quarters/Partner Year. Each Party shall designate a finance officer to consider and adopt adjustments to the reporting and payment procedures set forth in this Section 8.2 to reasonably accommodate the fact that Partner Quarters and Partner Years differ from Calendar Quarters and Calendar Years, including to ensure that each Party is able to comply with this Agreement in a manner that is consistent with its standard operating procedure.

(c) Consistency with Accounting Treatment. The Parties acknowledge and agree that particular revenues or expenses shall not be reflected in Operating Profits or Operating Losses unless and until such revenues or expenses are recognized by such Party in accordance with US GAAP principles regularly employed by such Party with respect to the transaction(s) in question.

8.3 Regulatory Milestone Payments. Partner shall make milestone payments to Medivation based on achievement by Partner, its Affiliate or a Sublicensee (or, if applicable, by Medivation hereunder during the Term) of certain development and regulatory milestone events in the specified indications as set forth in this Section 8.3. Milestone payments shall be payable for each Product upon achievement of the applicable milestone, as described in more detail in Section 8.3(a) below.

Milestone Event	Milestone Payment for the First Product in [*]	Milestone Payment for Additional [*]
[*]	[*]	[*]

(a) Clarification. Each milestone payment in the column entitled “Milestone Payment for first Product in [*],” shall be due and owing upon the first achievement of the applicable milestone event by the first Product to achieve such event, for [*]. As used in this Section 8.3(a) “[*]” shall include [*], or any combination of the foregoing. Each milestone payment in the column entitled “Milestone Payment for Additional [*],” shall be paid upon the first achievement of the applicable milestone event by the first to occur of either

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(i) any Product for an [*] other than [*], which [*] is reasonably expected to [*] in the Territory of [*], based upon an assessment in good faith by the JCC using mutually agreed upon [*], such as [*], or (ii) any Product other than the Product as to which milestone payments were already paid under the first column, for [*]. In no event shall any of the above regulatory milestones be payable more than [*].

(b) Notice; Payment. Partner shall notify and pay to Medivation the amounts set forth in this Section 8.3 within [*] after the achievement of the applicable milestone event by Partner, its Affiliate or a Sublicensee (or, if applicable, by Medivation hereunder during the Term). Each such payment shall be made by wire transfer of immediately available funds into an account designated by Medivation. Each such payment is nonrefundable and noncreditable against any other payments due hereunder.

8.4 Sales Milestone Payments.

(a) Events. Partner shall make each of the sales milestone payments indicated below to Medivation when aggregate Net Sales of all Products across all indications in the Territory in a Partner Year first reach the dollar values indicated below.

Aggregate Net Sales	Payment
[*]	[*]

Each milestone in this Section 8.4(a) shall be paid only once. The maximum total amount of payment to Medivation pursuant to this Section 8.4(a) shall be [*].

(b) Notice; Payment. Partner shall notify and pay to Medivation the amounts set forth in Section 8.4(a) with respect to a Partner Year less, pursuant to Section 2.7(b)(iv), any Excess Initial Shared Territory Commercialization Budget Amount that has not been deducted from Medivation’s share of Operating Profits pursuant to Section 8.2, within [*] days after the end of the Calendar Year during which the applicable milestone event has been achieved; provided, further, that the foregoing deduction shall in no event reduce any payment under this Section 8.4 by more than [*]. Each such payment shall be made by wire transfer of immediately available funds into an account designated by Medivation. Each such payment is nonrefundable and noncreditable against any other payments due hereunder.

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8.5 Royalties.

(a) Licensed Territory. Partner shall pay to Medivation non-refundable, non-creditable royalties on the amount of Net Sales of each Product in the Licensed Territory, as calculated by multiplying the applicable royalty rates set forth below by the corresponding amount of incremental Net Sales in the Licensed Territory of such Product in the Partner Year.

Net Sales in the Licensed Territory (Per Product)	Royalty Rate
Portion less than or equal to [*]	[*]
Portion greater than [*] and less than or equal to [*]	[*]
Portion greater than [*] and less than or equal to [*]	[*]
Portion greater than [*]	[*]

By way of example, if the aggregate Net Sales of a Product in the Licensed Territory in a particular Partner Year is [*], the amount of royalties payable hereunder shall be as follows:

[*]

(b) Know-How Royalties. Notwithstanding Section 8.5(a), in any country in the Licensed Territory where, at the time of sale, (x) there is neither (i) a Valid Claim of a Collaboration Patent that would be infringed, absent a license, by the manufacture, use or sale of a particular Product at the time of sale of such Product nor (ii) any Regulatory Exclusivity with respect to such Product or (y) a Generic Product is being sold in such country, Partner shall owe royalties under Section 8.5(a) (as applicable to such country) on the Net Sales of such Product in such country at rates that are [*] of the rates otherwise payable under such Section 8.5(a) for the remainder of the Royalty Term, such reduction to be prorated appropriately for the then-current Partner Quarter. The Parties agree and acknowledge that the payment of royalties by Partner to Medivation for sales in a country in which there is no Valid Claim of a Collaboration Patent covering the applicable Product shall represent consideration for the license to Medivation Know-How granted by Medivation to Partner in Section 7.1.

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(c) Royalty Term. Royalties due under this Section 8.5 with respect to a particular Product in a particular country in the Licensed Territory will commence upon the First Commercial Sale of such Product in such country and end on the date on which all of the following are true: (i) such Product is no longer covered by a Valid Claim of a Collaboration Patent in such country, (ii) no Regulatory Exclusivity exists for such Product in such country, and (iii) a Generic Product is being sold in such country (such period, the “Royalty Term”). Following the end of the Royalty Term, on a country-by-country and Product-by-Product basis, Partner shall have a royalty-free, perpetual, irrevocable, worldwide license, with the right to sublicense, to the Medivation Know-How relating to such Product in such country.

(d) Backup Products. For any Backup Product, the royalty rates provided in this Section 8.5 above shall be reduced by [*].

(e) Third Party Payments. Partner shall be entitled to deduct from the royalties payable to Medivation based on Net Sales of a Product in the Licensed Territory, [*] of Approved Third Party Payments made with respect to Third Party Licenses for intellectual property of Third Parties which is necessary or useful to make, have made, use, sell, offer for sale, import or export Collaboration Molecules or Product in the Licensed Territory, provided that with respect to such useful Third Party intellectual property, the Parties have agreed that a license to such Third Party intellectual property should be obtained for use with Collaboration Molecules and Products in the Shared Territory and provided further, at no time shall the royalty rate otherwise payable to Medivation pursuant to Section 8.5(a) (as those royalty rates may be reduced pursuant to Section 8.5(b)) be reduced by more than [*]. If, but for the proviso in the preceding sentence, the deduction under this Section 8.5(e) would have reduced a royalty payment made by Partner by more than [*], then the amount of such deduction that exceeds [*] will be [*] to [*] until the [*].

(f) Royalty Payments and Reports.

(i) All royalty amounts payable to Medivation pursuant to this Section 8.5 shall be paid in U.S. dollars within [*] days after the end of each Calendar Quarter with respect to Net Sales of each Product in the Licensed Territory in the corresponding Partner Quarter. Each payment of royalties due to Medivation shall be accompanied by a statement, on a country-by-country basis, of the amount of Net Sales of each Product in Licensed Territory during the applicable Partner Quarter and a calculation of the amount of royalty payment due on such sales for such Partner Quarter. Said reports shall be kept confidential by Medivation and not disclosed to any other party, other than Medivation’s accountants which shall be obligated to keep such information confidential, and such information and reports shall only be used for purposes of this Agreement.

(ii) Inter-Company Sales. Sales between or among Partner, its Affiliates or Sublicensees shall not be subject to royalties under Section 8.5. Partner shall be responsible for the payment of royalties on Net Sales by its Affiliates or Sublicensees to Third Parties.

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8.6 Notices of Termination. In the event that Partner has given Medivation any notice of termination of this Agreement under Article 13, no further payments under [*] shall become due following the date of such notice.

8.7 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the collaborative efforts of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts in accordance with applicable law to reduce value added tax or similar payments (“VAT”), Tax withholding and similar obligations on royalties, milestone payments, and other payments made under this Agreement.

(c) VAT. In the event that any VAT is owing in any jurisdiction in respect of any payment made by Partner to Medivation under this Agreement, then Partner shall pay such VAT, and (i) if such VAT is owing as a direct result of any action by Partner, including any assignment or sublicense, or any failure on the part of Partner or its Affiliates to comply with applicable Tax laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto, then the payment in respect of which such VAT is owing shall be made without deduction for or on account of such VAT to ensure that Medivation receives a sum equal to the sum which it would have received had such VAT not been due or (ii) otherwise, such payment shall be made after deduction of such VAT. Any increase in payments to Medivation under this Section 8.7(c) shall reflect only the incremental increase in VAT directly resulting from clause (i) above. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Medivation will provide to Partner tax invoices showing the correct amount of VAT in respect of such payments hereunder.

(d) Withholding Taxes. To the extent Partner is required to deduct and withhold Taxes from any payment to Medivation, Partner shall pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and promptly transmit to Medivation an official Tax receipt or other evidence of timely payment sufficient to enable Medivation to claim the payment of such Taxes as a deduction or Tax credit. Medivation shall provide Partner any Tax forms that may be reasonably necessary in order for Partner to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty and Partner shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that Partner has received evidence, in a form satisfactory to Partner, of Medivation’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [*] days prior to the time the applicable payment is due. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes, value added Taxes, and similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding Tax or value added Tax.

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(i) Taxes Resulting From Partner Action. If Partner is required to make a payment to Medivation subject to a deduction or withholding of Tax, then (A) if such deduction or withholding of Tax obligation arises as a result of any action by Partner, including an assignment of this Agreement, or any failure on the part of Partner to comply with Applicable Law, that has the effect of modifying the Tax treatment or increasing the Tax of Medivation (a “Partner Withholding Tax Action”), then subject to paragraph (ii) below, the payment by Partner (in respect of which such deduction or withholding of Tax is required to be made) shall be increased by the amount necessary (the “Additional Tax”) to ensure that Medivation receives an amount equal to the amount that it would have received had no such Partner Withholding Tax Action occurred, and (B) the Additional Tax shall be deducted and withheld by Partner from the payment made by Partner to Medivation. The Additional Tax, along with any other Tax deducted and withheld from the payment made by Partner, shall be timely remitted to the proper Governmental Authority for the account of Medivation in accordance with Applicable Law.

(ii) Tax Credits and Tax Repayments. If any Additional Tax is paid pursuant to Section 8.7(d)(i) and Medivation determines that it has derived full use and benefit from a credit against the payment of any Tax for all or any portion of such Additional Tax, or it receives a repayment of all or any portion of such Additional Tax, then Medivation shall, to the extent that it can do so without prejudice to the retention of the amount of such credit or repayment, pay to Partner an amount that will leave Medivation (after such payment) in no worse after-Tax financial position than it would have been in had it not made the payment to Partner.

(iii) Clawback of Tax Credits and Tax Repayments. If Medivation makes a payment to Partner pursuant to Section 8.7(d)(ii) and Medivation subsequently determines that the credit or repayment in respect of which such payment was made was not available, or upon final settlement with an applicable Governmental Authority it is determined that the credit or repayment in respect of which such payment was made was not available, Partner shall reimburse Medivation the amount that Medivation determines necessary to place Medivation in the same after-Tax financial position as it would have been in had it not made the payment to Partner pursuant to Section 8.7(d)(ii).

8.8 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued on Net Sales in that country shall be paid to Medivation in the equivalent amount in U.S. dollars.

8.9 Foreign Exchange. Conversion of sales or expenses recorded in local currencies to U.S. dollars will be performed in a manner consistent with each Party’s normal practices used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates.

8.10 Late Payments. Any amount required to be paid by a Party hereunder which is not paid on the date due but is paid on a date that is [*] days or fewer past such date shall bear interest at a rate equal to the U.S. Prime Rate effective for the date payment was due, as reported by The Wall Street Journal, plus [*]. Any amount required to be paid by a Party hereunder which

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is paid on a date that is [*] days or more past the date due shall bear interest at a rate equal to the U.S. Prime Rate effective for the date payment was due, as reported by The Wall Street Journal, plus [*], computed for [*]. Such interest shall be computed on the basis of a year of 360 days for the actual number of days payment is delinquent.

8.11 Financial Records; Audits. Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount to be reimbursed, pursuant to Section 8.2 with respect to Joint Development Costs, Joint Commercialization Costs or other amounts to be reimbursed or shared hereunder incurred or generated (as applicable) by such Party, achievement of sales milestones, royalty payments and other compensation payable under this Agreement, as well as recording and tracking of Details to be provided in the Shared Territory. Upon reasonable prior notice, such records shall be open during regular business hours for a period of [*] years from the date of rendering of the report to which the audit relates for examination at the auditing Party’s expense, and not more often than once each Calendar Year, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports or sales milestone notices furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party to the other pursuant to this Agreement. The audited Party may require such accountant to enter into a reasonably acceptable confidentiality agreement and any such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments due by the audited Party under this Agreement. The opinion of said independent accountant regarding such reports and related payments shall be binding on the Parties, other than in the case of manifest error. Any amounts shown to be owed but unpaid, or overpaid and in need of reimbursement, shall be paid or refunded (as the case may be) within [*] days after the accountant’s report, plus interest (as set forth in Section 8.10) from the original due date (unless challenged in good faith by the audited Party in which case any dispute with respect thereto shall be resolved in accordance with Article 14). The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in a report that the audited Party provided to the other Party during the applicable audit period, which underpayment or overpayment was more than [*] of the amount set forth in such report, in which case the audited Party shall bear the full cost of such audit.

8.12 Manner and Place of Payment. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Medivation or Partner (as applicable) at least five (5) Business Days before such payment is due.

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ARTICLE 9

INTELLECTUAL PROPERTY

9.1 Ownership of Inventions. Each Party shall own all inventions and Information generated solely by it and its Affiliates and their respective employees, agents and independent contractors in the course of conducting such Party’s activities under this Agreement (collectively, “Sole Inventions”). All inventions and Information that are generated jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of performing activities under this Agreement (collectively, “Joint Inventions”) shall be owned jointly by the Parties in accordance with joint ownership interests of co-inventors under U.S. patent laws (that is, each Party shall have full rights to license, assign and exploit such Joint Inventions (and any patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party), subject to the licenses granted herein and subject to any other intellectual property held by such other Party. Inventorship shall be determined in accordance with U.S. patent laws.

9.2 Disclosure of Inventions. Each Party shall promptly disclose to the other all Sole Inventions or Joint Inventions, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such Sole Inventions or Joint Inventions. Such Party shall also respond promptly to reasonable requests from the other Party for more Information relating to such inventions.

9.3 Prosecution of Patents.

(a) Medivation Patents. Except as otherwise provided in this Section 9.3(a), as between the Parties, Medivation shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) and maintain the Medivation Patents in any jurisdiction in the Territory. Medivation shall provide Partner reasonable opportunity to review and comment on such filing and prosecution efforts regarding such Medivation Patents in the Territory reasonably prior to any submissions with applicable patent authorities. Medivation shall provide Partner with a copy of material communications from any patent authority in the Territory regarding such Medivation Patents, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses so that Partner may have an opportunity to review and comment thereon. If Medivation determines in its sole discretion to abandon, cease prosecution or not maintain any Medivation Patent anywhere in the Territory, then Medivation shall provide Partner written notice of such determination at least [*] days before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide Partner with the opportunity to prepare, file, prosecute and maintain such Medivation Patent in the Territory on behalf of Medivation. If Partner desires Medivation to file, in a particular jurisdiction in the Territory, a Medivation Patent that claims priority to (or is based on the subject matter of) another Medivation Patent, Partner shall provide written notice to Medivation requesting that Medivation file such patent application in such

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jurisdiction. If Partner provides such written notice to Medivation, Medivation shall either (i) file and prosecute such patent application and maintain any patent issuing thereon in such jurisdiction, or (ii) notify Partner that Medivation does not desire to file such patent application and provide Partner with the opportunity to file and prosecute such patent application and maintain any patent issuing thereon on behalf of Medivation. Partner’s rights under this Section 9.3(a) with respect to any Medivation Patent licensed to Medivation by a Third Party shall be subject to the rights of such Third Party to file, prosecute, and/or maintain such Medivation Patent. Medivation shall be responsible for all costs incurred by it in the course of preparing, filing, prosecuting and maintaining the Medivation Patents, without reimbursement by Partner, and such costs shall not be included in Joint Development Costs or Joint Commercialization Costs. If Partner assumes responsibility for any Medivation Patents pursuant to clause (ii) above, then all costs incurred by Partner in the course of preparing, filing, prosecuting and maintaining such Medivation Patents shall be borne by Partner, without reimbursement by Medivation, and such costs shall not be included in Joint Development Costs or Joint Commercialization Costs.

(b) Partner Patents. Partner shall have the sole right and authority to prepare, file, prosecute (including any oppositions, interferences, reissue proceedings reexaminations and post-grant proceedings) and maintain the Partner Patents in any jurisdiction in the Territory. Partner shall provide Medivation reasonable opportunity to review and comment on such prosecution efforts regarding Partner Patents in the Territory that are directed to Partner’s Sole Inventions. Partner shall provide Medivation with a copy of material communications from any patent authority in the Territory regarding such Partner Patents that are directed to Partner’s Sole Inventions, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses. Partner shall be responsible for all costs incurred by it in the course of preparing, filing, prosecuting and maintaining the Partner Patents, without reimbursement by Medivation, and such costs shall not be included in Joint Development Costs or Joint Commercialization Costs.

(c) Joint Patents. With respect to any potentially patentable Joint Invention, Partner shall have the first right, but not the obligation, to prepare patent applications based on such Joint Invention, to file and prosecute (including any oppositions, interferences, reissue proceedings, reexaminations and post-grant proceedings) such patent applications, and to maintain any patents issuing therefrom (any such patent application and patents, a “Joint Patent”), in any jurisdictions throughout the Territory. Each Party shall bear its own internal costs in respect of the filing prosecution of and maintenance Joint Patents by Partner. Out-of-pocket costs incurred in respect of the filing, prosecution and maintenance of Joint Patents by Partner shall be borne [*] by [*] and [*] by [*] throughout the Territory. Partner shall provide Medivation reasonable opportunity to review and comment on such prosecution efforts regarding such Joint Patent, and Medivation shall provide Partner reasonable assistance in such efforts. Partner shall provide Medivation with a copy of all material communications from any patent authority in the applicable jurisdictions regarding the Joint Patent being prosecuted by Partner, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable time in advance of submitting such filings or responses. Each Party

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agrees to provide the other Party with all information necessary or desirable to enable the other Party to comply with the duty of candor/duty of disclosure requirements of any patent authority. If Partner declines to file, or if either Party subsequent to filing determines that it is no longer interested in supporting the continued prosecution or maintenance of a particular Joint Patent in a country or jurisdiction: (i) then the disclaiming Party shall provide the other Party written notice of such determination at least [*] days before any deadline for taking action to avoid abandonment (or other loss of rights) and shall provide the other Party with the opportunity to prepare, file, prosecute and maintain such Joint Patent; and (ii) the disclaiming Party shall, if requested in writing by the other Party, assign its ownership interest in such Joint Patent in such country or jurisdiction to the other Party for no additional consideration (except in the case of a U.S. patent or patent application that is tied by a terminal disclaimer to another patent right owned by the disclaiming Party). If such assignment is effected (or if it is not effected because of a terminal disclaimer), any such Joint Patent shall thereafter be deemed a Medivation Patent in the case of assignment to Medivation, or a Partner Patent that is not a Collaboration Patent in the case of assignment to Partner; provided, however, that (x) in the case of an assignment to Partner, Medivation shall retain a non-exclusive, royalty-free perpetual license under such Joint Patent, subject to Partner’s exclusive right to exploit such Joint Patent for Products in the Field in the Territory during the Term of the Agreement; and (y) in the case of an assignment to Medivation, Partner shall retain a non-exclusive, royalty-free (provided that for Products in the Field in the Licensed Territory, the provisions of Section 8.5 shall apply during the Term of the Agreement) perpetual license under such Joint Patent. In the event a Party elects to disclaim its interest in a Joint Patent, the costs incurred with respect to such Patent after the date of such disclaimer shall thereafter be borne exclusively by the other Party, without reimbursement or credit.

(d) Cooperation in Prosecution and Extensions. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 9.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Partner shall consult with the Medivation before applying for or obtaining any patent term extension or related extension of rights, including supplementary protection certificates and similar rights for any Collaboration Patents. Medivation shall provide reasonable assistance to Partner in connection with obtaining any such extensions for the Collaboration Patents. To the extent reasonably and legally required in order to obtain any such extension in a particular country, each Party shall make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the extension in such country.

(e) Patents Licensed from Third Parties. Each Party’s rights under this Section 9.3 with respect to any Collaboration Patent or other Partner Patent licensed to a Party by a Third Party shall be subject to the rights of such Third Party to prosecute, maintain and extend such Collaboration Patent or other Partner Patent.

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9.4 Infringement of Collaboration Patents by Third Parties.

(a) Notification. If there is any infringement, threatened infringement, or alleged infringement of the Collaboration Patents on account of a Third Party’s manufacture, use, offer for sale, or sale of a product in the Field (in each case, a “Product Infringement”), then each Party shall promptly notify the other Party in writing of any such Product Infringement of which it becomes aware, and shall provide evidence in such Party’s possession demonstrating such Product Infringement.

(b) Enforcement Rights.

(i) Medivation Patents and Joint Patents. Subject to Section 9.4(e) and the remainder of this Section 9.4(b)(i), Partner shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly engaged in any Product Infringement of the Medivation Patents or the Joint Patents in the Territory (and to defend any related counterclaim), at Partner’s expense. Partner shall have a period of [*] days after its receipt or delivery of notice and evidence pursuant to Section 9.4(a), to elect to so enforce such Medivation Patent or Joint Patent in the Territory (or to settle or otherwise secure the abatement of such Product Infringement). In the event Partner does not so elect (or settle or otherwise secure the abatement of such Product Infringement), it shall so notify Medivation in writing, and Medivation shall have the right to commence a suit or take action to enforce the applicable Medivation Patents or Joint Patents with respect to such Product Infringement in the Licensed Territory, at Medivation’s expense. Each Party shall provide to the Party enforcing any such rights under this Section 9.4(b)(i) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(ii) Partner Patents. Partner shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly engaged in any Product Infringement of the Partner Patents. Medivation shall provide reasonable assistance to Partner in such enforcement, at Partner’s request and expense. Partner shall keep Medivation regularly informed of the status and progress of such enforcement efforts, and shall reasonably consider Medivation’s comments on any such efforts.

(c) Settlement. Without the prior written consent of the other Party, neither Party shall settle any claim, suit or action that it brought under this Section 9.4 that admits the invalidity or unenforceability of any Collaboration Patent, requires abandonment or limits the scope of any Collaboration Patent or would limit or restrict the ability of either Party to sell Products anywhere in the Territory.

(d) Expenses and Recoveries. A Party bringing a claim, suit or action under Section 9.4(b)(i) or 9.4(b)(ii) against any person or entity engaged in Product Infringement of the Collaboration Patents shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action, and such expenses shall not be included in Joint Development

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Costs or Joint Commercialization Costs. If such Party recovers monetary damages from such Third Party in such suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amount shall be distributed as follows: (i) to the extent the recovery related to infringing activities in the Shared Territory, [*] to Partner and [*] to Medivation, and (ii) to the extent the recovery is related to infringing activities in the Licensed Territory, (x) if Partner enforces, [*] provided such amount shall be [*], and (y) if Medivation enforces, [*].

(e) Patents Licensed from Third Parties. Each Party’s rights under this Section 9.4 with respect to any Collaboration Patent licensed to the other Party by a Third Party shall be subject to the rights of such Third Party to enforce such Collaboration Patent and/or defend against any claims that such Collaboration Patent is invalid or unenforceable.

9.5 Defense of Collaboration Patents.

(a) If any Party receives notice by counterclaim, declaratory judgment action or otherwise, alleging the invalidity or unenforceability of any Collaboration Patent, it shall bring such fact to the attention of the other Party, including all relevant information related to such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding, the provisions of Section 9.3 shall apply. Where such allegation is made in a counterclaim to a suit or other action brought under Section 9.4, the provisions of Section 9.4 shall apply. Where such allegation is made in a declaratory judgment or other court action, (i) the Party who prosecuted such Medivation Patent or Joint Patent pursuant to Section 9.3 shall have the first right to defend such action at its own expense, provided that if a Party pursuant to Section 9.4 elects to bring an infringement counterclaim, the provisions of Section 9.4 shall thereafter apply; and (ii) Partner shall have the sole right, but no obligation, to defend such Partner Patent. If the Party with the first right to defend a Medivation Patent or Joint Patent elects not to defend such action, it shall so notify the other Party in writing, and the other Party shall have the right to defend such action, at the other Party’s expense. For any such action involving a Collaboration Patent, the non-defending Party shall provide to the defending Party all reasonable assistance in such defense, at the defending Party’s request and expense; and the defending Party shall keep the other Party regularly informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts.

(b) Without the prior written consent of the other Party, neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 9.5 that admits the invalidity or unenforceability of any Collaboration Patent, requires abandonment or limits the scope of any Collaboration Patent or would limit or restrict the ability of either Party to sell Products anywhere in the Territory.

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9.6 Defense of Infringement Actions. During the Term of this Agreement, each Party shall bring to the attention of the other Party all information regarding potential infringement or any claim of infringement of Third Party intellectual property rights in connection with the development, manufacture, production, use, importation, offer for sale, or sale of Products in the Territory. In the case of any such claim against Partner alone or against both Partner and Medivation, Partner shall be entitled to control the defense of such claim and shall be the Indemnifying Party solely for purposes of determining which Party will assume direction and control of any defense, litigation, settlement, appeal or other disposition arising in connection therewith as provided in Section 11.3. Medivation will have the right to consult with Partner concerning such claim and if Medivation is a party to the litigation, Medivation shall have the right to participate in and be represented by independent counsel at its own expense. In the case of any such claim against Medivation alone, Medivation shall have the right to control the defense of such claim and Partner shall have the right to consult with Medivation concerning such claim. This Section 9.6 shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights. Medivation shall be responsible for paying all Damages incurred by one or both Parties with respect to any claim of infringement in the Territory of any Third Party intellectual property (including published applications) existing as of the Signing Date that covers the manufacture of the Initial Dimebon Product or the use, sale or import of the Initial Dimebon Product for the treatment of any indication within the Field and such Damages shall not be included in Joint Development Costs or Joint Commercialization Costs. Any other Damages incurred by one or both Parties with respect to any claim of infringement of Third Party intellectual property rights pursuant to this Section 9.6 with respect to the Shared Territory shall be allocated between the Parties pursuant to Section 11.4 and with respect to the Licensed Territory shall be deemed an Approved Third Party Payment for the purposes of Section 8.5(e).

9.7 Patent Marking. Partner shall, and shall require its Affiliates and Sublicensees, to, mark Products sold by it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent permitted by applicable law and regulations, in those countries in which such markings or such notices impact recoveries of damages or equitable remedies available with respect to infringements of patents.

9.8 Personnel Obligations. Prior to beginning work under this Agreement relating to any research, Development or Commercialization of a Collaboration Molecule or a Product, each employee, agent or independent contractor of Partner or Medivation or of either Party’s respective Affiliates shall be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of Partner or Medivation, as appropriate, in this Article 9, including without limitation: (a) promptly reporting any invention, discovery, process or other intellectual property right; (b) assigning to Partner or Medivation, as appropriate, all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property right; (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in Article 12. It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

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9.9 Trademarks, Corporate Logos and other Intellectual Property Rights.

(a) Partner shall be responsible for the selection, searching, clearance, filing, registration, maintenance and defense of the trademarks used to identify the Products, and all trademarks, logos, taglines, trade dress, domain names and/or indicia of origin for use in connection with the sale or marketing of Products in the Field in the Territory (the “Marks”), as well as all expenses associated therewith other than Trademark Costs. All uses of the Marks shall be reviewed by the JCC and shall comply with all Applicable Laws (including, without limitation, those laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries). Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of Products under this Agreement, except as provided in the below Section 9.9(b) or as may be expressly authorized in connection with activities under Section 5.11 and except to the extent required to comply with Applicable Laws. Partner shall own all Marks.

(b) During the Term of this Agreement, Partner grants to Medivation the non-exclusive right, free of charge, to use the Pfizer name and logo in the Shared Territory solely for the purpose of Co-Promoting the Co-Promotion Products in accordance with the terms of this Agreement, and Medivation grants to Partner the non-exclusive right, free of charge, to use the Medivation name and logo in the Shared Territory solely for the purpose of Co-Promoting the Co-Promotion Products in accordance with the terms of this Agreement, provided that such rights shall be exercised, and all Products bearing such names and/or logos shall be manufactured in accordance with the quality standards established by the JSC. Partner shall remain the owner of the Pfizer name and logo and the trademarks and the goodwill pertaining thereto. Medivation shall remain the owner of the Medivation name and logo and the trademarks and the goodwill pertaining thereto.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES; COVENANTS; HSR

10.1 Mutual Representations and Warranties. Each Party hereby represents, warrants to the other Party that as of the Signing Date and the Effective Date:

(a) It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted by it hereunder.

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(b)(i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iii) it has taken all other action required by Applicable Law, its certificate of incorporation, by-laws or other organizational documents or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance (other than compliance with all applicable requirements of the HSR Act) and (iv) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) It is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d) The execution and delivery of this Agreement by it and the performance by it contemplated hereunder does not and will not violate any Applicable Laws or any order of any court or Governmental Authority, except for such violations that would not have an adverse effect on the ability of the Party to perform its obligation under this Agreement.

(e) Except for filings pursuant to the HSR Act, if any, neither the execution and delivery of this Agreement nor the performance hereof by it requires it to obtain any permits, authorizations or consents from any Governmental Authority (other than any Regulatory Approvals relating to the manufacture, use, importation or sale of any Collaboration Molecules or Products) or from any other person, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any right of termination, rescission, renegotiation or acceleration under, or trigger any other rights under, any agreement or contract to which it is a party or to which it may be subject that relates to Medivation Technology, Dimebon or the Initial Dimebon Product in the case of Medivation, or to Partner Technology, Dimebon or the Initial Dimebon Product, in the case of Partner.

(f) In the course of the Development of Products, such Party has not used prior to the Effective Date any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

10.2 Representations and Warranties by Medivation. Medivation hereby represents and warrants to Partner as of the Signing Date:

(a) It or its wholly owned subsidiary, Medivation Neurology Inc has sole legal and beneficial title to the Medivation Patents listed on Exhibit J, and sufficient legal and beneficial title or ownership to all other Medivation Technology, in each case, which title or ownership is free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind, such that it is able to

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grant the licenses to Partner as purported to be granted pursuant to this Agreement. Other than rights granted to contract manufacturers or other service providers to allow them to perform on Medivation’s behalf, no person, firm, corporation or other entity (including any Affiliate of Medivation) has any right, interest or claim in or to, and neither Medivation nor any of its Affiliates has entered into any agreement granting any right, interest or claim in or to, any Medivation Patents or Medivation Technology to any Third Party (including any academic organization or agency). Exhibit J lists all of the Medivation Patents that exist as of the Signing Date.

(b) Medivation has taken appropriate steps to properly record in the relevant U.S. and foreign patent offices the assignments, or other necessary documents, supporting its legal title to the Medivation Patents listed on Exhibit J.

(c) Medivation has not received any written notice from any Third Party asserting or alleging that any research or development of Collaboration Molecules or Products by Medivation or any other party prior to the Signing Date infringed or misappropriated the intellectual property rights of such Third Party.

(d) Medivation has no knowledge from which it would have reason to conclude that the Medivation Patents issued as of the Signing Date are invalid or unenforceable, and no Third Party has challenged the extent, validity or enforceability of any patents encompassed within the Medivation Patents (i) through the institution of legal proceedings in a court or of interference, nullity or similar invalidity proceedings before the U.S. Patent and Trademark Office or any analogous foreign entity or (ii) to the knowledge of Medivation, by written threat of institution of such proceedings.

(e) To Medivation’s knowledge, the research, development, manufacture, use, sale, offer for sale, and importation of the Initial Dimebon Product can be carried out in the manner contemplated as of the Signing Date without infringing any patent applications or patents owned or controlled by a Third Party (in the case of pending patent applications, were they to issue with such claims contained therein as they exist as of the Signing Date).

(f) There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending (or, to the knowledge of Medivation, threatened) against Medivation or any of its Affiliates or, to the knowledge of Medivation, pending or threatened against any Third Party, in each case in connection with the Medivation Technology, the Collaboration Molecules, the Products or relating to the transactions contemplated by this Agreement.

(g) To the knowledge of Medivation, there are no activities by Third Parties that constitute infringement or misappropriation of the Medivation Technology (in the case of pending patent applications, were they to issue with such claims contained therein as they exist as of the Signing Date).

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(h) Medivation has complied with all Applicable Laws, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the Medivation Patents in the Territory and no inventor has been named, or has failed to be named, on the Medivation Patents filed in the U.S. with deceptive intent.

(i) None of the inventions claimed in the Medivation Patents were developed with funding from the U.S. government or any other Governmental Authority.

(j) To the knowledge of Medivation, the conception and reduction to practice of any inventions and the use or development of any other Information within the Medivation Technology, and any and all Regulatory Materials submitted to or filed with a Regulatory Authority by Medivation or any of its Affiliates have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party.

(k) Medivation has heretofore disclosed or made available to Partner (i) all material scientific and technical information known to it or its Affiliates relating to (A) the safety and efficacy of Dimebon and the Initial Dimebon Product, and (B) the drug quality, including stability, variability, impurities and delivery performance, of Dimebon and (ii) all material Regulatory Materials submitted to or filed with a Regulatory Authority by Medivation or any of its Affiliates and the status of all material discussions with Regulatory Authorities, in each case, in respect of Dimebon and the Initial Dimebon Product.

(l) All Development activities related to Dimebon and the Initial Dimebon Product have been conducted by Medivation, its Affiliates or, Third Parties, in each case in accordance with Applicable Law in all material respects.

(m)(i) Each Regulatory Material, including any IND, submitted or filed by Medivation or any of its Affiliates was, at the time of submission or filing, true, complete and accurate in all material respects, (ii) no serious adverse event information has come to the attention of Medivation that is materially different with respect to the incidence, severity or nature of such serious adverse events than the information that was filed as safety updates to any such Regulatory Material, and (iii) all written data summaries that were included in any such Regulatory Material based on Clinical Trials conducted or sponsored by Medivation or any of its Affiliates accurately summarize in all material respects the raw data underlying such summaries.

(n) Medivation has not received any written notice that indicates that any of the INDs for Dimebon or the Initial Dimebon Product are not currently in good standing with the FDA; Medivation has made available to Partner complete and accurate copies of all INDs and all other material documentation submitted to any Regulatory Authority by Medivation or any of its Affiliates with respect to Dimebon and the Initial Dimebon Product; and Medivation has filed with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports, with respect to each IND that are material to the continued Development of Dimebon and the Initial Dimebon Product.

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(o) Neither Medivation nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of Dimebon or the Initial Dimebon Product, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of Dimebon or the Initial Dimebon Product, or committed an act, made a statement, or failed to make a statement with respect to the Development of Dimebon or the Initial Dimebon Product that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto; and

(p) All manufacturing, stability testing, labeling, packaging, storing, and shipping operations conducted by Medivation and its Affiliates, and to its knowledge, by its suppliers, relating to Dimebon and the Initial Dimebon Product are currently conducted, and have been conducted with respect to clinical Development of Dimebon and the Initial Dimebon Product, in compliance in all material respects with GMPs and other Applicable Law.

10.3 Covenants.

(a) Each Party hereby covenants and agrees that as of the Effective Date until the expiration of the Term that:

(i) It shall carry out the Development and Commercialization of the Collaboration Compounds and Products and its other obligations or activities hereunder in accordance with: (A) the terms of this Agreement, the Joint Development Plan, the Joint Commercialization Plan and the Joint Manufacturing Plan, and (B) GCPs, GLPs and GMPs and all other Applicable Laws and Regulatory Approvals; and

(ii) In the course of the Development of Products, such Party will not use any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(b) Additional Covenants of Medivation. Medivation covenants and agrees as follows:

For the period of time beginning on the Signing Date and until the Effective Date:

(i) except as Partner shall otherwise consent to in writing or as set forth in this Agreement, Medivation shall (A) operate its business with respect to Collaboration Molecules, Products, and Medivation Technology in the ordinary course consistent with past practice, and (B) use commercially reasonable efforts to (1) preserve intact and keep in full force and effect all Medivation Technology, and all related relationships with customers, suppliers, distributors, licensors, licensees and other Third Parties, and (2) keep available the services of its

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current employees who are involved in the research, development or commercialization of Collaboration Molecules or Products, as the case may be, in each case in the ordinary course of business consistent with past practice and in Medivation’s good faith scientific and technical judgment;

(ii) Medivation shall promptly notify Partner in writing in the event that it becomes aware that any of its representations and warranties contained in Section 10.2 are no longer true and correct; and

(iii) Medivation shall complete the proper recordation in the relevant U.S. and foreign patent offices of the assignments, or other necessary documents, supporting its legal title to the Medivation Patents listed on Exhibit J.

From the Signing Date until the expiration of the Term:

(iv) Except as required pursuant to any consent decree or agreement with any Governmental Authority or by Applicable Laws and except as otherwise provided for in this Agreement, neither Medivation nor its Affiliates shall enter into any agreement with any Third Party, whether written or oral, with respect to, or otherwise assign, transfer, license, or convey its right, title or interest in or to, the Medivation Technology, any Collaboration Molecule or Product, in each case, that is in conflict with the rights granted by Medivation to Partner under this Agreement or that would prevent it from performing its obligations under this Agreement;

(v) Medivation shall not grant any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance or imposition with respect to any of the Medivation Patents that would prevent it from performing its obligations under this Agreement;

(vi) Medivation (A) shall not execute or otherwise permit, and shall cause its Affiliates to refrain from executing or otherwise permitting, any amendment, modification or waiver to any of the Third Party Licenses, without the prior written consent of Partner, (B) shall not make any election or exercise any right or option (or omit to take any action) which would, and shall cause its Affiliates to refrain from making any election or exercising any right or option (or omitting to take any action) which would, terminate or relinquish in whole or in part any right under a Third Party License, (C) shall comply, and shall cause its Affiliates to comply in all respects, with all of its, and its Affiliates’, obligations under the Third Party Licenses, (D) shall take, and shall cause its Affiliates to take, such actions as shall be necessary to keep in full force and effect the Third Party Licenses, and (E) shall give prompt notice to Partner, together with a detailed summary of outstanding issues if Partner so requests, of any notice received from the Third Party of any actual or alleged defaults, breaches, violations, proposed amendments or proposed modifications of, or any proposed waivers under, any of the Third Party Licenses by any of the parties thereto; and

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(vii) Upon reasonable notice from Partner, Medivation shall provide Partner and its agents and representatives with reasonable access to Information concerning the Collaboration Molecules, Products and Medivation Technology; provided that Medivation will use reasonable efforts to make available to Partner not more than [*] Business Days after the Effective Date all the Medivation Know-How that (A) exists as of the Effective Date, and (B) has not already been provided, disclosed or otherwise made available to Partner. Medivation will provide electronic copies (e.g., in Microsoft Word and/or PDF format) or paper copies of all requested Information. Such Medivation Know-How shall include but not be limited to clinical protocols, regulatory submissions, and Pharmaceutical/Manufacturing technical reports.

10.4 Disclaimer. Each Party understands that the Collaboration Molecules and Products are the subject of ongoing clinical research and development and that the other Party cannot assure the safety or usefulness of the Collaboration Molecules or Products. In addition, Medivation makes no warranties except as set forth in this Article 10 concerning the Medivation Technology, and Partner makes no warranties except as set forth in this Article 10 concerning the Partner Technology.

10.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN SECTION 5.8(a) AND THIS ARTICLE 10, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

10.6 HSR. Promptly following signing of this Agreement (but in any event no later than [*] days thereafter), Partner shall notify Medivation whether Partner intends to make a filing under the HSR Act, and, if Partner decides to make such a filing, then Partner (or its Affiliate) and Medivation (or its Affiliate) shall use commercially reasonable efforts to (i) take all actions necessary to make the filing required under the HSR Act within [*] Business Days after the Signing Date and (ii) reply at the earliest practicable date to any requests for information received by either Party from the United States Federal Trade Commission (“FTC”) or Antitrust Division of the United States Department of Justice (“DoJ”) pursuant to the HSR Act and (iii) cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the filing date. The Parties shall, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries, or other contacts with the FTC or DoJ concerning the transactions contemplated hereby. Each Party will bear its own expenses in connection with activities under this Section 10.6, except that Partner shall be responsible for the fee due to the FTC in respect of such filing. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not become effective (with the exception of Articles 1 and Sections 10.3(b) and 10.6) until such time as (a) the Parties shall have complied with all applicable requirements of the HSR Act; (b) the waiting period under the HSR Act shall have expired or earlier been terminated with respect to this Agreement; (c) any investigations opened by means of a second request or otherwise shall have been terminated, without action by a Government Authority to

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prevent the Parties from implementing the transactions contemplated by this Agreement with respect to the U.S.; and (d) no requirements or conditions shall have been formally requested or imposed by the FTC or the DoJ in connection therewith which are not reasonably and mutually satisfactory to the Parties (collectively, the “HSR Conditions” and the date upon which the HSR Conditions are met shall be referred to as the “Effective Date”). For clarity, achieving the HSR Conditions shall be the sole condition precedent to this entire Agreement coming into effect. In the event that the HSR Conditions are not met within [*] months from the date the filing required under the HSR Act is made, either Party may terminate this Agreement upon written notice to the other Party.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification by Medivation. Medivation shall defend, indemnify, and hold Partner, its Affiliates, and their respective officers, directors, employees, and agents (the “Partner Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Partner Indemnitees (collectively, “Partner Damages”), all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party (“Partner Claims”) against such Partner Indemnitee that arise from or are based on: (a) a breach of any of Medivation’s representations, warranties, covenants and obligations under this Agreement; (b) the willful misconduct, recklessness or negligent acts of Medivation, its Affiliates, or the officers, directors, employees, or agents, consultants, or contractors of Medivation or its Affiliates; (c) any acts or omissions of Medivation or any of its Affiliates, agents, consultants, contractors or other Third Parties in connection with (x) the research, Development, manufacturing, storage, handling or use of Collaboration Molecules or Products before the Effective Date or (y) the research, Development, manufacturing, storage, handling, use, sale, offer for sale, and importation or Commercialization of Collaboration Molecules or Products following termination in whole or in part of this Agreement and the reversion of the applicable rights hereunder to Medivation in accordance with Section 13.5; or (d) breach of Applicable Law by Medivation or any of its Affiliates, agents, consultants or contractors other than such Partner Damages as a result of (x) the good faith prosecution, enforcement or defense of Collaboration Patents which shall be subject to Sections 9.4 and 9.5 unless covered by Section 11.1 (a), (b) or (c) or (y) non-willful infringement of Third Party intellectual property rights which shall be subject to Section 9.6 unless covered by Section 11.1(a), (b) or (c). The foregoing indemnity obligation shall not apply if the Partner Indemnitees materially fail to comply with the indemnification procedures set forth in Section 11.3, or to the extent that such Partner Damages results from: (i) a breach of any of Partner’s representations, warranties, covenants and obligations under this Agreement; or (ii) the willful misconduct, recklessness or negligent acts of Partner or its Affiliates, or the officers, directors, employees, or agents of Partner or its Affiliates. Any amounts paid as indemnification pursuant to this Section 11.1 shall be borne solely by Medivation and shall not be included in Joint Commercialization Costs or Joint Development Costs.

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11.2 Indemnification by Partner. Partner shall defend, indemnify, and hold Medivation, its Affiliates, and each of their respective officers, directors, employees, and agents, (the “Medivation Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Medivation Indemnitees (collectively, “Medivation Damages”), all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Medivation Claims”) against such Medivation Indemnitee that arise from or are based on: (a) subject to Section 9.6, the Development, manufacture, storage, handling, use, sale, offer for sale, and importation of Products by Partner or its Affiliates, Sublicensees, or distributors in or with respect to the Licensed Territory; (b) a breach of any of Partner’s representations, warranties, covenants and obligations under the Agreement; (c) the willful misconduct, recklessness or negligent acts of Partner or its Affiliates, or the officers, directors, employees, agents, consultants, contractors of Partner or its Affiliates or (d) breach of Applicable Law by Partner or any of its Affiliates, agents, consultants or contractors other than such Medivation Damages as a result of (x) the good faith prosecution, enforcement or defense of Collaboration Patents which shall be subject to Sections 9.4 and 9.5 unless covered by Section 11.2 (a), (b) or (c) or (y) non-willful infringement of Third Party intellectual property rights which shall be subject to Section 9.6 unless covered by Section 11.2(a), (b) or (c). The foregoing indemnity obligation shall not apply if the Medivation Indemnitees materially fail to comply with the indemnification procedures set forth in Section 11.3, or to the extent that any Medivation Damages results from: (i) a breach of any of Medivation’s representations, warranties, covenants and obligations under this Agreement; or (ii) the willful misconduct, recklessness or negligent acts of Medivation, its Affiliates, or their officers, directors, employees, or agents. Any amounts paid as indemnification pursuant to this Section 11.2 shall be borne solely by Partner and shall not be included in Joint Commercialization Costs or Joint Development Costs.

11.3 Indemnification Procedures. The Party claiming indemnity under this Article 11 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. Subject to Section 9.6, the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money in which case no such consent is required. The Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party which shall not be unreasonably withheld.

11.4 Third Party Claims Related To Products In The Shared Territory. Subject to Sections 4.3(a), 11.1 and 11.2, damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by either Party

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(collectively, “Damages”) from Third Party claims relating to the Development, manufacture, use, handling, storage, sale, promotion, use, or other disposition of any Product in or with respect to the Shared Territory during the Term for the Shared Territory (including activities under the Joint Development Plan), including without limitation Damages from claims of infringement of Third Party patent rights and claims of death or personal injury, shall be included within Joint Development Costs or Joint Commercialization Costs (as the case may be) incurred by the affected Party and Medivation shall be responsible for [*] and Partner shall be responsible for [*] of such Damages.

11.5 Insurance. Each Party shall self insure or procure and maintain insurance, including product liability insurance with minimum limits of [*] per occurrence and in the aggregate and Clinical Trials insurance with minimum limits of [*] per occurrence and in the aggregate, with respect to its activities hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other with written evidence of such insurance prior to the Effective Date and upon expiration of any one coverage. Partner and its Affiliates shall be an additional insured on Medivation’s products liability and clinical trials policies and be provided with a waiver of subrogation on each. Each Party shall provide the other with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder. All required policies of each Party shall have a minimum [*] AM Bests rating. Products liability and Clinical Trials policies shall be maintained for [*] following termination of this Agreement.

ARTICLE 12

CONFIDENTIALITY

12.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for the [*] year period following the expiration or termination of this Agreement, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement except for that portion of such information or materials that the receiving Party can demonstrate:

(a) was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

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(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(e) is independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information.

Notwithstanding the definition of “Confidential Information” in Article 1, all Information generated under the Collaboration, whether generated by one or both Parties, shall be deemed the Confidential Information of both Parties. The exceptions set forth in subsections (a)-(e) above shall apply to such Confidential Information to the extent applicable. For clarity, any Information generated during or resulting from the Collaboration that is generated by a Party may be used by such Party for any purpose that does not violate Section 7.9 or Applicable Law, but the disclosure of such Confidential Information shall be governed by this Article 12.

12.2 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a) filing or prosecuting Collaboration Patents or other Partner Patents relating to any invention used in the Collaboration (subject to any applicable Third Party Licenses) in accordance with Article 9;

(b) regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), including filings with the SEC or FDA, with respect to a Product;

(c) prosecuting or defending litigation;

(d) complying with Applicable Laws, including regulations promulgated by securities exchanges;

(e) disclosure to its Affiliates, employees, agents, and independent contractors, and any Sublicensees, in each case only on a need-to-know basis and solely in connection with the performance of this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 12 prior to any such disclosure;

(f) disclosure of the material terms of this Agreement to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner, with the prior written consent of the other Party not to be unreasonably withheld, and provided that in connection with such disclosure, each disclosee must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 12 prior to any such disclosure; and

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(g) disclosure of any Collaboration results or status reports (including data from any Clinical Trials) to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner, with the prior written consent of the other Party not to be unreasonably withheld and provided that (i) each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 12 prior to any such disclosure, and (ii) in the case of Medivation’s disclosure, Medivation submits the contents of such proposed disclosure to Partner at least ten (10) days prior to such disclosure.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 12.2(a), 12.2(b), 12.2(c) or 12.2(d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

12.3 Publicity.

(a) The Parties agree that the terms of this Agreement are the Confidential Information of both Parties, subject to disclosure permitted by Section 12.2. The Parties have agreed to make a joint public announcement of the execution of this Agreement the text of which is attached as Exhibit K, which shall be issued at a time to be mutually agreed by the Parties (but in any event no later than three (3) Business Days after such execution).

(b) After release of such press release, if either Party desires to make a public announcement concerning the terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld, except that in the case of a press release, governmental filing or other public statement required (i) by Applicable Law or legal proceedings, (ii) to be contained in financial statements of the Parties prepared in accordance with US GAAP, the disclosing Party shall (x) provide the other Party with sufficient advance notice of the text of such statement so that the other Party will have the opportunity to comment upon the statement, and the Party issuing such statement shall give due consideration any such comments in the final statement and (y) in the case of any public statement that is required by Applicable Law or legal proceedings, use commercially reasonable efforts to obtain confidential treatment of financial and trade secret information. A Party commenting on such a proposed press release shall provide its comments, if any, within five (5) Business Days after receiving the press release for review. In addition, where required by Applicable Law of the applicable securities exchange upon which a party may be listed, a Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Approvals as they occur,

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subject only to the review procedure set forth in the preceding sentence. In relation to the other Party’s review of such an announcement, the other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone or Regulatory Approval has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 12.3.

(c) The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the SEC or other Governmental Authorities. Each Party shall be entitled to make such a required filing, provided that it initially file a redacted copy of this Agreement approved by both Parties (“Redacted Agreement”) and requests confidential treatment of the terms redacted from this Agreement for a reasonable period of time. In the event of any such filing, each Party shall (i) permit the other party to review and comment upon such request for confidential treatment and any subsequent correspondence with respect thereto at least [*] in advance of its submission to the SEC or such other Governmental Authorities, (ii) reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed, (iii) promptly deliver to the other Party any written correspondence received by it or its representatives from such Governmental Authority, if any, with respect to such confidential treatment request and promptly advise the other Party of any other communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request, (iv) upon the written request of the other Party, request an appropriate extension of the term of the confidential treatment period, where available and (v) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use commercially reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the Redacted Agreement without first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes. Each Party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

12.4 Publications. Neither Party shall publicly present or publish results of studies carried out under this Agreement (each such presentation or publication a “Publication”) without prior review and approval by the JCC (or its designated subcommittee) as set forth in Section 2.6(b)(vii)(5), except to the extent otherwise required by Applicable Laws and consistent with Section 12.2.

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ARTICLE 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 13, shall expire on a country-by-country basis (a) in the Licensed Territory, upon expiration of the Royalty Term for all Products in such country and (b) in the Shared Territory at such time Partner is no longer selling any Products in the Shared Territory (the “Term”).

13.2 Termination by Partner at Will. Partner shall have the right to terminate this Agreement in its entirety upon [*] days prior written notice to Medivation, provided, however, that Partner shall not have any right to terminate the Agreement until eighteen (18) months following the First Commercial Sale of a Dimebon Product, unless prior to that date (a) there is clinical data for Dimebon that is [*] relative to the [*] as of the Effective Date or (b) the Parties receive a Complete Response Letter from the FDA with respect to the Initial Dimebon Product or (c) (i) [*] or (ii) [*]. Any termination pursuant to clause (b) must be made no later than [*] days after a final decision by the JSC, or a deadlock at the JSC, as to whether to pursue additional Clinical Trials or other safety or clinically-related activities (e.g., patient registries) that may be advised or required by such Complete Response Letter (such decision by the JSC to be made within [*] following the completion of all reasonably necessary consultation and discussion with FDA or other applicable Regulatory Authority as to the need, scope and design of any additional Clinical Trials or other activities that may be required as a result of such Complete Response Letter). During such [*] day notice period, Partner shall continue to perform all of its obligations under this Agreement, including performing all research, Development and Commercialization activities allocated to it pursuant to the Joint Development Plan, Joint Manufacturing Plan, and Shared Territory Commercialization Plan, respectively, then in effect in accordance with the terms and conditions of this Agreement and bearing its share of all Development Costs and Commercialization Costs incurred during such [*] day period, and Partner shall not take any action that would reasonably be expected to materially adversely affect or impair the further research, Development, and Commercialization of the Products during such [*] day period.

13.3 Termination by Either Party for Breach.

(a) Breach. Subject to Section 13.3(b), Medivation shall have the right to terminate this Agreement upon written notice to Partner if Partner materially breaches its obligations under this Agreement and, after receiving written notice from Medivation identifying such material breach by Partner in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice (or within twenty (20) days from the date of such notice in the event such material breach is solely based upon Partner’s failure to pay any amounts due Medivation hereunder); provided that such notice of termination is given within ten (10) days after the expiration of the ninety (90) day cure period. Subject to Section 13.3(b), Partner shall have the right to terminate this Agreement upon written notice to Medivation if Medivation materially breaches its obligations (other than its obligations relating to Co-Promotion of a Co-

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Promotion Product which is subject to Section 5.11(i)(i)) under this Agreement and, after receiving written notice from Partner identifying such material breach by Medivation in reasonable detail, fails to cure such material breach within ninety (90) days from the date of such notice (or within twenty (20) days from the date of such notice in the event such material breach is solely based upon Medivation’s failure to pay any amounts due Partner hereunder); provided that such notice of termination is given within ten (10) days after the expiration of the ninety (90) day cure period.

(b) Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 13.3(a), and such alleged breaching Party provides the other Party notice of such dispute and its intention to seek arbitration or judgment by a court pursuant to Article 14 within such ninety (90) day period, then the non-breaching Party shall not have the right to terminate this Agreement under Section 13.3(a) unless and until an arbitrator or court, in accordance with Article 14, has determined that the alleged breaching Party has materially breached the Agreement and that such Party fails to cure such breach within ninety (90) days following such decision of such arbitrator or court (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within twenty (20) days following such decision of such arbitrator or court). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

13.4 Termination by either Party due to Non-occurrence of Effective Date. Either Party shall have the right to terminate this Agreement, upon written notice to the other Party, if the Effective Date has not occurred by the date provided in and pursuant to Section 10.6.

13.5 Effects of Termination of the Agreement. Upon termination of this Agreement by Partner under Section 13.2 or by Medivation under Section 13.3, the following shall apply (in addition to any other rights and obligations under Section 13.2 or otherwise under this Agreement with respect to such termination):

(a) Licenses. Other than the license granted under Section 7.3, the licenses granted in Article 7 shall terminate. Notwithstanding the foregoing, Partner hereby grants to Medivation, effective only upon such termination, a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, royalty-free license, with the right to grant multiple tiers of sublicenses, under the Reverted Partner Patents and Reverted Partner Know-How to research, Develop, make, have made, use, import, export, offer for sale, and sell any Products containing Dimebon or any other Collaboration Molecules that are in active clinical development or are Commercialized as of the date of termination for the Field in the Territory and the provisions of Section 9.3(c) shall continue to apply in respect of Joint Patents, provided that if Medivation so requests in writing within [*] days after the effective date of termination, Partner will grant to Medivation an exclusive worldwide license, with the right to grant multiple tiers of sublicenses, to research, Develop, make, have made, use, import, export, offer for sale, and sell any Products containing Dimebon or any other Collaboration Molecules that are in active clinical development or are

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Commercialized as of the effective date of termination for the Field in the Territory (i) under Reverted Partner Patents on Sole Inventions, upon Medivation’s written agreement to pay all costs of prosecution and maintenance incurred after the effective date of termination, and (ii) under any other Reverted Partner Patents and Joint Patents, upon Medivation’s written agreement to pay a reasonable royalty to be negotiated in good faith by the Parties. In all cases where any element of the Reverted Partner Know-How or the Reverted Partner Patents covered by this Section 13.5(a) is licensed to Partner by a Third Party, as a condition precedent for a license to be granted to Medivation pursuant to this Section 13.5(a), Medivation shall be required to agree to pay any payments, including royalties on sales by Medivation or its Sublicensee, that accrue and become payable to such Third Party licensor after the effective date of the license to Medivation. Partner will not be obligated to grant sublicenses under this Section 13.5(a), if Partner is prohibited from granting such sublicenses under its agreement(s) with its licensor(s), but shall be required to use commercially reasonable efforts to obtain permission to grant such a sublicense from any such licensor(s).

(b) Marks. In the event notice of termination is provided after the date that is one (1) year prior to the anticipated First Commercial Sale of a Product, Partner shall, as promptly as commercially practicable, assign to Medivation all right, title and interest in and to the Marks used or to be used with such Product (excluding any such Marks that include, in whole or part, any corporate name or logo of Partner or its Affiliate or Sublicensee), including any goodwill associated therewith. For the avoidance of doubt, only those Marks which have been (i) identified as the single designated lead candidate Mark for a non-commercialized Product, or (ii) actually used in connection with a Commercialized Product, shall be assigned. Medivation shall be responsible for recording such assignment in the Territory with the appropriate Governmental Authority and will bear all costs associated with such assignment and recordation. Partner shall cooperate in facilitating such assignment and recordation by timely executing all necessary documents provided to it by Medivation.

(c) Regulatory Materials. Partner shall transfer and assign to Medivation in the form and format in which such materials are maintained by Partner in the ordinary course of business, all Regulatory Materials for Products in the Territory that are Controlled by Partner or its Affiliates. Partner shall not be required to prepare any new data, reports or information solely for purposes of transfer to Medivation and the Parties agree that any good faith failure by Partner to provide immaterial data, information, reports, records, correspondence or other materials to Medivation shall not be a breach of Partner’s obligations under this Section 13.5(c).

(d) Transition Assistance. Partner shall, at no cost to Medivation, provide reasonable consultation and assistance (“Transition Assistance”) for a period of no more than [*] after the effective date of termination for the purpose of transferring or transitioning to Medivation, (i) in the form and format in which such Partner Know-How is maintained by Partner in the ordinary course of business, all Partner Know-How not already in Medivation’s possession, and (ii) at Medivation’s request, all then-existing Third Party agreements relating solely to Collaboration Molecules and Products hereunder and that Partner is able, using reasonable commercial efforts to, assign to Medivation, in each case, to the extent reasonably

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necessary for Medivation to continue researching, Developing, manufacturing, or Commercializing Products, provided, however, that Partner shall be required to assign any such agreement solely to the extent assignment is permitted by such agreement, and Partner is not required to pay any consideration or commence litigation in order to effect an assignment of any such agreement to Medivation. If any such agreement between Partner and a Third Party is not assignable to Medivation (whether by such agreement’s terms or because such agreement does not relate solely to Collaboration Molecules or Products) but is otherwise reasonably necessary for Medivation to continue researching, Developing, manufacturing, or Commercializing Products, then Partner shall reasonably cooperate with Medivation to [*]. If Partner manufactures the Product itself (and thus there is no agreement to assign), then Partner shall supply such bulk Collaboration Molecule or finished Product, as applicable, to Medivation, for a reasonable period (not to exceed [*] after the effective date of termination), pursuant to a supply agreement to be negotiated in good faith by the Parties. Medivation shall reimburse Partner or any of Partner’s Third Party manufacturers for all reasonable out-of-pocket costs incurred pursuant to this Section 13.5(d).

(e) Remaining Inventories. Medivation shall have the right to purchase from Partner any or all of the inventory of Collaboration Molecules and Products held by Partner as of the effective date of termination (that are not committed to be supplied to any Third Party or Sublicensee, in the ordinary course of business, as of the effective date of termination) (i) pursuant to the terms of the supply agreement entered into under Section 13.5(d), or (ii) if the Parties do not enter into a supply agreement, at a price equal to [*]. Medivation shall notify Partner within [*] days after the effective date of termination whether Medivation elects to exercise such right.

13.6 Medivation’s Material Breach. If Partner has the right to terminate this Agreement under Section 13.3(a), then Partner may elect to (a) terminate this Agreement pursuant to Section 13.3(a) or (b) continue this Agreement by notice to Medivation provided, however, that if Partner elects to continue this Agreement then (i) Partner shall retain the licenses granted under Section 7.1 and the license granted to Medivation pursuant to Section 7.2 (other than with respect to Co-Promoting a Co-Promotion Product under Section 7.2(b)) shall terminate; (ii) all payment obligations set forth in Article 8 (including, without limitation, the Parties’ obligation to share Operating Profits and Operating Losses under Section 8.2) and Partner’s diligence obligations under this Agreement (including without limitation Sections 3.3, 5.8(b), and 6.5) shall survive, (iii) all Committees shall be permanently disbanded and subject to Section 2.10, Partner shall have the sole right to decide, without consultation, any matters previously before any such Committee or the Executive Officers, (iv) Medivation shall transfer and assign to Partner all Regulatory Materials for Products in the Shared Territory that are Controlled by Medivation or its Affiliates; (v) Partner shall assume sole responsibility for all Development, Commercialization (other than Co-Promoting Co-Promotion Products pursuant to Sections 5.10 and 5.11), manufacturing, regulatory and all other activities in the Shared Territory, and Medivation’s rights and obligations to Co-Promote all Products in the Shared Territory pursuant to Section 5.10 and 5.11 shall survive, (vi) Medivation rights and Partner’s obligations pursuant to Sections 4.1(b)(i) and 4.1(c)(ii) (in each case with respect to Medivation’s right to

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participate in regulatory activities and meetings) shall terminate and (vi) Medivation shall transfer or transition to Partner, upon Partner’s request, all then-existing Third Party agreements relating solely to Collaboration Molecules and Products that Medivation is able, using reasonable commercial efforts, for Partner to commence or continue researching, Developing, manufacturing or Commercializing Products, provided, however, that Medivation shall be required to assign any such agreement solely to the extent assignment is permitted by such agreement, and Medivation is not required to pay any consideration or commence litigation in order to effect an assignment of any such agreement to Partner. In the event that Partner makes any election as provided in this Section 13.6, the Parties will enter into an appropriate and customary written amendment reflecting such changes. If Partner elects to terminate this Agreement pursuant to Section 13.3(a), the provisions of Section 9.3(c) shall continue to apply in respect of Joint Patents. For the avoidance of doubt, Partner shall be entitled, in its sole discretion, to make the elections provided for in this Section 13.6 upon each occurrence of a material uncured breach by Medivation.

13.7 Other Remedies. Except as provided in Sections 8.6 and 13.2, termination or expiration of this Agreement for any reason shall not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

13.8 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Medivation and Partner are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party and (b) the Bankrupt Party shall not interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and Medivation Know-How in the case that Medivation is the Bankrupt Party and Partner Know-How in the case Partner is the Bankrupt Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.9 Survival. Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. Notwithstanding anything to the contrary, the following provisions shall survive and apply after expiration or termination of this Agreement: Sections 7.3, 8.11 (but only for [ * ] years after such expiration or termination), 9.1, 9.3(c) (i.e., in respect to Joint Patents), 10.5, 13.5, 13.7, 13.9, 15.1, 15.3, 15.4, 15.5, 15.6, 15.10, 15.11, 15.12, and 15.13 and Articles 11 (other than Section 11.5), 12 (other than Section 12.4), and 14 (other than Section 14.1, it being understood that, after such expiration or termination, all disputes under this Agreement shall be settled pursuant to Section 14.2 or Section 14.10, as applicable). In addition, the other applicable provisions of Article 8 shall survive to the extent required to make final reimbursements, reconciliations or other payments with respect to Net Sales and costs and expenses incurred or accrued prior to the date of termination or expiration. For any surviving provisions requiring action or decision by a Committee or an Executive Officer, each Party will appoint representatives to act as its Committee members or Executive Officer, as applicable. All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect.

ARTICLE 14

DISPUTE RESOLUTION

14.1 Disputes. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences that may arise under any theory of law between the Parties out of or in relation to or in connection with this Agreement (other than disputes arising from a Committee), including, without limitation, any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party. If the matter is not resolved within [*] days following the written request for discussions, either Party may then invoke the provisions of Section 14.2. For the avoidance of doubt, any disputes, controversies or differences arising from a Committee pursuant to Article 2 shall be resolved solely in accordance with Section 2.7.

14.2 Arbitration. Any dispute, controversy, difference or claim that may arise under any theory of law between the Parties and not from a Committee, out of or in relation to or in connection with this Agreement (including, without limitation, arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of this Agreement) that is not resolved pursuant to Section 14.1, except for a dispute,

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claim or controversy under Section 14.10, shall be settled by [*] as follows. Either Party, following the end of the [*] period referenced in Section 14.1, may refer such issue to arbitration by submitting a written notice of such request to the other Party. Promptly following receipt of such notice, the Parties shall meet and discuss in good faith and agree on an arbitrator to resolve the issue, which arbitrator shall be neutral and independent of both Parties and all of their respective Affiliates, shall have significant experience and expertise in licensing and partnering agreements in the pharmaceutical and biotechnology industries, and shall have some experience in mediating or arbitrating issues relating to such agreements. If the Parties cannot agree on such arbitrator within [*] days of request by a Party for arbitration, then such arbitrator shall be appointed by the American Arbitration Association, which arbitrator must meet the foregoing criteria. Within [*] days after an arbitrator is selected (or appointed, as the case may be), each Party will deliver to both the arbitrator and the other Party a detailed written proposal setting forth its proposed terms for the resolution for the matter at issue (the “Proposed Terms” of the Party) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding [*] pages in length. The Parties will also provide the arbitrator a copy of this Agreement, as may be amended at such time. Within [*] days after receipt of the other Party’s Proposed Terms and Support Memorandum, each Party may submit to the arbitrator (with a copy to the other Party) a response to the other Party’s Support Memorandum, such response not exceeding [*] pages in length. Neither Party may have any other communications (either written or oral) with the arbitrator other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section 14.2; provided that, the arbitrator may convene a hearing if the arbitrator so chooses to ask questions of the Parties and hear oral argument and discussion regarding each Party’s Proposed Terms. Within [*] days after the arbitrator’s appointment, the arbitrator will [*]. The decision of the arbitrator shall be final, binding, and unappealable. For clarity, [*].

14.3 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

14.4 Award. Any award to be paid by one Party to the other Party as determined by the arbitrator as set forth above under Section 14.2 shall be promptly paid in U.S. dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 14, and agrees that, subject to the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16, judgment may be entered upon the final award in the Federal District Court in Northern California and that other courts may award full faith and credit to such judgment in order to enforce such award. The award shall include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award consequential, incidental, special, punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for consequential, incidental, special, punitive or exemplary damages. The only damages recoverable under this Agreement are direct compensatory damages.

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14.5 Costs. Each Party shall bear its own legal fees. The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration.

14.6 Injunctive Relief. Nothing in this Article 14 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. For the avoidance of doubt, nothing in this Section 14.6 shall otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 13.3.

14.7 Confidentiality. The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by Applicable Law.

14.8 Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

14.9 Jurisdiction. For the purposes of this Article 14, the Parties acknowledge their diversity (Partner having its principal place of business in the State of New York and Medivation having its principal place of business in the State of California) and agree to accept the jurisdiction of any U.S. District Court located in California for the purposes of enforcing any awards entered pursuant to this Article 14 and for enforcing the agreements reflected in this Article 14.

14.10 Patent and Trademark Disputes. Notwithstanding Section 14.2, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Collaboration Patents or Marks covering the manufacture, use, importation, offer for sale or sale of Products shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

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ARTICLE 15

MISCELLANEOUS

15.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including, without limitation, the Existing Confidentiality Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant to the Existing Confidentiality Agreement. In the event of any inconsistency between any plan hereunder (including the Joint Development Plan and/or Shared Territory Commercialization Plan) and this Agreement, the terms of this Agreement shall prevail. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

15.2 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented or delayed by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

15.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 15.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

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If to Medivation:	Medivation, Inc.
201 Spear Street
3rd Floor
San Francisco, CA 94105
United States
Attention: Chief Financial Officer

With a copy to:	Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
United States
Attention: Barbara A. Kosacz, Esq.

If to Partner:
With respect to a Development matter:

Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
U.S.A. Attn: Senior Vice President, Worldwide Clinical Development

With respect to a Commercial matter:

Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
U.S.A.
Attn: President, Worldwide Pharmaceuticals Operations

With a copy to:	Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755
U.S.A.
Attn: General Counsel

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.4 No Strict Construction; Headings. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

15.5 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to Affiliates or to a successor to all or substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations (and in any event, any Party assigning this Agreement to an Affiliate shall remain bound by the terms and conditions hereof). In the event that a Party is acquired by a Third Party (such Third Party, hereinafter referred to as an “Acquiror”) or a Third Party is acquired by Partner (such Third Party, hereinafter referred to as a (“Target”), then (x) the intellectual property of such Acquiror held, owned, controlled or developed by such Acquiror (whether prior to or after such acquisition) shall be excluded from Medivation Technology (in the case when the acquired Party is Medivation) and Partner Technology (in the case when the acquired Party is Partner), and (y) the intellectual property of such Target held, owned, controlled or developed by such Target (whether prior to or after such acquisition) shall be excluded from Partner Technology and such Acquiror or Target, as the case may be (and Affiliates of such Acquiror or Target, as the case may be, which are not controlled by (as defined in Article 1) the acquired Party itself or Partner, in the case of a Target) shall not be deemed an “Affiliate” solely for purposes of the applicable components of the foregoing intellectual property definitions, in all such cases if and only if: (a) [*]; (b) [*]; and (c) [*]. For clarity, in the event that a Party is acquired by an Acquiror or Partner acquires a Target and any of the criteria described in subclauses (a) through (c) is not satisfied, then the intellectual property of such Acquiror or Target shall be included within Medivation Technology (in the case when the acquired Party is Medivation) and Partner Technology (in the case when the acquired Party is Partner or Partner has acquired Target), and licensed as provided hereunder, but only to the extent such intellectual property of such Acquiror or Target is legally able to be so licensed pursuant to applicable Third Party licenses, provided however that a Party shall be required to license such intellectual property as long as it is not required to pay any consideration or commence litigation in order to effect such license. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.5 (but not the criteria set forth in subclauses (a) through (c)) shall be null, void and of no legal effect.

15.6 Standstill.

(a) Partner agrees that upon the Effective Date and for a period lasting until the earlier of the [*] of the [*] for the [*] in the [*] to have such [*] and [*] after the [*] (the “Standstill Period”), neither Partner nor any of its Affiliates shall, in any manner, directly or indirectly without the prior written consent or invitation of Medivation or its Board of Directors:

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(i) make, effect, initiate, cause or participate in any acquisition of beneficial ownership of any voting securities of Medivation or any voting securities of any subsidiary of Medivation, if the effect of such acquisition would be to entitle Partner to cast directly or indirectly more than [*] of the voting power in any election of directors of Medivation. For purposes of the [*] calculation under this Section 15.6, all such voting securities, rights or options beneficially owned by Partner (including through Affiliates or others) shall be treated on an as-exercised and as-converted basis, but such securities, rights or options beneficially owned by others shall not be so treated;

(ii) make, effect, initiate, cause or participate in any acquisition of any material assets of Medivation or any material assets of any subsidiary of Medivation that would place Medivation or Partner under a legal obligation to make a public disclosure of such activity;

(iii) engage or become a participant in any “solicitation” of (x) “proxies” (as such terms are defined in Regulation 14A under the Exchange Act) or (y) consents to vote any Medivation voting securities;

(iv) form, join or participate in a “group” (as defined in the Exchange Act) for the purpose of taking any action under clauses (i) through (iii) of this Section;

(v) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of any action referred to in subsection (i), (ii), (iii), or (iv) of this Section 15.6(a);

(vi) assist, induce or encourage any other person to take any action of the type referred to in subsection (i), (ii), (iii), (iv), or (v) of this Section 15.6(a);

(vii) enter into any discussions, negotiations, arrangement or agreement with any other person relating to any of the foregoing;

(b) Nothing in this Section 15.6 shall preclude Partner from making proposals on a confidential basis, to Medivation or its Board of Directors, or from seeking a waiver from Medivation of any provision set forth in this Section 15.6, on a confidential basis, and provided such proposal or waiver is not designed to, nor could reasonably be required to, result in public disclosure of such proposal or waiver by either Partner or Medivation. In addition, Medivation agrees that it shall notify Partner within [*] days of its having received a written proposal or term sheet from a Third Party with respect to an Acquisition of Medivation, which proposal Medivation’s Board of Directors has considered and upon such consideration, directed management of Medivation to pursue, it being understood and agreed by Partner that: (i) Medivation shall be under no obligation to specify in such notice the identity of the Third Party, the structure of such transaction, the amount or type of consideration to be paid, or any other aspects of the terms of such proposed transaction; rather only the fact of Medivation’s having received a written proposal or term sheet from a Third Party with respect to an Acquisition of Medivation, which proposal Medivation’s Board of Directors has considered and upon such

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consideration, directed management of Medivation to pursue, (ii) Partner shall have no right to disclose to any Third Party such information contained in such notice, or take any other action which would reasonably likely result in Medivation being required to publicly disclose such information; and (iii) the information disclosed in such notice is the Confidential Information of Medivation, which Partner acknowledges is material, non-public information of Medivation.

(c) The prohibitions set forth in the foregoing Section 15.6(a) (collectively the “Standstill Provisions”) shall not apply to (i) any investment in any securities of Medivation or its subsidiaries by or on behalf of any independently managed pension plan or employee benefit plan or trust, including without limitation (A) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (B) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket or index of stocks approved for such a plan or trust in which such plan or trust invests; or (ii) securities of Medivation or any of its subsidiaries held by a person acquired by Partner (or any of Partner’s Affiliates) on the date such person first entered into an agreement to be acquired by Partner (or such Affiliate) or acquired after such person was acquired by Partner (or such Affiliate) pursuant to an agreement requiring (but only to the extent requiring) such person to acquire such securities, which agreement was in effect on the date such person first entered into an agreement to be acquired by Partner (or such Affiliate), or (iii) any assets or securities of Medivation, as debtor, that are acquired in a transaction subject to the approval of the U.S. Bankruptcy Court pursuant to proceedings under the U.S. Bankruptcy Code.

(d) Upon the occurrence of a Trigger Event (defined below) with respect to Medivation, Partner shall immediately thereafter cease to be bound by the Standstill Provisions. For purposes of this Agreement, (i) a “Trigger Event” shall occur with respect to Medivation if (x) Medivation shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with a Third Party with respect to an Acquisition (defined below); or (y) any person or group (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired or agreed or caused to be acquired, or commenced or announced an intention to commence a tender offer or an exchange offer to acquire, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of at least [*] of the then outstanding voting securities issued by Medivation or any rights or options to acquire such ownership, including from a Third Party; or (z) any person or group shall have made a bona fide offer or proposal which is made public and which, if effected would result in an Acquisition of Medivation; (ii) “Acquisition“ means, with respect to Medivation (x) a Business Combination, unless, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding voting securities of Medivation immediately prior to such Business Combination beneficially own, directly or indirectly more than [*] of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Medivation or all or substantially all of Medivation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of Medivation; or (z) the acquisition, directly or indirectly, by any person or group of beneficial ownership of a majority of the then outstanding voting securities of Medivation.

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15.7 Performance by Affiliates. Subject to the limitations of Section 7.4, each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

15.8 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.9 Compliance with Applicable Law. Each Party shall comply with all Applicable Laws in the course of performing its obligations or exercising its rights pursuant to this Agreement.

15.10 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.10 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1, 11.2 OR 11.4, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12.

15.11 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.12 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

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15.13 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

15.14 Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including without limitation any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

15.15 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Signature Page Follows}

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IN WITNESS WHEREOF, the Parties have executed this amended and restated Agreement in duplicate originals by their duly authorized officers as of the October 20, 2008.

MEDIVATION, INC.		PFIZER INC.

By:	/s/ C. P. Machado	By:	/s/ William R. Ringo
Name:	C. Patrick Machado	Name:	William R. Ringo
Title:	SVP & CFO	Title:	SVP Strategy & Business Development

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EXHIBITS

Exhibit A – Partner Exceptions to Competing Product

Exhibit B – Chemical Structure of Dimebon

Exhibit C – [ * ]

Exhibit D – Initial Members of the JSC

Exhibit E – Initial Joint Development Plan and Budget

Exhibit F – Initial Joint Development Plan Outstanding Issues

Exhibit G – Initial Shared Territory Commercialization Plan and Budget

Exhibit H – [ * ] (International Anti-Bribery and Anti-Corruption Procedure

Exhibit I – Compliance Certificate

Exhibit J – List of Medivation Patents

Exhibit K – Joint Press Release

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EXHIBIT A

PARTNER EXCEPTIONS TO COMPETING PRODUCT

[*]

A-1

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EXHIBIT B

CHEMICAL STRUCTURE OF DIMEBON

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EXHIBIT C

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EXHIBIT D

INITIAL MEMBERS OF THE JSC

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EXHIBIT E

INITIAL JOINT DEVELOPMENT PLAN

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EXHIBIT F

INITIAL JOINT DEVELOPMENT PLAN OUTSTANDING ISSUES

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EXHIBIT G

INITIAL SHARED TERRITORY COMMERCIALIZATION PLAN AND BUDGET

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EXHIBIT H

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INTERNATIONAL ANTI-BRIBERY AND ANTI-CORRUPTION PROCEDURE

{To be provided by Partner on or after the Effective Date}

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EXHIBIT I

COMPLIANCE CERTIFICATE

Pursuant to Section 5.8 of the Agreement, each Party shall certify to the other Party that:

1.	It has been provided with a copy of Pfizer’s International Anti-Bribery and Anti-Corruption Procedure; and

2.	In connection with this Agreement, it has not made any payments or provided any benefit to a Government Official, as defined in Pfizer’s International Anti-Bribery and Anti-Corruption Principles, to induce such Government Official to make any governmental act or decision to help the Parties obtain or retain business and have not made a payment or offered any item or benefit, regardless of values as improper inducement for such Government Official to approve reimburse, prescribe, or purchase a Product, to influence the outcome of a Clinical Trial, or other wise improperly to benefit the Collaboration.

[Company Name]

Name: _______________________

Title: ________________________

Date: ________________________

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EXHIBIT J

LIST OF MEDIVATION PATENTS

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EXHIBIT K

JOINT PRESS RELEASE

For immediate release	Contact:

PFIZER AND MEDIVATION ENTER INTO GLOBAL AGREEMENT TO CO-DEVELOP AND

MARKET DIMEBON FOR THE TREATMENT OF ALZHEIMER’S AND HUNTINGTON’S

DISEASES

— Medivation to Host Conference Call/Webcast Today at 8:30 a.m. Eastern Time —

NEW YORK, NY and SAN FRANCISCO, CA, September 3 – Pfizer Inc (NYSE: PFE) and Medivation, Inc.(NASDAQ: MDVN) announced today that they have entered into an agreement to develop and commercialize Dimebon, Medivation’s investigational drug for treatment of Alzheimer’s disease and Huntington’s disease. Dimebon currently is being evaluated in an international, confirmatory Phase III trial in patients with mild-to-moderate Alzheimer’s disease (www.connectionstudy.com).

Under the terms of the agreement, Medivation will receive an up-front cash payment of $225 million. Medivation also is eligible to receive payments of up to $500 million upon the attainment of development and regulatory milestones plus additional undisclosed commercial milestone payments. Medivation and Pfizer will collaborate on the Phase III program in Alzheimer’s disease, Huntington’s disease development and regulatory filings in the United States. The companies will share all U.S. development and commercialization expenses along with U.S. profits/losses on a 60 percent/40 percent basis, with Pfizer assuming the larger share of both expenses and profit/losses. In addition, Medivation will co-promote Dimebon to specialty physicians in the U.S.

Pfizer will have responsibility for development, regulatory and commercialization outside the U.S. and will pay Medivation royalties on commercial sales outside of the U.S. The agreement is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. J.P. Morgan served as financial advisor, and Cooley Godward Kronish LLP served as legal advisor, to Medivation on this transaction.

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Alzheimer’s disease leads to the death of brain cells and the loss of nerve connections in areas of the brain that govern memory, thinking and behavior. Alzheimer’s disease gradually destroys a person’s memory and ability to learn, reason, make judgments, communicate and carry-out daily activities. No currently marketed Alzheimer’s disease drug appears to stop brain cell death and prevent or restore lost nerve connections.

Dimebon is an orally-available, small molecule that has been shown to inhibit brain cell death in preclinical models relevant to Alzheimer’s disease and Huntington’s disease, making it a potential treatment for these and other neurodegenerative conditions. Based on preclinical data generated to date, Dimebon appears to improve the function of mitochondria, the energy generators in cells that play a vital role in governing brain cell health, growth and overall function. Dimebon also has been shown to stimulate the outgrowth of nerves from brain cells, or neurites, a process that is believed to play an important role in restoring or generating new brain cell connections.

“With more than 18 million people worldwide suffering from the debilitating and ultimately fatal effects of Alzheimer’s disease, Pfizer has made this devastating illness one of our highest priorities,” said Dr. Martin Mackay, president, Pfizer Global Research and Development. “We are working to develop new medicines that improve memory and halt or significantly slow the disease’s progression. We look forward to collaborating with Medivation to bring Dimebon to patients as rapidly as possible.”

“After a rigorous process that garnered substantial interest, we believe that Pfizer is the ideal partner, sharing our vision for Dimebon and capable of maximizing its potential globally,” said Dr. David Hung, president and chief executive officer of Medivation. “As one of the leaders in Alzheimer’s disease, Pfizer is an optimal partner because of its extensive experience developing new medicines; its marketing and commercialization track record; and, its significant global capability to effectively reach primary care physicians, who today prescribe the vast majority of Alzheimer’s disease medications in the U.S.”

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About Dimebon’s Clinical Program

Results from the first pivotal trial of Dimebon in Alzheimer’s disease showed that patients treated with Dimebon experienced statistically significant improvements compared to placebo in key aspects of the disease — memory and thinking, activities of daily living, behavior and overall function. Dimebon’s benefit over placebo continued to increase throughout the 12-month treatment period. At the end of 12 months, Dimebon-treated patients were on average functioning as well or better than they had been at the start of the study on each of 5 clinical endpoints. These results were published in the July 19, 2008 issue of The Lancet, and are noteworthy as untreated Alzheimer’s patients progressively deteriorate over time in these areas.

On July 7, 2008, Medivation announced positive safety and efficacy results from its Phase 2 trial of Dimebon in Huntington’s disease, which was conducted in collaboration with the Huntington Study Group. Dimebon appeared to be well tolerated and showed statistically significant benefit versus placebo in cognition as measured by the Mini-Mental State Examination, a secondary endpoint in the study.

Conference Call Information

Medivation will hold a conference call today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss this announcement. To participate in the conference call, please dial 8xxx-xxx-xxxx for domestic callers and xxx-xxx-xxxx for international callers. In addition, this call is being Webcast and can be accessed at Medivation’s website at www.medivation.com.

About Pfizer Inc

Founded in 1849, Pfizer is the world’s largest research-based pharmaceutical company. Pfizer is taking new approaches to advancing better health as it discovers, develops, manufactures and delivers quality, safe and effective prescription medicines to treat and help prevent disease for both people and animals. Pfizer also partners with healthcare providers, governments and local communities around the world to expand access to medicines and to provide better quality health care and health system support. For more information visit www.pfizer.com

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

About Medivation

Medivation, Inc. is a biopharmaceutical company focused on the rapid development of novel small molecule drugs to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their caregivers. The Company’s current clinical development program includes a pivotal and confirmatory Phase 3 trial of Dimebon in Alzheimer’s disease and a Phase 1-2 clinical trial of MDV3100 in patients with castration-resistant (also known as hormone-refractory) prostate cancer. Medivation recently announced that it plans to continue further development of Dimebon in patients with mild-to-moderate Huntington’s disease based on the positive results seen in its Phase 2 trial. For more information, please visit us at http://www.medivation.com.

Forward Looking Statements

Pfizer Forward Looking Statements: The information contained in this release is as of September 3, 2008. Pfizer assumes no obligation to update any forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information about an agreement between Pfizer and Medivation to develop and commercialize a product candidate, Dimebon, including its potential benefits, that involves substantial risks and uncertainties. Such risks and uncertainties include, among other things, the satisfaction of conditions to closing the agreement; the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve any drug applications that may be filed for Dimebon as well as their decisions regarding labeling and other matters that could affect its availability or commercial potential; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in its reports on Form 10-Q and Form 8-K.

Medivation Forward Looking Statements: This press release contains forward-looking statements, including statements regarding future clinical development plans and milestones, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Medivation’s actual results to differ significantly from those projected, including, without limitation, risks related to progress, timing and results of Medivation’s clinical trials, difficulties or delays in obtaining regulatory approval, enrollment of patients in Medivation’s clinical trials, partnering of Medivation’s product candidates, manufacturing of Medivation’s product candidates, competition with Medivation’s product candidates should they receive marketing approval, the adequacy of Medivation’s financial resources, unanticipated expenditures or liabilities, intellectual property matters, and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q filed August 11, 2008 with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Medivation disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

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